    As filed with the Securities and Exchange Commission on April 26, 2002
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               -----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                        Coast Hotels and Casinos, Inc.
            (Exact name of registrant as specified in its charter)

          Nevada                     7011                   88-0345706
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of             Industrial            Identification No.)
     incorporation or         Classification Code
       organization)                Number)

                              Coast Resorts, Inc.
            (Exact name of registrant as specified in its charter)

          Nevada                     6719                   88-0345704
      (State or other          (Primary Standard
      jurisdiction of             Industrial
     incorporation or         Classification Code        (I.R.S. Employer
       organization)                Number)             Identification No.)

                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                (702) 365-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                              MICHAEL J. GAUGHAN
                     Chairman and Chief Executive Officer
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                (702) 365-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                               -----------------
                                  Copies to:
                            KAREN E. BERTERO, ESQ.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000
                               -----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________
                               -----------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           Proposed        Proposed
                                                              Amount       Maximum          Maximum       Amount of
                                                              to be     Offering Price     Aggregate     Registration
    Title of Each Class of Securities to be Registered      Registered   Per Security  Offering Price(1)    Fee(1)
---------------------------------------------------------------------------------------------------------------------
9 1/2% Senior Subordinated Notes Due 2009................. $100,000,000       100%         $100,000,000      $9,200
---------------------------------------------------------------------------------------------------------------------
Guarantee of the 9 1/2% Senior Subordinated Notes Due 2009 $100,000,000      None(2)         None(2)         None(2)
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) of the Securities Act.
(2) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the Guarantee.
                               -----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

              PROSPECTUS                   SUBJECT TO COMPLETION,
                                             DATED APRIL 26, 2002
                                 $100,000,000


[LOGO] COAST HOTELS & CASINOS, INC.
                               Offer To Exchange
                       $100,000,000 Principal Amount of
                 Our 91/2% Senior Subordinated Notes Due 2009
              Which Have Been Registered Under The Securities Act
                                      For
                        Any And All Of Our Outstanding
                       $100,000,000 Principal Amount of
        91/2% Senior Subordinated Notes Due 2009 issued March 19, 2002
                 (CUSIP No. 19035CAE2 and CUSIP No. U19088AA8)

        ----------------------------------------------------------------
        The Exchange Offer Will Expire at 5:00 p.m., New York City Time,
                       on       , 2002, Unless Extended.
        ----------------------------------------------------------------

   We are offering to exchange our 91/2% Senior Subordinated Notes Due 2009 which have been registered under the Securities Act, as amended, for any and all $100,000,000 principal amount of our outstanding 91/2% Senior Subordinated Notes Due 2009 issued on March 19, 2002 as additional notes under our indenture dated as of March 23, 1999, as amended. In addition to the additional notes issued on March 19, 2002, we have outstanding $225,000,000 principal amount of 91/2% Senior Subordinated Notes Due 2009. The exchange notes will be of the same series as the outstanding $225,000,000 principal amount of notes.

THE EXCHANGE NOTES
  . The terms of the registered exchange notes to be issued are substantially identical to the terms of the outstanding additional notes that we issued on March 19, 2002, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding additional notes which will not apply to the exchange notes.
  . Interest on the exchange notes accrues at the rate of 91/2% per year, payable in cash every six months on April 1 and October 1, with the first payment on the April 1 or October 1 that first follows consummation of the exchange offer.
  . We may redeem any of the exchange notes beginning on April 1, 2004 at an initial redemption price of 104.75% of their principal amount plus accrued interest.
  . The exchange notes will rank equally with all of our other unsecured senior subordinated indebtedness and will be junior to our senior indebtedness. The exchange notes are guaranteed on a senior subordinated basis by Coast Resorts, Inc., our parent company.
  .   We do not intend to list the exchange notes on any securities exchange.

MATERIAL TERMS OF THE EXCHANGE OFFER
  .   The exchange offer expires at 5:00 p.m., New York City time, on
                , 2002, unless extended.
  . All outstanding additional notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act.
  . Tenders of outstanding additional notes may be withdrawn at any time prior to the expiration of the exchange offer.
  . The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on March 19, 2002 with the placement agents for the outstanding additional notes and Coast Resorts, Inc.
  . We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.
                               -----------------
        For a discussion of risks that should be considered by holders in deciding whether to tender outstanding additional notes in the exchange offer, see "Risk Factors"
                         beginning on page 11.
                               -----------------
   None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission or the Nevada State Gaming Control Board has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                               -----------------
   The exchange offer is not being made to, nor will we accept surrender for exchange from, holders of outstanding additional notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.
                               -----------------
              The date of this prospectus is April       , 2002.

   This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to investors in the notes upon written or oral request. Requests should be made to:

                        Attn.: Chief Financial Officer
                        Coast Hotels and Casinos, Inc.
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                (702) 365-7000

   The exchange offer is expected to expire on       , 2002 and investors must
make their investment decisions by this expiration date. Therefore, in order to obtain timely delivery of the requested information, we must receive your
request by       , 2002, or the date that is no later than five business days before the expiration date. See "Available Information and Incorporation by Reference."

                               TABLE OF CONTENTS

                                  Page                                 Page
                                  ----                                 ----
    AVAILABLE INFORMATION AND            BUSINESS.....................  40
      INCORPORATION BY REFERENCE.  ii    NEVADA REGULATION
    FORWARD-LOOKING STATEMENTS... iii      AND LICENSING..............  45
    SUMMARY......................   1    DESCRIPTION OF SENIOR SECURED
    RISK FACTORS.................  11      CREDIT FACILITY............  49
    THE EXCHANGE OFFER...........  20    DESCRIPTION OF THE NOTES.....  50
    USE OF PROCEEDS..............  29    CERTAIN U.S. FEDERAL TAX
    CAPITALIZATION...............  29      CONSIDERATIONS.............  94
    SELECTED HISTORICAL FINANCIAL        PLAN OF DISTRIBUTION.........  94
      DATA.......................  30    LEGAL MATTERS................  95
    MANAGEMENT'S DISCUSSION AND          EXPERTS......................  95
      ANALYSIS OF FINANCIAL              INDEX TO FINANCIAL STATEMENTS F-1
      CONDITION AND RESULTS OF
      OPERATIONS.................  31

                               -----------------

             AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

   We filed a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act to register the exchange notes to be issued in this exchange offer. As allowed by the Commission's rules, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits. As a result, the statements made in this prospectus concerning the contents of a contract, agreement or other document are not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

   We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (202) 942-8090 for further information on the public reference rooms. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

   We are incorporating by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002, and any additional documents we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange of the outstanding additional notes for the exchange notes. This means that we are disclosing important information to you by referring you to those documents, and the information incorporated by reference is considered to be part of this prospectus. This additional information is a part of this prospectus from the date of filing those documents. When we file information with the Commission in the future, that information will automatically update and supersede the information included or incorporated by reference in this prospectus.

   You may request a free copy of these filings, including the documents listed below, by writing or telephoning us at the following address:

                        Attn.: Chief Financial Officer
                        Coast Hotels and Casinos, Inc.
                          4500 West Tropicana Avenue
                            Las Vegas, Nevada 89103
                                (702) 365-7000

   The exchange notes will be issued pursuant to an indenture which requires that we furnish to holders of the notes annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

   You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus regardless of the time of delivery of this prospectus. You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. We are offering the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted.

                          FORWARD-LOOKING STATEMENTS

   The prospectus includes "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business, strategies and financing plans under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus or the documents incorporated by reference in this prospectus are forward-looking statements. In addition, in those and other portions of this prospectus, the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, the following factors:

  .   increased competition, both in Nevada and other states, including
      California;

  . dependence on the Las Vegas area and Southern California for a majority of our customers;

  . uncertainties associated with construction projects, including the related disruption of operations and the availability of financing, if necessary;

  . substantial leverage and uncertainty that we will be able to service our debt;

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies;

  .   uncertainties related to the economy;

  . the impact on the travel and leisure industry, and Las Vegas in particular, of the September 11, 2001 terrorist attacks and the United States' response to the attacks; and

  . uncertainties related to the cost and/or availability of electricity and natural gas.

   For information with respect to these and other factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors." Potential investors in the notes are urged to consider these factors carefully in evaluating the forward-looking statements, contained or incorporated by reference in this prospectus.

   All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

                                    SUMMARY

   This is a summary and it does not contain all the information that may be important to you. You should read this entire prospectus carefully before you decide whether to participate in the exchange offer. In this prospectus, "Coast Hotels," "we," "us," and "our" refer to Coast Hotels and Casinos, Inc., and "Coast Resorts" refers to Coast Resorts, Inc., a Nevada corporation, our sole stockholder.

                                  The Company

   We own and operate four Las Vegas hotel-casinos:

  . The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

  . The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which opened in September 2000, is located near Summerlin in the west end of the Las Vegas valley, approximately nine miles from the Las Vegas Strip.

  . The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

   The following chart provides certain information about our properties as of March 31, 2002:

                                     Casino      Slots and
       Property      Hotel Rooms Square Footage Video Poker Gaming Tables
       --------      ----------- -------------- ----------- -------------
       The Orleans..     840        140,000        2,764         64
       Gold Coast...     712         82,000        1,864         44
       Suncoast.....     419         82,000        2,319         50
       Barbary Coast     197         30,000          610         36

Business Strategy

   Our business and marketing strategy is to attract gaming customers to our casinos by offering consistently high quality gaming, hotel, entertainment and dining experiences at affordable prices. We emphasize attracting and retaining repeat customers. Our primary target market for The Orleans, the Gold Coast and the Suncoast consists of value-oriented local middle-market customers who gamble frequently. The Barbary Coast's customer base is primarily composed of visitors to the Las Vegas area.

   While a significant portion of our customers are local residents, the same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds on slot and video poker machines and lower minimum wager limits on our table games than those traditionally found at Strip casinos. In addition to the growing local resident market, Las Vegas is one of the fastest growing entertainment markets in the United States.

   We believe that the most important factors in successfully operating our casinos are convenient locations with easy access, a friendly atmosphere, a value-oriented approach and high quality entertainment and amenities. Additionally, we offer Las Vegas visitors spacious, well-appointed and competitively priced guest rooms.

  . Convenient, Strategic Locations. The Orleans and the Gold Coast are easily accessible and offer ample parking, providing our customers with convenient alternatives to the congestion on the Strip. The Suncoast has a suburban location conveniently located adjacent to the fast-growing Summerlin master-planned community. The Barbary Coast is located on the corner of the Strip and Flamingo Road.

  . Friendly Atmosphere. A key element of our strategy is to provide patrons with friendly, personal service that is designed to foster customer loyalty and generate repeat business. Locals appreciate a friendly, casual gaming environment where employees make them feel at home.

  . Value. We offer value to our gaming patrons by providing slot and video poker machines with better odds than those traditionally found at Strip casinos. Locals' perception of value is also influenced by such things as slot clubs that reward frequent play. We also offer value in our many restaurants and bars, where patrons are served their favorite beverages and generous portions of quality food at attractive prices.

  . Entertainment, Movie Theaters and Amenities. We believe we compete effectively with other locals-oriented casinos by offering amenities and entertainment that our customers demand and that accentuate the perception of value for our customers. Our properties offer a number of amenities that generate significant foot traffic through our casinos, including movie theaters, bowling centers, quality restaurants and a variety of musical entertainment.

  . Tourist Customers. Las Vegas is one of the fastest growing entertainment markets in the United States. The same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds and lower minimum wager limits than those traditionally found at Strip casinos. Additionally, our casinos are strategically situated to benefit from the growing visitor market, with the Gold Coast and The Orleans each located within two miles of the Strip and the Barbary Coast located at one of the busiest corners on the Strip.

Casino Properties

   The Orleans. The Orleans is strategically located on Tropicana Avenue, a short distance from the Las Vegas Strip and McCarran International Airport. The Orleans provides an upscale, off-Strip experience in an exciting New Orleans French Quarter-themed environment.

   The Orleans features an approximately 140,000 square foot casino, including approximately 2,764 slot machines, 64 table games, a keno lounge, a poker parlor and race and sports books. The Orleans has 840 hotel rooms, 18 "stadium seating" first-run movie theaters, a 70-lane bowling center, approximately 40,000 square feet of banquet and meeting facilities, including an approximately 17,000 square foot grand ballroom, six full-service restaurants and a multi-station buffet, specialty themed bars, a swimming pool, a barber shop, a child care facility, a video arcade, a beauty salon and approximately 6,000 parking spaces. The Orleans also includes an 850-seat theater that features headliner entertainment and other special events that distinguishes us from most other locals casinos in Las Vegas and allows us to attract more tourists who would otherwise gamble at Strip casinos.

   In January 2001, we commenced an approximately $150.0 million expansion of The Orleans. The project is expected to be paid for with operating cash flows and borrowings under our senior secured credit facility and is expected to be completed in phases through the second quarter of 2003. Featured in the expansion are an additional 40,000 square feet of new gaming area and public space, a multi-purpose special-events arena, an approximately 600-room hotel tower, a 2,600-car parking garage, six additional movie theaters, two restaurants and an Irish pub. Through March 31, 2002, we had spent approximately $85.1 million and had opened the two restaurants, the Irish pub, the movie theaters, the parking garage and approximately 35,000 of the additional 40,000 square feet of new gaming area and public space.

   Gold Coast. The Gold Coast is located on West Flamingo Road approximately one mile west of the Las Vegas Strip and one-quarter mile west of Interstate 15, the major highway linking Las Vegas and Southern California, offering easy access from all four directions in the Las Vegas valley.

   The Gold Coast features an approximately 82,000 square foot casino, including approximately 1,864 slot machines, 44 table games, a keno lounge, a 160-seat race and sports book and a 700-seat bingo parlor. Our eleven-story tower includes 712 hotel rooms and suites and a swimming pool with a covered bar. The Gold Coast features four full-service restaurants, a multi-station buffet restaurant, a fast-food restaurant, a snack bar and an ice cream parlor. Entertainment amenities include a 70-lane bowling center, approximately 16,000 square feet of banquet and meeting facilities, four bars, an entertainment lounge and a showroom/dance hall featuring live musical entertainment. Other amenities include a gift shop, a liquor store, a travel agency, an American Express office, a Western Union office, a beauty salon, a barber shop, a child care facility and approximately 3,000 parking spaces.

   In the fourth quarter of 2000, we commenced an approximately $60.0 million expansion and remodel of the Gold Coast. The project is expected to be paid for with operating cash flows and borrowings under our senior secured credit facility and is expected to be completed in phases through the third quarter of 2002. The expansion features a multi-station buffet, a sports bar, an Asian-themed restaurant and an Italian restaurant, a 1,200-car parking garage and expanded porte cochere, 16,000 square feet of additional meeting space, 20,000 square feet of new gaming area and a new bingo parlor, the conversion of our old bingo parlor into a ballroom, the renovation of our standard hotel guest rooms and the redesign of most of the Gold Coast's public areas. Through March 31, 2002, we had spent approximately $38.8 million and had opened the multi-station buffet, the sports bar, the restaurants and 6,000 square feet of the 16,000 square feet of additional meeting space and we had substantially completed the redesign of the public areas.

   Suncoast. The Suncoast serves one of the fastest growing areas of the Las Vegas valley and is located on approximately 50 acres in Peccole Ranch, a master-planned community adjacent to Summerlin. The Suncoast is strategically located at the intersection of Rampart Boulevard and Alta Drive, readily accessible from most major points in Las Vegas, including downtown (approximately eight miles) and the Strip (approximately nine miles).

   The Suncoast is a Mediterranean-themed facility featuring approximately 82,000 square feet of casino space, including approximately 2,319 slot machines, 50 table games, a 150-seat race and sports book and a 600-seat bingo parlor. The Suncoast has 419 spacious hotel rooms and suites, including 216 rooms constructed in 2001, approximately 25,000 square feet of banquet and meeting facilities, 16 "stadium seating" movie theaters, four full-service restaurants, a multi-station buffet, a 64-lane bowling center, a new swimming pool and approximately 6,000 parking spaces.

   Barbary Coast. The Barbary Coast is located at the intersection of Flamingo Road and Las Vegas Boulevard, one of the busiest intersections on the Strip, along with Caesars Palace, Bally's Las Vegas and Bellagio. Historically, the Barbary Coast has relied on foot traffic on the Las Vegas Strip for a significant amount of its revenues. As a result, the Barbary Coast's customer base is primarily visitors to the Las Vegas area. In addition to its favorable location on the Strip, the Barbary Coast has also benefited from its more intimate gaming atmosphere, allowing it to develop a loyal base of table games and slot customers.

   The Barbary Coast features an approximately 30,000 square foot casino, including approximately 610 slot machines, 36 table games, a race and sports book and other amenities. Our eight-story tower includes 197 spacious rooms and suites. The Barbary Coast is furnished and decorated in an elegant turn-of-the-century Victorian theme and includes three bars and three restaurants: Michael's gourmet restaurant, Drai's on the Strip (leased to and operated by a third party) and the Victorian Room.

                               -----------------

   We are a Nevada corporation and a wholly-owned subsidiary of Coast Resorts, Inc. Our principal executive office is located at 4500 West Tropicana Avenue, Las Vegas, Nevada 89103 and our telephone number is (702) 365-7000. You may obtain additional information about us at our website, www.coastcasinos.com.

                              The Exchange Offer


The Exchange Offer..........  Up to $100,000,000 aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of the outstanding additional notes issued on March 19, 2002. The terms of the exchange notes and the outstanding additional notes are substantially identical. Outstanding additional notes may be tendered for exchange in whole or in part in any integral multiple of $1,000. We are making the exchange offer in order to satisfy our and Coast Resorts' obligations under the registration rights agreement relating to the outstanding additional notes. For a description of the procedures for tendering the outstanding additional notes, see "The Exchange Offer -- Procedures for Tendering Outstanding Notes."


Expiration Date.............  5:00 p.m., New York City time,             ,
                              2002, unless the exchange offer is extended, in which case the expiration date will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer -- Terms of the
                              Exchange Offer."

Conditions to the Exchange
  Offer.....................  The exchange offer is subject to customary conditions described under "The Exchange Offer -- Conditions to the Offer," some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding additional notes being tendered. We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

                              . to delay the acceptance of the outstanding additional notes for exchange;

                              . to terminate the exchange offer if one or more specific conditions have not been satisfied;

                              . to extend the expiration date of the exchange offer and retain all outstanding additional notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding additional notes to withdraw their tendered outstanding additional notes; or

                              . to waive any condition or otherwise amend the terms of the exchange offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of outstanding additional notes may be withdrawn at any time on or prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer -- Withdrawal of Tenders."

Procedures for Tendering
  Outstanding Notes.........  Tendering holders of outstanding additional notes must complete and sign a letter of transmittal in accordance with the instructions contained in the letter of transmittal. Tendering holders must forward the completed letter of transmittal by mail, facsimile or hand delivery, together with any other required documents, to the exchange agent, or must submit to the exchange agent the outstanding additional notes you are tendering or comply with the specified procedures for guaranteed delivery of outstanding additional notes. Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your outstanding additional notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact your nominee holder promptly if you wish to tender outstanding additional notes pursuant to the exchange offer. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes."

                              Letters of transmittal and certificates
                              representing outstanding additional notes should not be sent to us or to Coast Resorts. Those documents should be sent only to the exchange agent. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The Exchange Offer -- Exchange Agent" and in the letter of transmittal.

Acceptance of Outstanding
  Notes and Delivery of
  Exchange Notes............  Upon consummation of the exchange offer, we will accept any and all outstanding additional notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the outstanding additional notes. See "The Exchange Offer -- Terms of the Exchange Offer."

Resales of Exchange Notes...  We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:


                              . you are acquiring the exchange notes in the ordinary course of business;


                              . you are not participating in a distribution of the exchange notes; and

                              . you are not an "affiliate" of Coast Hotels and Casinos, Inc., as the term is defined in Rule 144A under the Securities Act.

                              Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                              If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

                              Each broker-dealer that receives exchange notes for its own account in exchange for outstanding additional notes which were acquired by the broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The Exchange Offer -- Resales of the Exchange Notes."

Exchange Agent..............  The exchange agent with respect to the exchange offer is U.S. Bank National Association. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The Exchange Offer -- Exchange Agent" and in the letter of transmittal.

Use of Proceeds.............  Neither we nor Coast Resorts will receive any cash proceeds from the issuance of the exchange notes offered hereby.

Certain United States
  Federal Income Tax
  Considerations............  You should review the information set forth under
                              "Certain U.S. Federal Tax Considerations" prior to tendering outstanding additional notes in the exchange offer.

                          TERMS OF THE EXCHANGE NOTES

   The exchange offer applies to an aggregate principal amount of $100,000,000 of the outstanding additional notes. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding additional notes, except:

  . the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer;

  . holders of the exchange notes will not be entitled to any liquidated damages under the registration rights agreement relating to the outstanding additional notes; and

  . holders of the exchange notes will not be, and upon consummation of the exchange offer, holders of the outstanding additional notes will no longer be, entitled to specific rights under the registration rights agreement for the outstanding additional notes intended for the holders of unregistered securities.

   The exchange notes will be part of the same series as $225,000,000 principal amount of notes outstanding prior to the issuance of the additional oustanding notes and previously exchanged in exchange offers comparable to this one.

   The exchange notes will be our obligations entitled to the benefits of the indenture. See "Description of the Notes."

Risk Factors

   See "Risk Factors" for a discussion of factors that should be considered with respect to an investment in the notes.

                                 THE OFFERING

Exchange Notes Offered......  $100,000,000 aggregate principal amount of 91/2%
                              Senior Subordinated Notes.The exchange notes will be issued under the same indenture and have the same terms as our outstanding $225.0 million principal amount of 91/2% Senior Subordinated Notes and the $100.0 million principal amount of outstanding additional notes. See "Description of the Notes."

Maturity....................  April 1, 2009.

Interest Payment Dates......  Interest will be payable on April 1 and October 1 of each year, beginning on the first April 1 or October 1 following the consummation of the exchange offer.

Optional Redemption.........  We may redeem all or some of the exchange notes, beginning on April 1, 2004, at the redemption prices listed in the section "Description of the Notes" under the heading "Optional Redemption."

Gaming Redemption...........  If any state, federal or local body having authority to regulate our gaming operations notifies a holder or beneficial owner of the exchange notes that the holder or owner must obtain a license, qualification or finding of suitability under an applicable gaming law and either the person does not apply for the license, qualification or finding of suitability within 30 days or any shorter period required by the gaming authority or the person will not be licensed, qualified or found suitable under an applicable gaming law, then we may require the person to dispose of its exchange notes within a specified period of time or redeem the person's exchange notes at a price equal to 100% of the principal amount thereof, plus accrued interest. See "Description of the Notes -- Gaming Redemption."

Mandatory Offers to
  Repurchase................  If we experience specific kinds of changes of control or, under certain circumstances, if we sell assets, we must offer to repurchase the exchange notes at the prices listed in the section "Description of the Notes."

Ranking.....................  The exchange notes will be unsecured senior subordinated indebtedness and will be
                              subordinated to all of our senior indebtedness, including borrowings under our senior secured credit facility.

Guarantee...................  The exchange notes will be guaranteed on an unsecured senior subordinated basis by Coast
                              Resorts. See "Description of the Notes -- Parent Guarantee and Subsidiary Guarantees."

Basic Covenants of the
  Indenture.................  The terms of the outstanding additional notes do, and the exchange notes will, restrict our ability to, among other things: borrow money; pay dividends or make distributions on our stock; make investments; create liens; enter into transactions with affiliates; sell assets; and merge, consolidate or sell substantially all of our assets.

Registration Rights.........  We are obligated to consummate an exchange offer for the outstanding additional notes pursuant to an effective registration statement or cause to become effective a shelf registration statement for resales of the notes. If these events have not occurred by September 19, 2002, the interest rate on the notes will increase by .5% from that date until the exchange offer is consummated or the shelf registration statement is declared effective. Holders who do not participate in the exchange or in the registration may hold a less liquid security than holders who do participate.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                 Years Ended December 31,
                                                    --------------------------------------------------
                                                    1997(1)   1998(1)   1999(1)   2000(1)(2)   2001
                                                    --------  --------  --------  ---------- ---------
                                                             (in thousands, except ratio data)
Statements of Operations Data:
Net operating revenues............................. $292,360  $328,824  $358,324  $ 408,925  $ 517,984
Departmental operating expenses(3).................  195,677   205,565   216,082    237,796    295,036
General and administrative.........................   54,351    55,879    60,445     69,408     91,511
Land leases........................................    2,100     3,190     3,770      3,396      5,060
Deferred rent......................................    2,378     3,198     2,918      2,538      3,538
Pre-opening expenses...............................       --        --       235      6,161         --
Depreciation and amortization......................   18,278    20,607    21,613     25,375     36,549
                                                    --------  --------  --------  ---------  ---------
Operating income...................................   19,576    40,385    53,261     64,251     86,290
Interest expense, net(4)...........................  (25,228)  (26,570)  (21,441)   (22,973)   (29,182)
Gain (loss) on disposal of assets..................      919       168      (192)       (60)    (1,815)
                                                    --------  --------  --------  ---------  ---------
Income (loss) before income taxes and extraordinary
  item.............................................   (4,733)   13,983    31,628     41,218     55,293
Income taxes.......................................   (1,401)    5,225    10,382     14,268     18,815
Extraordinary item -- loss on early retirement of
  debt, net of tax benefit ($14,543)...............       --        --   (27,007)        --         --
                                                    --------  --------  --------  ---------  ---------
Net income (loss).................................. $ (3,332) $  8,758  $ (5,761) $  26,950  $  36,478
                                                    ========  ========  ========  =========  =========
Other Data:
EBITDA(5).......................................... $ 40,232  $ 64,190  $ 78,027  $  98,325  $ 126,377
Capital expenditures...............................   57,736    15,492    49,242    176,956    112,178
Cash provided by operating activities..............   16,046    39,258    67,160     69,871     84,684
Cash used in investing activities..................  (56,666)  (15,324)  (48,805)  (176,854)  (101,725)
Cash provided by (used in) financing activities....    8,492   (11,765)  (21,334)   111,927     16,828
Ratio of earnings to fixed charges(6)..............       --      1.5x      2.2x       2.2x       2.6x

                                         As of December 31, 2001
                                         -----------------------
                                          Actual  As Adjusted(7)
                                         -------- --------------
                                             (in thousands)
               Balance Sheet Data:
               Cash and cash equivalents $ 43,347    $ 43,347
               Total assets.............  661,480     663,455
               Total debt...............  369,524     371,499
               Stockholder's equity.....  160,585     160,585

                         (Footnotes on following page)

--------
(1) Financial data for 1997, 1998, 1999 and 2000 has been restated to reflect the reclassification of certain cash incentives of $1,523, $3,539, $4,207 and $10,602, respectively, in connection with the adoption of Emerging Issues Task Force Issue 00-22 ("EITF 00-22"). The adoption of EITF 00-22 had no effect on net income.
(2) The Suncoast opened in September 2000.
(3) Includes casino, food and beverage, hotel and other expenses.
(4) Includes interest income of $98 (1997), $695 (1998), $450 (1999), $470
    (2000) and $405 (2001) and capitalized interest of $1,016 (1997), $58
    (1998), $612 (1999), $4,511 (2000) and $1,048 (2001).
(5) "EBITDA" means earnings before interest, taxes, depreciation, amortization, deferred (non-cash) rent expense, other non-cash expenses and certain non-recurring items, including pre-opening expenses and gains and losses on disposals of assets (for all periods presented, the only non-cash expense was deferred rent and the only non-recurring items were pre-opening expenses and gains and losses on disposal of assets and extraordinary loss on retirement of debt). EBITDA is defined in our senior secured credit facility and in the indenture governing the 91/2% Senior Subordinated Notes. EBITDA is presented as supplemental disclosure because the calculation of EBITDA is necessary to determine our compliance with certain covenants under these financing agreements and because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to a similarly titled measure presented by other companies.
(6) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes and extraordinary item, amortization of capitalized interest and fixed charges less interest capitalized during the period. "Fixed charges" consist of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense, which management believes is representative of the interest component of lease expense (primarily comprised of rent expense associated with The Orleans, the Barbary Coast and Suncoast land leases). For fiscal year 1997, earnings were insufficient to cover fixed charges by $5,531. Accordingly, such ratio has not been presented.
(7) As adjusted to reflect the issuance of the additional notes on March 19, 2002, and the use of net proceeds of $103.0 million to repay borrowings under the senior secured credit facility as if it had occurred on December 31, 2001.

                                 RISK FACTORS

Before you invest in the notes, you should carefully consider the following factors in addition to the other information contained in this prospectus.

Substantial Indebtedness -- Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under these notes.

   We have a substantial amount of indebtedness. The following chart shows certain important credit statistics and is presented showing the actual amounts and the amounts as adjusted, assuming we had completed the offering of the additional notes as of the dates or at the beginning of the periods specified below and used the net proceeds of $103.0 million from the issuance of the outstanding additional notes to reduce the outstanding borrowings under the senior secured credit facility:

                                       As of December 31, 2001
                                       -----------------------
                                         Actual    As Adjusted
                                        --------   -----------
                                           (in thousands,
                                         except ratio data)
                  Total debt.......... $369,524     $371,499
                  Stockholder's equity $160,585     $160,585
                  Debt to equity ratio     2.3x         2.3x

                                                    Year Ended
                                                December 31, 2001
                                                ------------------
                                                Actual As Adjusted
                                                ------ -----------
             Ratio of earnings to fixed charges  2.6x     2.4x

   The indenture allows us to borrow a significant amount of additional money. See "Description of the Notes -- Certain Covenants."

   Our substantial indebtedness could have important consequences to you, including:

  .   making it more difficult for us to pay our debts, including these notes;

  .   increasing our vulnerability to economic and industry conditions;

  . requiring us to dedicate a substantial portion of our cash flow to payments on our indebtedness, thereby reducing amounts available for working capital, capital expenditures, property development costs and other general corporate purposes;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . placing us at a competitive disadvantage compared to our competitors that have less debt; and

  .   limiting our ability to borrow additional funds.

   See "Description of Senior Secured Credit Facility."

Additional Borrowings Available -- Despite our significant indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

   We have a $182.0 million senior secured credit facility, advances under which may be used for capital improvements and expansions to existing properties, working capital and general corporate purposes. As of March 31, 2002, we had $64.5 million outstanding under the senior secured credit facility, and $117.5 million available for borrowing as additional senior debt under our senior secured credit facility. All of the borrowings under the senior secured credit facility are senior to the notes.

   In addition to amounts that may be borrowed under the senior secured credit facility, the indenture also allows us to borrow money for capital improvements and expansions to existing properties. If new debt is added to our current debt levels, the related risks that we now face could intensify. See
"Capitalization," "Description of Senior Secured Credit Facility" and "Description of the Notes -- Certain Covenants."

Ability to Service Debt and Liquidity -- We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

   Our ability to make payments on and to refinance our debt, including the notes and the senior secured credit facility, and to fund planned capital expenditures, including our planned expansions and remodel of The Orleans and the Gold Coast will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

   We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs including our planned expansions and remodel, as well as maintenance of our hotel-casinos and future developments. We may need to refinance all or a portion of our indebtedness, including these notes and the senior secured credit facility, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including these notes and our senior secured credit facility, on commercially reasonable terms or at all.

Subordination -- Your right to receive payments on these notes will be junior to our senior secured credit facility and possibly all of our future borrowings. The guarantee of these notes is junior to all of Coast Resorts' indebtedness and possibly to all its future borrowings.

   The outstanding additional notes are, and the exchange notes will be, junior to all of our indebtedness, other than trade payables and any indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes. The guarantee of the outstanding additional notes is, and the guarantee of the exchange notes will be, junior to all of Coast Resort's indebtedness, other than trade payables and any indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the guarantee. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of our senior debt will be entitled to be paid in full before any payment will be made on the notes. In addition, upon any distribution to the creditors of Coast Resorts in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of senior debt of Coast Resorts will be entitled to be paid in full before any payment will be made on the guarantee.

   In addition, all payments on the notes and the guarantee will be blocked in the event of a payment default under the senior secured credit facility or other senior debt with a principal amount of $20.0 million or more. In addition, such payments may also be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on such senior debt.

   In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or Coast Resorts, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness or that of Coast Resorts in the assets remaining after we and Coast Resorts have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, holders of notes may not be paid in full.

   As of March 31, 2002 the notes were subordinated to $64.5 million outstanding under the senior secured credit facility, and $117.5 million was available for borrowing as additional senior debt under our senior secured credit facility. Also, the guarantee is subordinated to Coast Resorts' guarantee of amounts outstanding under the senior secured credit facility. We also will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

Encumbrances on Assets -- In addition to the notes being junior to the senior secured credit facility and possibly all of our future borrowings, these notes will not be secured by any of our assets. Further, our assets secure the senior secured credit facility and possibly other debt.

   In addition to being subordinated to all of our existing and future indebtedness, other than trade payables and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes, the outstanding additional notes are not, and the exchange notes will not be, secured by any of our or Coast Resorts' assets. Our obligations under the senior secured credit facility are secured by liens on substantially all of our assets, and the Coast Resorts' guarantee is secured by a pledge of our common stock. If we become insolvent or are liquidated, or if payment under the senior secured credit facility or of other secured obligations is accelerated, the lenders under the senior secured credit facility or the obligees with respect to the other secured obligations will be entitled to exercise the remedies available to a secured lender under applicable law and the applicable agreements and instruments. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding.

Restrictive Loan Covenants -- Restrictive covenants in the senior secured credit facility and the indenture may restrict our ability to pursue our business strategies. Our ability to comply with these restrictions depends on many factors beyond our control.

   The senior secured credit facility and indenture include certain covenants that, among other things, restrict our ability to:

  .   borrow money;

  .   pay dividends or make distributions on our stock;

  .   make investments;

  .   create liens;

  .   enter into transactions with affiliates;

  .   sell assets; and

  .   merge, consolidate and sell substantially all of our assets.

   In addition, the senior secured credit facility restricts our ability to make capital expenditures and requires us to maintain certain financial ratios, including maximum debt to EBITDA ratios and minimum fixed charge coverage ratios. All of these restrictive covenants may restrict our ability to expand or to pursue our business strategies, including refurbishing or expanding our existing casinos. Our ability to comply with these and other provisions of the indenture and the senior secured credit facility may be affected by changes in business conditions or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could cause those obligations to become due and payable. If we default, we could be prohibited from making payments with respect to the notes until the default is cured or all indebtedness under the senior secured credit facility or other senior debt is paid in full. If our indebtedness were to be accelerated, there can be no assurance that we would be able to repay it.

Risks of Delays and Cost Overruns -- We are undertaking significant expansions and remodels at The Orleans and the Gold Coast through the second quarter of 2003, which could affect our operations and financial condition.

   We face risks and uncertainties associated with our expansion and remodeling plans, including but not limited to:

  . general construction risks, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

  .   change orders and plan or specification modifications;

  . changes and concessions required by governmental or regulatory authorities;

  . delays in obtaining or inability to obtain all licenses, permits and authorizations required for the expansions and refurbishments; and

  . disruption of operations at our hotel-casinos by the construction activities.

   Costs and delays due to any of the above factors, an adverse impact on our operations due to facility disruption or any other factor associated with the planned expansions and remodels could affect our business strategy, operating results and ability to fulfill our financial obligations, including our obligations under the notes.

Competition -- Competition in the gaming industry may intensify further as gaming capacity in the marketplace is increased and new competitors emerge. This increased competition could adversely affect our business and our ability to meet our obligations under these notes.

   There is intense competition among companies in the gaming industry. The Orleans, the Gold Coast and the Suncoast compete primarily with Las Vegas hotel-casinos and non-hotel gaming facilities which target local residents. Some of these competitors have recently completed expansions or new projects, including a hotel-casino recently opened adjacent to the Gold Coast. Furthermore, there are several undeveloped properties in the immediate vicinity of The Orleans, the Gold Coast and the Suncoast on which new gaming facilities could be built. The construction of new properties and the expansion or enhancement of existing properties near our casinos could have a negative impact on our business.

   In contrast to our other casinos, the Barbary Coast competes for customers primarily with the hotel-casinos located on the Strip. The construction of new properties and the expansion or enhancement of existing properties on the Strip by competitors could materially adversely affect the Barbary Coast.

   In addition, each of our properties compete to a lesser extent with all other casinos and hotels in the Las Vegas area. A number of new hotel-casinos or expansions have opened in Las Vegas over the last several years, and several others have been announced. This additional gaming and room capacity may have a negative impact on our business.

   We also compete with other legalized forms of gaming and gaming operations in other parts of the state of Nevada and elsewhere. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. We also face competition from casinos located on Native American reservations. We believe that the development by Native Americans and other casino properties similar to those in Las Vegas in areas close to Nevada, particularly California and Arizona, could have a material adverse effect on our business and results of operations. California law permits limited Las Vegas-style gaming activities to be conducted by California Native American tribes. The governor has entered into compacts with nearly 60 tribes that allow the tribes to operate slot and video poker machines, banked card games and lotteries.

An increase in gaming in California could have a material adverse effect on our business and results of operations.

Dependence On Certain Markets -- Our hotel-casinos are highly dependent on local residents of the Las Vegas area and on customers from other parts of Nevada and Southern California. Weaker economies in these key areas could adversely affect our business and our ability to meet our obligations under these notes.

   All of our hotel-casinos are located in Las Vegas and we believe that a significant portion of our customers are Las Vegas residents. Although the economy and population of Las Vegas have grown substantially, we cannot assure you that it will continue to do so or that any growth will be at the same rate experienced in recent years or will result in improved financial performance for us. We also depend upon and draw a significant number of our customers from the rest of Nevada and Southern California. Any economic downturn in the areas from which we draw our customers could materially adversely affect our business and results of operations and our ability to pay interest and principal on the notes.

Neighborhood Casino Act -- Nevada law may restrict our ability to develop and operate any future gaming projects in Clark County.

   Nevada's Senate Bill 208, also known as SB 208 and the Neighborhood Casino Act, affects the development of any potential locations for casinos targeting Las Vegas residents. The Neighborhood Casino Act, among other things, imposes more stringent requirements for approval of new hotel-casinos in Clark County that are not located in the vicinity of the Strip and downtown Las Vegas. Sites that were designated a gaming overlay or gaming enterprise district no later than December 31, 1998 and that receive approval from the Nevada Gaming Commission (the "Nevada Commission") for a nonrestricted gaming license no later than December 31, 2002 will not be subject to the more stringent requirements of the Neighborhood Casino Act. These and other restrictions may limit our ability to develop and operate any future projects in Clark County.

Guarantee -- The guarantee of the notes does not provide significant additional assurance of payment to the holders of the notes.

   The additional notes are, and the exchange notes will be, guaranteed on a senior subordinated basis by Coast Resorts. Coast Resorts does not have any income from operations. Coast Resorts has no material assets other than our stock. Coast Resorts is not expected to generate income from operations or acquire additional assets in the near future and no assurance can be given that it will ever do so. Accordingly, the guarantee does not provide any significant additional assurance of payment to the holders of the notes.

   Enforcement of the guarantee against Coast Resorts or any future guarantors would be subject to certain defenses available to guarantors generally, and would also be subject to certain defenses available to us regarding enforcement of the notes, including, without limitation, the right to force the Trustee to exercise its remedies prior to commencement of any action on the guarantee. Coast Resorts will waive, with respect to the notes, all such defenses to the extent it may legally do so. See "Description of the Notes -- Parent Guarantee and Subsidiary Guarantees."

Fraudulent Conveyance Matters -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by the guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and was insolvent or rendered insolvent by reason of such incurrence;

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

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   In addition, any payment by the guarantor pursuant to the guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  .   it could not pay its debts as they become due.

   The indenture requires that future subsidiaries guarantee the notes. These considerations will also apply to these guarantees.

Risk Associated with Leased Property -- Most of our hotel-casinos are located on leased property. If we default on any of these leases, the lessor could terminate the lease and we may lose possession of the hotel-casino.

   We lease the land on which The Orleans, the Suncoast and the Barbary Coast are located. If we were to default on any lease, the lessor could terminate the lease and we could lose possession of the affected land and any improvements on the land, including the hotel-casinos. This would have a significant negative impact on us as we would then be unable to operate The Orleans, the Suncoast or the Barbary Coast. The land leases for the Suncoast and the Barbary Coast are with non-related third parties. The land lease for The Orleans is with The Tiberti Company, a related party.

Gaming Regulation -- Gaming authorities require that we receive and continue to receive gaming licenses and other approvals in order to conduct gaming operations. In order to comply with gaming regulations, we may require certain holders to dispose of their notes before maturity.

   Our gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board"). The Nevada Commission, the Nevada Board and the Clark County Board are collectively referred to as the "Nevada Gaming Authorities." The Nevada Gaming Authorities have broad authority regarding licensing and registration of entities and individuals involved in gaming operations, including certain of our voting security holders. The Nevada Gaming Authorities may, among other things, revoke the license of any entity licensed as a gaming corporation or the registration of any entity registered as a holding company of a gaming corporation, and they may also revoke the license of any individual licensed as an officer, director, control person or stockholder of a licensed or registered entity. If our gaming licenses were revoked for any reason, the Nevada Gaming Authorities could require the closing of any or all of our casinos, which would materially adversely affect our business and results of operations. We and certain of our officers, directors and key employees have been licensed by the Nevada Gaming Authorities.

   In addition, while we need not obtain any additional orders and approvals of the Nevada Commission to complete this exchange offer due to a prior approval obtained from the Nevada Commission, any other future public offering of our debt or equity securities, the proceeds of which are intended to be used to pay for construction of, or to acquire an interest in, any gaming facilities in Nevada, to finance the gaming operations of an affiliated company or to retire or extend obligations incurred for any such purposes, may require the prior approval of the Nevada Commission.

   Each holder of the notes is deemed to have agreed (to the extent permitted by law) that if a relevant gaming authority determines that a holder or beneficial owner of notes must be found suitable under applicable law (whether as a result of a foreclosure of our casinos or for any other reason), and if such holder or beneficial owner is not found suitable, such holder shall, upon our request, dispose of such holder's notes within 30 days after receipt of such request or such earlier date as may be ordered by the relevant gaming authority. We also will have the right to call for the redemption of notes held by any holder who is not found suitable at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the date of redemption or such earlier date as may be required by the relevant gaming authority or applicable law. See "Description of the Notes -- Gaming Redemption."

   There is no established trading market for the notes offered hereby. Therefore, the price at which a holder of notes may be required to dispose of such holder's notes cannot be predicted. See "-- Absence of Public Market," "Nevada Regulation and Licensing" and "Description of the Notes -- Gaming Redemption."

Potential Inability to Fund a Change of Control Offer -- The senior secured credit facility prohibits us from purchasing any notes. Further, we may not have sufficient assets to satisfy our obligations.

   The indenture requires us to offer to repurchase the notes upon the occurrence of specific kinds of change of control events. Certain important corporate events that would increase the level of our indebtedness, such as leveraged recapitalizations, would not constitute a "change of control" under the indenture. The senior secured credit facility generally prohibits us from purchasing any notes and also provides that specific change of control events will be a default under that agreement. Any future credit or other debt agreements to which we become a party may contain similar restrictions and provisions. If a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or we could attempt to refinance the debt that contains that prohibition. However, we cannot assure you that we will be able to obtain lender consent or refinance those borrowings. Even if such a consent were obtained or the debt is refinanced, we cannot assure you that we would have the funds necessary to repurchase the notes. Our failure to purchase the notes would be a default under the indenture which would, in turn, be a default under the senior secured credit facility and, potentially, other senior debt. If the senior debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of notes.

Control of Coast Resorts by Principal Stockholders -- Our parent company, Coast Resorts, is controlled by a small group of individuals who have the ability to control the outcome of stockholder votes.

   Coast Resorts is our sole stockholder. Michael J. Gaughan, the Chairman of the Board and Chief Executive Officer of Coast Resorts and Coast Hotels, is the beneficial owner of approximately 31.3% of the outstanding shares of Coast Resorts common stock. Mr. Gaughan, together with Jerry Herbst, J. Tito Tiberti and Franklin Toti, each of whom is a director and/or officer of Coast Resorts and us, own in the aggregate approximately 62.5% of the outstanding shares of Coast Resorts common stock. These individuals, if acting together, would have the collective ability to elect all of the directors of Coast Resorts and approve or disapprove any other matter submitted to a vote of the stockholders of Coast Resorts. See "Certain Transactions" and "Principal Stockholders."

The National Gambling Impact Study Commission's recommendations may adversely affect the gaming industry and our operations.

   On April 28, 1999, the National Gambling Impact Study Commission established by the United States Congress to conduct a comprehensive study of the social and economic impact of gaming in the United States voted to recommend that the expansion of gambling be curtailed. In June 1999, the National Commission issued a final report of its findings and conclusions, together with recommendations for legislative and administrative actions. Below are highlights of some of those recommendations:

  .   Legal gaming should be restricted to those at least 21 years of age;

  .   Betting on college and amateur sports should be banned;

  . The introduction of casino-style gambling at pari-mutual racing facilities for the primary purpose of saving the pari-mutual facility financially should be prohibited;

  .   Internet gaming should be banned within the United States;

  . The types of gaming activities allowed by Native American tribes within a given state should not be inconsistent with the gaming activities allowed to other persons in that state; and

  . State, local and tribal governments should recognize that casino gaming provides economic development, particularly for economically depressed areas. The National Commission differentiated casino gaming from stand-alone slot machines (e.g., in convenience stores), Internet gaming and lotteries which the commission stated do not provide the same economic development.

   Any additional regulation of the gaming industry which result from the National Commission's report may have an adverse effect on the gaming industry, including us.

Absence of Public Market -- No public market exists for the notes offered hereby. The offering or sale of the notes is subject to significant legal restrictions as well as uncertainties regarding the liquidity of the trading market for the notes.

   No public market exists for the notes, and a market offering liquidity may not develop. The notes are not listed on any securities exchange, but are expected to be eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. If such markets were to exist, the notes could trade at prices that may be lower than their principal amount or purchase price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by the initial purchasers of the outstanding additional notes that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to do so and any such market making activities may be discontinued at any time without notice.

   The outstanding additional notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, or pursuant to an effective registration statement. We are obligated to use our best efforts to complete an exchange offer for the outstanding additional notes or register resales of the outstanding additional notes under the Securities Act, but we can provide no assurance regarding the development of or liquidity of the trading market of the notes thereafter. To the extent that outstanding additional notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding additional notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your outstanding additional notes.

   General declines in the market for similar securities may also adversely affect the liquidity of, and trading market for, the notes. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

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

September 11 Attacks -- Continuing effects of the terrorist attacks on New York and Washington and any future occurrences of terrorist or other destabilizing events could negatively affect our revenues and cash flow.

   On September 11, 2001, the World Trade Center buildings in New York City and the Pentagon in Washington, D.C. were attacked by terrorists using hijacked airplanes. The effects of these events have included a decline in vacation travel and tourism due to, among other factors, fears regarding additional acts of terrorism, and reduced operations by airlines due to decreased demands for air travel, new security directives and increased costs. The magnitude and duration of these effects are unknown and cannot be predicted. Any decline in vacation travel and tourism could adversely affect our revenues. Continued or worsening negative market conditions related to those terrorist actions, any future occurrences of terrorist or other destabilizing events, and other actions that perpetuate a climate of war could cause existing and potential customers to further delay and cancel travel, convention and vacation plans, could decrease wagering and increase costs, and as a result could adversely affect our revenues and cash flow in the future.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   On March 19, 2002, we sold $100,000,000 principal amount of the outstanding additional notes in a private placement through the placement agents to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act, and outside the United States in compliance with Regulation S under the Securities Act. In connection with the sale of the outstanding additional notes, we and the placement agents entered into a registration rights agreement, dated as of March 19, 2002. Under that agreement, we must, among other things, use our best efforts to file with the Commission a registration statement under the Securities Act covering the exchange offer and to cause that registration statement to become effective under the Securities Act. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding additional notes the opportunity to exchange its securities for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding additional notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding additional notes from the registered holder.

   We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   In order to participate in the exchange offer, you must represent to Coast Hotels and Casinos, among other things, that:

  .   you are acquiring the exchange notes in the ordinary course of business;

  .   you are not participating in a distribution of the exchange notes; and

  . you are not an "affiliate" of Coast Hotels and Casinos, Inc., as the term is defined in Rule 144A under the Securities Act.

Resale of the Exchange Notes

   Based on previous interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, unless you are our affiliate, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "Purpose and Effect of the Exchange Offer" apply to you.

   If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the Commission as set forth in the no-action letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability.

   The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding additional notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding additional notes, where the outstanding additional notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act.

Terms of the Exchange Offer

   Upon the terms and conditions in this prospectus, and in the accompanying letter of transmittal, we will accept all outstanding additional notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 in principal amount of exchange notes in exchange for an equal principal amount of outstanding additional notes tendered and accepted in the exchange offer. You may tender some or all of your outstanding additional notes pursuant to the exchange offer in any denomination of $1,000 or in integral multiples thereof.

   In addition, in connection with any resales of exchange notes, any broker-dealer who acquired outstanding additional notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements for the exchange notes, other than a resale of an unsold allotment from the original sales of outstanding additional notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers, and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of exchange notes. However, we are not required to amend or supplement this prospectus for a period exceeding 180 days after the date of the expiration date. "Expiration Date" means 5:00 p.m. New York City
time, on       , 2002 unless we, in our sole discretion, extend the exchange offer. If we do, the "expiration date" will be 5:00 p.m. New York City time on the latest date to which the exchange offer is extended. The expiration date will be at least 20 business days from the date that this prospectus is mailed to the holders of the outstanding additional notes. We have also agreed that in the event that either we do not consummate the exchange offer or any shelf registration statement we may be required to file is not declared effective on or prior to September 19, 2002, the interest rate of the outstanding additional notes will be increased by one-half of one percent (.5%) per annum until the later of the consummation of the exchange offer or the effectiveness of the shelf registration statement. The interest rate shall not be increased, however, if we are required to file a shelf registration statement solely because certain outstanding additional notes are held by persons described in the following paragraph and we do not receive an opinion of counsel, as required under the registration rights agreement, prior to the consummation of the exchange offer.

   If we consummate the exchange offer on or before September 19, 2002, we will not be required to file a shelf registration statement to register any outstanding additional notes other than certain outstanding additional notes held by persons who:

  . are prohibited by law or Commission policy from participating in the exchange offer;

  . may not resell the exchange notes to the public without delivering a prospectus (other than this prospectus); or

  . are participating broker-dealers who hold outstanding additional notes acquired directly from us or any of our affiliates.

If we consummate the exchange offer and any shelf registration statement we are required to file is declared effective on or before September 19, 2002, the interest rate on any outstanding additional notes will remain at the initial level of 91/2% per annum. The exchange offer will be deemed to have been consummated upon our having exchanged, pursuant to the exchange offer, exchange notes for all outstanding additional notes that have been properly tendered and not withdrawn by the expiration date. In this event, holders of outstanding additional notes not participating in the exchange offer and for whom we are not required to file a shelf registration statement who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

   The form and terms of the exchange notes will be the same as the form and terms of the outstanding additional notes except that the exchange notes will not bear legends restricting the transfer thereof. The exchange notes will evidence the same debt as the outstanding additional notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

   As of the date of this prospectus, $100,000,000 aggregate principal amount of the outstanding additional notes are outstanding and there is one registered holder thereof. There is also $225,000,000 aggregate principal amount of outstanding notes issued prior to March 19, 2002. We arranged for the notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages Market. The PORTAL market is the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A. The exchange notes will also be issuable and transferable in book-entry form through DTC.

   We will be deemed to have accepted validly tendered outstanding additional notes when, as and if we have given oral or written notice of acceptance to the exchange agent. See " -- Exchange Agent." The exchange agent will act as agent for the tendering holders of outstanding additional notes for the purpose of receiving exchange notes from us and delivering exchange notes to the holders.

   If any tendered outstanding additional notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described in this prospectus, certificates for the unaccepted outstanding additional notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

   Holders of outstanding additional notes who tender in the exchange offer will not be required to pay:

  .   brokerage commissions or fees; or

  . transfer taxes with respect to the exchange of outstanding additional notes pursuant to the exchange offer, subject to the instructions in the accompanying letter of transmittal.

   We will pay all charges and expenses, other than specified taxes, in connection with the exchange offer. See " -- Fees and Expenses."

   Holders of outstanding additional notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission interpreting the Exchange Act. Outstanding additional notes that are not tendered for exchange in the exchange offer will remain outstanding and be entitled and continue to accrue interest, but will not be entitled to any rights or benefits under the registration rights agreement except for those outstanding additional notes that we have agreed to register on a shelf registration statement pursuant to, and subject to the limitations set forth in, the registration rights agreement.

Expiration Date; Extensions; Amendments

   The term "expiration date" means 5:00 p.m. New York City time, on       ,
2002 unless we, in our sole discretion, extend the exchange offer. If we do, the "expiration date" will be 5:00 p.m. New York City time on the latest date to which the exchange offer is extended.

   If we extend the expiration date, we will:

  .   notify the exchange agent of any extension by oral or written notice; and

  . mail an announcement of the extension to the record holders of outstanding additional notes prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   Any announcement may state that we are extending the exchange offer for a specified period of time.

   If any of the conditions listed under "Conditions to the Offer" occur and are not waived by us, by giving oral or written notice to the exchange agent, we reserve the right:

  .   to delay acceptance of any outstanding additional notes;

  .   to extend the exchange offer;

  .   to terminate the exchange offer;

  . to refuse to accept outstanding additional notes not previously accepted, and

  . to amend the terms of the exchange offer in any manner we deem to be advantageous to the holders of the outstanding additional notes.

   Any delay in acceptance, extension, termination or amendment will be followed as promptly as possible by oral or written notice to the exchange agent. If the exchange offer is amended in a manner we determine constitutes a material change, we will promptly disclose the amendment in a way reasonably calculated to inform you of the amendment.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

   The exchange notes will bear interest from the last interest payment date on which interest was paid on the outstanding additional notes. Interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding additional notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

   The exchange notes will bear interest at a rate of 9 1/2% per annum. Interest on the exchange notes will be payable semi-annually, in arrears, on each April 1 and October 1 following the consummation of the exchange offer. Untendered outstanding additional notes that are not exchanged for exchange notes pursuant to the exchange offer will bear interest at a rate of 9 1/2% per annum after the expiration date.

Procedures for Tendering Outstanding Additional Notes

   To tender in the exchange offer, you must do the following:

  .   complete, sign and date the letter of transmittal, or a facsimile of it;

  .   have the signatures guaranteed, if required by the letter of transmittal;
      and

  . mail or deliver the letter of transmittal, or the facsimile, together with the outstanding additional notes and any other required documents, to the exchange agent.

   The exchange agent must receive these documents by 5:00 p.m., New York City time, on the expiration date.

   Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the outstanding additional notes by causing DTC to transfer the outstanding additional notes into the exchange agent's account via the ATOP system in accordance with DTC's transfer procedure. Although delivery of outstanding additional notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or its facsimile, with any required signature guarantees and documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

   Your tender of outstanding additional notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions in this prospectus and in the letter of transmittal.

   Delivery of all documents must be made to the exchange agent at its address listed in this prospectus. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect tender for them.

   The method of delivery of outstanding additional notes and the letter of transmittal and all other required documents to the exchange agent is up to you. However, you also bear the risks of non-delivery. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal should be sent to us.

   Only a holder of outstanding additional notes may tender outstanding additional notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name outstanding additional notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose outstanding additional notes are held of record by DTC who desires to deliver the outstanding additional notes by book-entry transfer at DTC.

   Any beneficial holder whose outstanding additional notes are registered in the name of the holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the holder's behalf. If the beneficial holder wishes to tender on the holder's own behalf, the beneficial holder must, prior to completing and executing the letter of transmittal and delivering the outstanding additional notes, either make appropriate arrangements to register ownership of the outstanding additional notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the outstanding additional notes tendered are:

  . tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  .   tendered for the account of an "eligible institution."

   An eligible institution is:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or

  . an "eligible institution" that is a participant in a recognized medallion signature guarantee program.

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding additional notes listed therein, the outstanding additional notes tendered must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the outstanding additional notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding additional notes.

   If the letter of transmittal or any outstanding additional notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person should indicate this when signing, and unless waived by us, submit evidence satisfactory to us of that person's authority to so act with the letter of transmittal.

   We will determine, in our sole discretion, all questions as to the validity, form, and eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding additional notes. Our determination will be final and binding. We reserve the absolute right to reject any and all outstanding additional notes not properly tendered or any outstanding additional notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding additional notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding additional notes must be cured within the time as we determine. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of outstanding additional notes. Additionally, none of us will incur any liability for failure to give this notification. Tenders of outstanding additional notes will not be deemed to have been made until these irregularities have been cured or waived. Any outstanding additional notes received by the exchange agent that have defects or irregularities not cured or waived by us will be returned to you without cost by the exchange agent, unless otherwise provided in the letter of transmittal as soon as practicable after the expiration date.

   In addition, we reserve the right in our sole discretion to:

  . purchase or make offers for any outstanding additional notes that remain outstanding subsequent to the expiration date;

  . terminate the exchange offer according to the terms in " -- Conditions to the Offer"; and

  . to the extent permitted by applicable law, purchase outstanding additional notes in the open market, in privately negotiated transactions or otherwise.

   The terms of any of these purchases or offers may differ from the terms of the exchange offer.

Guaranteed Delivery Procedures

   If you wish to tender your outstanding additional notes and either your outstanding additional notes are not immediately available, or you cannot deliver your outstanding additional notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if you cannot complete the procedure for book-entry transfer on a timely basis, you may effect a tender if:

  .   the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, stating the name and address of the holder of the outstanding additional notes, the certificate number or numbers of such outstanding additional notes and the principal amount of outstanding additional notes tendered, stating that the tender is being made, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the outstanding additional notes, unless the book-entry transfer procedures are to be used, to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  . the properly completed and executed letter of transmittal, or facsimile thereof, together with the certificates representing all tendered outstanding additional notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of outstanding additional notes delivered electronically, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

   If you wish to tender your outstanding additional notes according to the guaranteed delivery procedures, make your request to the exchange agent and a notice of guaranteed delivery will be sent to you.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, tenders of outstanding additional notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender of outstanding additional notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address given in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the outstanding additional notes to be withdrawn;

  . identify the outstanding additional notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding additional notes;

  . be signed by the depositor in the same manner as the original signature on the letter of transmittal by tendering the outstanding additional notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee of the outstanding additional notes to register the transfer of the outstanding additional notes into the name of the depositor withdrawing the tender; and

  . specify the name in which any outstanding additional notes are to be registered, if different from that of the depositor.

   All questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices will be determined by us, and will be final and binding on all parties. Any outstanding additional notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the outstanding additional notes previously withdrawn are validly retendered. Any outstanding additional notes that have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding additional notes may be retendered by following one of the procedures described above under "Procedures for Tendering Outstanding Notes" at any time prior to the expiration date.

Conditions to the Offer

   Regardless of any other term of the exchange offer, we are not required to accept for exchange or to exchange any outstanding additional notes that are not accepted for exchange according to the terms of the exchange offer. Additionally, we may terminate or amend the exchange offer as provided in this prospectus before accepting the outstanding additional notes if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might materially impair our ability to proceed with the exchange offer; or

  . any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.

   These conditions are for our sole benefit. We may assert them in whole or in part at any time and from time to time, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and the right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any outstanding additional notes tendered, and no exchange notes will be issued in exchange for any outstanding additional notes, if at the time of tender:

  . a stop order is threatened by the Commission or is in effect for the registration statement that this prospectus is a part of, or

  . a stop order is threatened or in effect regarding qualification of the indenture under the Trust Indenture Act of 1939, as amended.

   If we determine that we may terminate or amend the exchange offer, we may:

  . refuse to accept any outstanding additional notes and return any tendered outstanding additional notes to the holder;

  . extend the exchange offer and retain all outstanding additional notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered outstanding additional notes to withdraw their tendered outstanding additional notes;

  . waive the termination event with respect to the exchange offer and accept all properly tendered outstanding additional notes that have not been withdrawn; or

  . amend the exchange offer at any time prior to 5:00 p.m. New York City time on the expiration.

   If the waiver or amendment constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of outstanding additional notes, and we will extend the exchange offer for a period of five to ten business days, if the exchange offer would otherwise expire during that period, depending on the significance of the waiver or amendment and the manner of disclosure to the registered holders of the outstanding additional notes.

   The exchange offer is not conditioned on any minimum principal amount of outstanding additional notes being tendered for exchange.

Exchange Agent

   U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

       By Mail, Overnight Courier or Hand Delivery:
       U.S. Bank National Association
       180 East 5th Street
       Attn: Frank Leslie -- Corp. Trust Dept.
       St. Paul, Minnesota 55101

       Telephone number: (651) 244-8677
       Facsimile transmission: (651) 244-0711

Fees and Expenses

   We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or by telephone.

   We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding additional notes and in handling or forwarding tenders for exchange.

   We will pay the fees and expenses incurred in connection with the exchange offer, for the following:

  .   the exchange agent;

  .   the trustee;

  .   accounting services; and

  .   legal services.

   We will pay all transfer taxes, if any, applicable to the exchange of outstanding additional notes pursuant to the exchange offer. The amount of these transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder if:

  . certificates representing exchange notes or outstanding additional notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding additional notes tendered;

  . tendered outstanding additional notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of outstanding additional notes pursuant to the exchange offer.

   If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the outstanding additional notes, which is face value plus the $5.0 million original issue premium, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes under generally accepted accounting principles.

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange offer.

                                CAPITALIZATION

   The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2001, and as adjusted to give effect to the use of net proceeds of $103.0 million from the issuance of the outstanding additional notes as if it had occurred on December 31, 2001. Please read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes included in this prospectus.

                                                    As of December 31, 2001
                                                    -----------------------
                                                     Actual  As Adjusted(1)
                                                    -------- --------------
                                                        (in thousands)
     Cash and cash equivalents..................... $ 43,347    $ 43,347
                                                    ========    ========
     Long-term debt (including current maturities):
        Senior secured credit facility(2).......... $144,000    $ 40,975
        Notes(3)...................................  225,000     330,000
        Other notes payable........................      524         524
                                                    --------    --------
            Total long-term debt...................  369,524     371,499
                                                    --------    --------
     Stockholder's equity..........................  160,585     160,585
                                                    --------    --------
            Total capitalization................... $530,109    $532,084
                                                    ========    ========

--------
(1) As adjusted to reflect the use of net proceeds of $103.0 million from the issuance of the outstanding additional notes to repay borrowings under the senior secured credit facility as if it had occurred on December 31, 2001.

(2) Giving effect to the use of net proceeds of $103.0 million from the issuance of the outstanding additional notes to reduce borrowings under our senior secured credit facility, as of March 31, 2002, we would have had $64.5 million outstanding, and $117.5 million available, under our senior secured credit facility.

(3) Includes the $225.0 million principal amount of 9 1/2% Senior Subordinated Notes outstanding prior to March 19, 2002 and, on an as adjusted basis, the $100.0 million principal amount of outstanding additional notes issued on March 19, 2002 and the $5.0 million original issue premium.

                      SELECTED HISTORICAL FINANCIAL DATA

   The following selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus. The balance sheets and statements of operations data as of and for each of the five years in the period ended December 31, 2001 are derived from the audited financial statements of Coast Hotels (except as indicated in footnote 1 to the following table). The financial statements of Coast Hotels as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 are included in this prospectus. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                                                                     Year Ended December 31,
                                                        -------------------------------------------------
                                                        1997(1)   1998(1)   1999(1)   2000(1)(2)   2001
                                                        --------  --------  --------  ---------- --------
                                                                      (dollars in thousands)
Statements of Operations Data:
Net revenues........................................... $292,360  $328,824  $358,324   $408,925  $517,984
Departmental operating expenses(3).....................  195,677   205,565   216,082    237,796   295,036
General and administrative expenses....................   54,351    55,879    60,445     69,408    91,511
Pre-opening expenses...................................       --        --       235      6,161        --
Land leases............................................    2,100     3,190     3,770      3,396     5,060
Deferred rent..........................................    2,378     3,198     2,918      2,538     3,538
Depreciation and amortization..........................   18,278    20,607    21,613     25,375    36,549
                                                        --------  --------  --------   --------  --------
Operating income.......................................   19,576    40,385    53,261     64,251    86,290
Interest expense, net(4)...............................  (25,228)  (26,570)  (21,441)   (22,973)  (29,182)
Other income (expense).................................      919       168      (192)       (60)   (1,815)
                                                        --------  --------  --------   --------  --------
Income (loss) before income taxes and extraordinary
  item.................................................   (4,733)   13,983    31,628     41,218    55,293
Provision (benefit) for income taxes...................   (1,401)    5,225    10,382     14,268    18,815
                                                        --------  --------  --------   --------  --------
Income (loss) before extraordinary item................   (3,332)    8,758    21,246     26,950    36,478
Extraordinary item -- loss on early retirement of debt,
  net of applicable income tax benefit ($14,543).......       --        --   (27,007)        --        --
                                                        --------  --------  --------   --------  --------
Net income (loss)...................................... $ (3,332) $  8,758  $ (5,761)  $ 26,950  $ 36,478
                                                        ========  ========  ========   ========  ========
Ratio of earnings to fixed charges(5)..................       --       1.5x      2.2x       2.2x      2.6x

                                            As of December 31,
                               --------------------------------------------
                                 1997     1998     1999     2000     2001
                               -------- -------- -------- -------- --------
                                          (dollars in thousands)
     Balance Sheet Data:
     Cash and cash equivalents $ 29,426 $ 41,595 $ 38,616 $ 43,560 $ 43,347
     Total assets............. $366,861 $367,034 $408,173 $570,998 $661,480
     Total debt............... $215,249 $207,859 $237,239 $355,767 $369,524
     Stockholder's equity..... $ 97,346 $102,918 $ 97,157 $124,107 $160,585

--------
(1) Financial data for 1997, 1998, 1999 and 2000 has been restated to reflect the reclassification of certain cash incentives of $1,523, $3,539, $4,207 and $10,602, respectively, in connection with the adoption of EITF 00-22. The adoption of EITF 00-22 had no effect on net income.
(2) The Suncoast opened September 2000.
(3) Includes casino, food and beverage, hotel and other expenses.
(4) Includes interest income of (dollars in thousands) $98 (1997), $695 (1998), $450 (1999), $470 (2000) and $405 (2001) and capitalized interest of $1,016
    (1997), $58 (1998), $612 (1999), $4,511 (2000) and $1,048 (2001).
(5) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes and extraordinary item, amortization of capitalized interest and fixed charges less interest capitalized during the period. "Fixed charges" consist of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense, which management believes is representative of the interest component of lease expense (primarily comprised of rent expense associated with The Orleans, the Barbary Coast and Suncoast land leases). For fiscal year 1997, earnings were insufficient to cover fixed charges by $5,531. Accordingly, such ratio has not been presented.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Critical Accounting Policies and Estimates

   We have identified the following critical accounting policies that affect our more significant judgments and estimates used in the preparation of our financial statements. The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires that we make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, we evaluate those estimates, including those related to asset impairment, accruals for slot marketing points, self-insurance, compensation and related benefits, revenue recognition, allowance for doubtful accounts, contingencies and litigation. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary from those estimates under different assumptions or conditions.

   We believe that the following critical accounting policies affect significant judgments and estimates used in the preparation of our financial statements:

  . We recognize revenue as net wins and losses occur in our casinos, upon the occupancy of our hotel rooms, upon the delivery of food, beverage and other services, and upon performance for entertainment revenue. Wagers received on all sporting events are recorded as a liability until the final outcome of the event when the payoffs, if any, can be determined. Effective January 1, 2001, we adopted Emerging Issues Task Force Issue 00-22 (the "Issue") which requires cash discounts and certain other cash incentives related to gaming play be recorded as a reduction to gross casino revenues. The Issue requires that prior periods be restated. We previously recorded incentives as an operating expense and have reclassified prior period amounts.

  . We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments, which results in bad debt expense. We determine the adequacy of this allowance by continually evaluating individual customer receivables, considering the customer's financial condition, credit history and current economic conditions. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

  . We maintain accruals for health and workers compensation self-insurance and slot club point redemption, which are classified as accrued liabilities in the balance sheets. We determine the adequacy of these accruals by periodically evaluating the historical experience and projected trends related to these accruals. If such information indicates that the accruals are overstated or understated, we will adjust the assumptions utilized in the methodologies and reduce or provide for additional accruals as appropriate.

  . We are subject to various claims and legal actions in the ordinary course of business. Some of these matters include personal injuries to customers and damage to customers' personal assets. We estimate guest claims and accrue for such liability based on historical experience in accrued liabilities in the balance sheets.

  . Effective January 1, 1999, pre-opening costs related to the construction of new projects are expensed as incurred. Pre-opening costs were expensed during the years ended December 31, 1999 and 2000, in connection with the development of the Suncoast. There were no pre-opening costs during the year ended December 31, 2001.

  . We have entered into lease agreements where the rental payments increase on either a monthly or annual basis. We recognize the related rent expense on the straight-line method over the term of the agreements. Deferred rent is recorded to reflect the excess of rent expense over cash payments since the inception of the leases.

Results of Operations

   The following table sets forth, for the periods indicated, certain financial information regarding the historical results of Coast Hotels:

                                                    Year Ended December 31,
                                                ------------------------------
                                                  1999      2000       2001
                                                --------  ---------  ---------
                                                    (dollars in thousands)
Net operating revenues......................... $358,324  $ 408,925  $ 517,984
Operating expenses.............................  305,063    344,674    431,694
                                                --------  ---------  ---------
Operating income............................... $ 53,261  $  64,251  $  86,290
                                                ========  =========  =========
Net income (loss).............................. $ (5,761) $  26,950  $  36,478
                                                ========  =========  =========
EBITDA(1)...................................... $ 78,027  $  98,325  $ 126,377
                                                ========  =========  =========
Cash provided by operating activities.......... $ 67,160  $  69,871  $  84,684
                                                ========  =========  =========
Cash used in investing activities.............. $(48,805) $(176,854) $(101,725)
                                                ========  =========  =========
Cash provided by (used in) financing activities $(21,334) $ 111,927  $  16,828
                                                ========  =========  =========

--------
(1) "EBITDA" means earnings before interest, taxes, depreciation, amortization, deferred (non-cash) rent expense, other non-cash expenses and certain non-recurring items, including pre-opening expenses and gains and losses on disposal of equipment (for all periods presented, the only non-cash expense was deferred rent and the only non-recurring items were pre-opening expenses, gains and losses on disposal of assets and extraordinary loss on retirement of debt). EBITDA is defined in our senior secured credit facility and in the indenture governing our senior subordinated notes. EBITDA is presented as supplemental disclosure because the calculation of EBITDA is necessary to determine our compliance with certain covenants under these financing agreements and because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to the similarly titled measures presented by other companies.

Fiscal 2001 Compared to 2000

   Net revenues and operating income increased in the year ended December 31, 2001 due primarily to the strong performance of the Suncoast, which opened in September 2000. Construction disruption at the Gold Coast and The Orleans, a slowdown in tourist visitation to Las Vegas after the September 11, 2001 terrorist attacks, recessionary economic trends and competition from new locals-oriented hotel-casinos resulted in decreases in revenues and operating income at The Orleans, the Gold Coast and the Barbary Coast. Combined net revenues in 2001 were $518.0 million compared to $408.9 million in 2000, an increase of 26.7%. Operating income was $86.3 million in 2001 compared to $64.3 million in 2000, an increase of 34.3%. Operating expenses increased by 25.3%, primarily as a result of the full year of operations at the Suncoast compared to only three and one-half months of Suncoast operations in 2000. Net income in 2001 increased 35.4% to $36.5 million compared to $27.0 million in 2000 due to the full-year results of the Suncoast.

   Casino. Casino revenues were $387.5 million in 2001, an increase of 29.9% over 2000 casino revenues of $298.4 million. The increase was primarily due to the first full year of operations of the Suncoast. Construction disruption during a remodeling project contributed to a 2.7% decline in gaming revenues at the Gold Coast and the general slowdown in tourism after September 11 contributed to flat casino revenues at The Orleans and a

2.8% decline at the Barbary Coast. Casino expenses increased by 27.0% primarily because of the Suncoast, resulting in a casino operating margin of 55.0% in 2001 compared to 54.0% in 2000.

   Food and Beverage. For the year ended December 31, 2001, gross food and beverage revenues were $106.9 million, an increase of $22.1 million (26.1%) over 2000 revenues of $84.8 million, primarily due to the full year of operations at the Suncoast, which was only open for three and one-half months in 2000. Food and beverage expenses increased $15.7 million (25.3%), in line with the increase in revenues.

   Hotel. Gross hotel room revenues were $38.4 million in 2001, an increase of $4.7 million (14.0%) over 2000 room revenues of $33.7 million. The increase was due to a full year of operations of the Suncoast, which was only open for three and one-half months in 2000, and the expansion of available rooms at the Suncoast in September 2001 from 232 to 419. This more than offset a decline in occupancy at all four properties after the terrorist attacks on September 11. The average daily room rate increased to $59.05 in 2001 from $58.56 in 2000 due to the higher room rates achieved by the Suncoast and increases at both The Orleans and Gold Coast. Guest room occupancy levels declined from 93.0% in 2000 to 89.0% in 2001 as a result of the events of September 11 and generally lower occupancy levels at the Gold Coast. Hotel expenses increased 9.3%, primarily due to the full year of Suncoast operations.

   Other. Other revenues increased 17.8% in 2001 to $36.7 million compared to $31.2 million in 2000, due to the full year of operations at the Suncoast. Costs related to the other revenues increased by 12.9% for the same reason.

   General and Administrative. General and administrative expenses were $91.5 million in 2001 compared to $69.4 million in 2000, an increase of 31.9% due primarily to the full year of operations at the Suncoast. General and administrative expenses at the other properties increased $5.2 million or 8.8% partly due to increased utility costs of $2.4 million.

   Pre-opening, Rent and Depreciation. There were no pre-opening expenses in 2001 compared to $6.2 million in 2000 due to the opening of the Suncoast in September 2000. Land lease expense and the related deferred rent expense were both higher in 2001 because the rent on the Suncoast land was capitalized during construction until it opened on September 12, 2000. Depreciation and amortization expense was higher in 2001 due primarily to a full year of operations at the Suncoast.

   Other Expenses. Other expenses were $31.0 million in 2001, an increase of 34.6% over 2000 other expenses of $23.0 million, due primarily to higher average debt levels and lower capitalized interest in 2001.

Fiscal 2000 Compared to 1999

   Net revenues and operating income increased in the year ended December 31, 2000, primarily due to improved slot revenues at The Orleans and the opening in September 2000 of the Suncoast. Net revenues in 2000 were $408.9 million compared to $358.3 million in 1999, an increase of 14.1%. Operating income was $64.3 million in 2000 compared to $53.3 million in 1999, an increase of 20.6%. Operating expenses increased by 13.0%, in line with the increased revenues.

   Net income in 2000 was $27.0 million compared to a net loss in 1999 of $5.8 million. The net loss in the prior year was primarily due to a one-time charge of $27.0 million, net of income tax benefit, as a result of the early retirement of debt in March 1999. Despite increased long-term debt due to construction of the Suncoast, net interest expense increased by only $1.5 million (7.2%) as a result of $4.5 million of interest being capitalized in 2000. Capitalized interest was $612,000 in 1999.

   Casino. Casino revenues were $298.4 million in 2000, an increase of 14.1% over 1999 casino revenues of $261.5 million. The increase was primarily due to improved slot revenues at The Orleans and the opening in

September 2000 of the Suncoast. Because of the improvement in high-margin slot revenues, casino expenses increased only 7.9% contributing to an improved casino operating margin of 54.0% in 2000 compared to 51.4% in 1999.

   Food and Beverage. For the year ended December 31, 2000, gross food and beverage revenues were $84.8 million, an increase of $12.1 million (16.6%) over 1999 revenues of $72.7 million. The increase was primarily due to increased customer volume at The Orleans and the opening of the Suncoast. Food and beverage expenses increased $11.1 million, in line with the increase in revenues.

   Hotel. Gross hotel room revenues were $33.7 million in 2000, an increase of $3.4 million (11.3%) over 1999 room revenues of $30.3 million. The increase was primarily due to the opening of the Suncoast and an increase in the average daily room rate from $52.87 in 1999 to $58.56 in 2000 that was offset by a slight decrease in room occupancy percentage from 94.2% in 1999 to 93.0% in 2000. The increase in hotel expenses was commensurate with the increase in revenues.

   Other. Other revenues increased 7.1% in 2000 to $31.2 million compared to $29.1 million in 1999, primarily due to the opening of the Suncoast. Costs related to the other revenues decreased slightly (1.2%).

   General and Administrative. General and administrative expenses were $69.4 million in 2000 compared to $60.4 million in 1999, an increase of 14.8% due primarily to related expenses of the Suncoast.

   Pre-opening, Rent and Depreciation. Pre-opening expenses were $6.2 million in 2000 compared to $235,000 in 1999 due to the opening of the Suncoast. Land lease expense and the related deferred rent expense were both lower in 2000 because the rent on the Suncoast land was capitalized during the construction period, July 1, 1999 to September 12, 2000. Depreciation and amortization expense was higher in 2000 because of the opening of the Suncoast.

Aggregate Indebtedness and Fixed Payment Obligations

   Our total long-term indebtedness and fixed payment obligations on the land leases are summarized by year below, based on amounts outstanding as of December 31, 2001:

                                           2002   2003     2004    2005   2006  Thereafter
                                          ------ ------- -------- ------ ------ ----------
                                                       (dollars in thousands)
Long-Term Indebtedness
   Senior subordinated notes(1).......... $   -- $    -- $     -- $   -- $   --  $225,000
   Bank credit facility(1)...............     --  25,000  119,000     --     --        --
   Other.................................    148     162      177      3      3        31
Fixed Payment Obligations for Land Leases
   Barbary Coast -- land lease...........    175     185      190    190    190     5,303
   Barbary Coast -- parking lot..........    125     125       --     --     --        --
   The Orleans -- land lease.............  2,650   2,700    2,700  2,700  2,950   195,811
   Suncoast -- land lease................  2,420   2,480    2,540  2,600  2,660   203,840
                                          ------ ------- -------- ------ ------  --------
Total Indebtedness and Fixed Payment
  Obligations............................ $5,518 $30,652 $124,607 $5,493 $5,803  $629,985
                                          ====== ======= ======== ====== ======  ========

--------
(1) Amounts shown exclude the effect of the March 19, 2002 issuance of an additional $100.0 million of senior subordinated notes and related repayment of $103.0 million on our bank credit facility.

   During the year ended December 31, 2001 we made principal payments of $32.0 million net of borrowings on the senior secured credit facility and $4.2 million in principal payments on other long-term debt. Coast Hotels has debt service payments due aggregating $148,000 in 2002 on other long-term debt obligations.

   We also have fixed payment obligations due during 2002 of $5.4 million. Total remaining fixed payment obligations under leases is $432.5 million. The fixed payment obligations represent payments due under operating lease agreements primarily for land on which three of our properties are located.

   The Orleans occupies a portion of an approximately 80-acre site located on West Tropicana Avenue, approximately one mile south of the Gold Coast. We lease the real property under a ground lease entered into by Coast Hotels and the Tiberti Company, a Nevada general partnership of which J. Tito Tiberti, a director of Coast Hotels, is managing partner. The lease had an effective commencement date of October 1, 1995, an initial term of 50 years, and includes an option, exercisable by us, to extend the initial term for an additional 25 years. The lease provides for monthly rental payments of $200,000 per month through February 2002, $225,000 per month during the 48-month period thereafter, and $250,000 per month during the 60-month period thereafter. In March 2011, annual rental payments will increase on a compounding basis at a rate of 3.0% per annum. In addition, we have been granted an option to purchase the real property during the two-year period commencing in February 2016. The lease provides that the purchase price will be the fair market value of the real property at the time we exercise the option, provided that the purchase price will not be less than 10 times, nor more than 12 times, annual rent at such time. See also " -- Properties" for a discussion of our properties.

   The Suncoast occupies the approximately 50-acre site located at the corner of Rampart Boulevard and Alta Drive in the west end of the Las Vegas valley that we lease pursuant to a Ground Lease Agreement dated as of October 28, 1994. The initial term of the lease expires on December 31, 2055. The lease contains three options, exercisable by us, to extend the term of the lease for 10 years each. The lease provided for monthly rental payments of $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The landlord has the option to require us to purchase the property at the end of 2014, 2015, 2016, 2017 and 2018, at the fair market value of the real property at the time the landlord exercises the option, provided that the purchase price will not be less than 10 times nor more than 15 times the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31.0 million to approximately $51.0 million in the years 2014 through 2018. We have a right of first refusal in the event the landlord desires to sell the property at any time during the lease term.

   The Barbary Coast occupies approximately 1.8 acres at the intersection of Flamingo Road and the Strip and occupies real property that we lease pursuant to a lease dated May 1, 1993. The lease provides for rental payments of $175,000 per year during the initial term of the lease that expires on May 1, 2003. We have given notice to the landlord of our intention to exercise the first of two 30-year options, with rental payments increasing to $190,000 per year during the first ten years of the renewal period. We have an option to purchase the leased property at any time during the six month period prior to the expiration of the initial term of the lease, provided that certain conditions are met, at a purchase price equal to the greater of $3.5 million or the then appraised value of the real property. Should the landlord desire to sell the real property during the initial term of the lease, we have a right of first refusal. We also lease approximately 2.5 additional acres of real property located adjacent to the Barbary Coast. The lease expires on December 31, 2003. The lease provides for rental payments of $125,000 per annum. We use the 2.5-acre property as a parking lot for our employees and for valet parking. The landlord has the right to terminate the lease upon six months prior notice to us if it requires the use of the property for its own business purposes (which excludes leaving the property vacant or leasing it to third parties prior to January 1, 2003).

Liquidity and Capital Resources

   Our principal sources of liquidity have consisted of cash provided by operating activities and debt financing. Cash provided by operating activities was $84.7 million in the year ended December 31, 2001, compared to $69.9 million in 2000 and $67.2 million in 1999.

   Cash used in investing activities in each of the years ended December 31, 1999, 2000 and 2001 was primarily for capital expenditures. During 2001, our capital expenditures were $141.6 million, including construction accounts payable of $34.1 million. $30.9 million was used in the expansion and remodel of the Gold Coast, approximately $51.0 million was used in the expansion of The Orleans, approximately $7.4 million was used in other projects at The Orleans and $15.5 million was used at the Suncoast to add 216 hotel rooms and a swimming pool and to complete other various projects. $11.9 million was used to purchase three contiguous parcels of land totaling approximately 55 acres for possible future development. The remaining $24.9 million was used for maintenance capital expenditures.

   Cash provided by financing activities was $16.8 million in 2001. Proceeds from the issuance in February 2001 of $50.0 million principal amount of senior subordinated notes and from borrowings under our senior secured credit facility were partially offset by reductions of amounts outstanding under the credit facility with cash flows from operations and approximately $49.1 million of net proceeds from the senior subordinated notes issuance. Cash provided by financing activities was $111.9 million in 2000, primarily from borrowings under our senior secured credit facility, and cash used in financing activities was $21.3 million in 1999 primarily as a result of the refinancing of our debt. In March 1999, we issued $175.0 million principal amount of 9.5% senior subordinated notes and entered into a $75.0 million senior secured credit facility due 2004 to facilitate the refinancing. The senior secured credit facility was increased to $200.0 million in September 1999 to finance the construction of the Suncoast.

   In 1999, with the proceeds from our $175.0 million principal amount of 9.5% senior subordinated notes and borrowings under the senior secured credit facility, we repurchased substantially all of the $175.0 million principal amount outstanding of 13% first mortgage notes and all $16.8 million principal amount of 10 7/8% first mortgage notes. In December 2000 we redeemed the remaining 13% first mortgage notes. In connection with the 1999 repurchase of the 13% notes and the 10 7/8% notes, we incurred repurchase premiums of $31.0 million and $2.1 million, respectively. The repurchase premiums and the write-offs of unamortized debt issuance costs and original issue discount resulted in an extraordinary loss in 1999 of $27.0 million, net of applicable income tax benefit of $14.5 million.

   On February 2, 2001 the Company issued $50.0 million additional principal amount of senior subordinated notes. The net proceeds of approximately $49.1 million were used to reduce borrowings under our senior secured credit facility. On March 19, 2002 we issued $100.0 million additional principal amount of our senior subordinated notes. The notes were issued at a premium and the net proceeds of approximately $103.0 million were used to reduce borrowings under our senior secured credit facility. As a result, we have additional availability under the credit facility to complete certain capital improvement projects as further described below. The notes that were issued in 2001 and 2002 were issued under the same indenture and have the same terms, interest rate and maturity date as our outstanding $225.0 million principal amount of senior subordinated notes. Coast Hotels has entered into an interest rate swap agreement with a member of the Company's bank group such that $100.0 million of the Company's fixed rate debt has been converted to a floating rate based upon LIBOR.

   The availability under the senior secured credit facility was reduced by $6.0 million to $194.0 million on September 30, 2001, by $6.0 million to $188.0 million on December 31, 2001, and by $6.0 million to $182.0 million on March 31, 2002, and will be reduced by an additional $6.0 million on June 30, 2002. The quarterly reduction will increase to $8.5 million on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003; and to $11.5 million on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004. Advances under the facility may be used for working capital, general corporate purposes, and certain improvements to our existing properties. As of March 31, 2002, we had $64.5 million outstanding under the senior secured credit facility. Borrowings under the senior secured credit facility bear interest, at our option, at a premium over the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). The premium varies, depending on our ratio of total debt to EBITDA and can vary between 125 and 250 basis points. As of December 31, 2001, the premium over LIBOR was 2.0% (200 basis points) and the interest rate was 3.93%. The weighted average interest rate on the senior secured credit facility was 6.09% in 2001.

   The loan agreement governing the senior secured credit facility contains covenants that, among other things, limit our ability to pay dividends or make advances to Coast Resorts, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets. Additionally, the loan agreement requires that we maintain certain financial ratios with respect to its leverage and fixed charge coverage. We are also subject to certain covenants associated with the indenture governing our senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. The agreement was amended in December 2001 and in March 2002 to increase the limitations on certain capital expenditures. At December 31, 2001, we were in compliance with all covenants and required ratios.

Capital Improvement Projects

   In January 2001 we commenced an expansion of The Orleans. The project has an estimated cost of $150.0 million and is expected to be paid for with operating cash flows and borrowings under our senior secured credit facility. The expansion includes a special-events arena, a 600-room hotel tower, a 2,600-car parking garage, six additional movie theaters, two restaurants, an Irish pub and approximately 40,000 square feet of new gaming area and public space. Through March 31, 2002, we had completed the movie theaters, the parking garage, the restaurants, Irish pub and the additional gaming and public area. We anticipate that 2002 cash outlays for the project will total approximately $80.0 million.

   In the fourth quarter of 2000, we commenced an approximately $60.0 million expansion and remodel of the Gold Coast. The project was originally designed to include a new, expanded buffet restaurant, a sports bar, an Asian-themed restaurant, an Italian restaurant, 10,000 square feet of additional meeting space, the refurbishing of our standard hotel guest rooms and the redesign of most of the Gold Coast's public areas. In 2001 we expanded the scope of the project to include an additional approximately 20,000 square feet of slot and table games area, a new bingo room, an expanded porte-cochere, a parking garage and a moving walkway. We expect to complete the project by the fourth quarter of 2002 and to spend approximately $29.0 million in 2002.

   A key element of our business strategy is the expansion or renovation of our existing properties as described above. The completion of these projects is subject to certain risks, including but not limited to:

  . general construction risks, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interference;

  .   change orders and plan or specification modifications;

  . changes and concessions required by governmental or regulatory authorities;

  . delays in obtaining or inability to obtain all required licenses, permits and authorizations; and

  . disruption of our operations at our hotel-casinos by construction activities.

   We believe that existing cash balances, operating cash flow and available borrowings under our senior secured credit facility will provide sufficient resources to meet our debt and lease payment obligations and foreseeable capital expenditure requirements at our hotel-casino properties.

Other Matters

   In June 1998, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133") entitled "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If specific conditions are met, a derivative may be specifically designated as a hedge of specific financial exposures. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and, if used in hedging activities, its effective use as a hedge. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. SFAS 133 should not be applied retroactively to financial statements for prior periods. We adopted SFAS 133 on January 1, 2001 as required.

   In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets." SFAS 141 is effective as follows: (a) use of the pooling-of-interests method is prohibited for business combinations initiated after June 30, 2001; and (b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001 which were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized.

   In August 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". The objectives of SFAS 143 are to establish accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002.

   In October 2001, the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

   We are currently evaluating the provisions of SFAS 141, SFAS 142, SFAS 143 and SFAS 144 and we do not anticipate that the effects of these changes will have an impact on our financial position or results of operations.

Impact of Inflation and Other Economic Factors

   Absent changes in competitive and economic conditions or in specific prices affecting the industry, we do not expect that inflation will have a significant impact on our operations. Change in specific prices, such as fuel and transportation prices, relative to the general rate of inflation may have a material adverse effect on the hotel and casino industry. We depend upon Las Vegas and Southern California for a majority of our customers. Any economic downturn in those areas could materially adversely affect our business and results of operations and our ability to pay interest and principal on our debt.

Regulation and Taxes

   Coast Hotels is subject to extensive regulation by the Nevada Gaming Authorities. Changes in applicable laws or regulations could have a significant impact on our operations.

   The gaming industry represents a significant source of tax revenues, particularly to the State of Nevada and its counties and municipalities. From time to time, various state and federal legislators and officials have proposed changes in tax law, or in the administration of such law, affecting the gaming industry. Proposals in recent years that have not been enacted included a federal gaming tax and increases in state or local taxes.

   We believe that our recorded tax balances are adequate. However, it is not possible to determine with certainty the likelihood of possible changes in tax law or in the administration of such law. Such changes, if adopted, could have a material adverse effect on our operating results.

Market Risk

   Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our long-term debt. We attempt to limit our exposure to interest rate risk by managing the mix of our long-term fixed-rate borrowings and short-term borrowings under our bank credit facility. Through December 31, 2001, we had not invested in derivative- or foreign currency-based financial instruments.

   The table below provides information as of December 31, 2001, about our financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents notional amounts and weighted average interest rates by contractual maturity dates:

                                                                                        Fair
                         2002    2003      2004    2005   2006   Thereafter  Total    Value (1)
                         -----  -------  --------  -----  -----  ---------- --------  ---------
                                                 (dollars in thousands)
LIABILITIES
Short-term debt
Fixed rate.............. $ 148  $    --  $     --  $  --  $  --   $     --  $    148  $    148
Average interest rate(2)  9.50%      --        --     --     --         --      9.50%
Long-term debt
Fixed rate.............. $  --  $   162  $    177  $   3  $   3   $225,031  $225,376  $216,129
Average interest rate(2)    --     9.50%     9.50%  9.50%  9.50%      9.50%     9.50%
Variable rate........... $  --  $25,000  $119,000  $  --  $  --   $     --  $144,000  $144,000
Average interest rate(2)    --     3.93%     3.93%    --     --         --      3.93%

--------
(1) The fair values are based on the borrowing rate currently available for debt instruments with similar terms and maturities, and market quotes of our publicly traded debt.
(2) Based upon contractual interest rates for fixed indebtedness or the LIBOR rate at December 31, 2001 for variable rate indebtedness.

   See also "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources" and see "Notes to Financial Statements -- Note 6 -- Long-Term Debt".

                                   BUSINESS

The Company

   We own and operate four Las Vegas hotel-casinos:

  . The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

  . The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which opened in September 2000, is located near Summerlin in the west end of the Las Vegas valley, approximately nine miles from the Las Vegas Strip.

  . The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

   The following chart provides certain information about our properties as of March 31, 2002:

                                     Casino      Slots and
         Property    Hotel Rooms Square Footage Video Poker Gaming Tables
         --------    ----------- -------------- ----------- -------------
       The Orleans..     840        140,000        2,764         64
       Gold Coast...     712         82,000        1,864         44
       Suncoast.....     419         82,000        2,319         50
       Barbary Coast     197         30,000          610         36

Business and Marketing Strategy

   Our business and marketing strategy is to attract gaming customers to our casinos by offering consistently high quality gaming, hotel, entertainment and dining experiences at affordable prices. We emphasize attracting and retaining repeat customers. Our primary target market for The Orleans, the Gold Coast and the Suncoast consists of value-oriented local middle-market customers who gamble frequently. The Barbary Coast's customer base is primarily composed of visitors to the Las Vegas area.

   While a significant portion of our customers are local residents, the same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds on slot and video poker machines and lower minimum wager limits on our table games than those traditionally found at Strip casinos. In addition to the growing local resident market, Las Vegas is one of the fastest growing entertainment markets in the United States.

   We believe that the most important factors in successfully operating our casinos are convenient locations with easy access, a friendly atmosphere, a value-oriented approach and high quality entertainment and amenities. Additionally, we offer Las Vegas visitors spacious, well-appointed and competitively priced guest rooms.

  . Convenient, Strategic Locations. The Orleans and the Gold Coast are easily accessible and offer ample parking, providing our customers with convenient alternatives to the congestion on the Strip. The Suncoast has a suburban location conveniently located adjacent to the fast-growing Summerlin master-planned community. The Barbary Coast is located on the corner of the Strip and Flamingo Road.

  . Friendly Atmosphere. A key element of our strategy is to provide patrons with friendly, personal service that is designed to foster customer loyalty and generate repeat business. Locals appreciate a friendly, casual gaming environment where employees make them feel at home.

  . Value. We offer value to our gaming patrons by providing slot and video poker machines with better odds than those traditionally found at Strip casinos. Locals' perception of value is also influenced by such things as slot clubs that reward frequent play. We also offer value in our many restaurants and bars, where patrons are served their favorite beverages and generous portions of quality food at attractive prices.

  . Entertainment, Movie Theaters and Amenities. We believe we compete effectively with other locals-oriented casinos by offering amenities and entertainment that our customers demand and that accentuate the perception of value for our customers. Our properties offer a number of amenities that generate significant foot traffic through our casinos, including movie theaters, bowling centers, quality restaurants and a variety of musical entertainment.

  . Tourist Customers. Las Vegas is one of the fastest growing entertainment markets in the United States. The same factors that appeal to local residents also appeal to visitors to Las Vegas, including better odds and lower minimum wager limits than those traditionally found at Strip casinos. Additionally, our casinos are strategically situated to benefit from the growing visitor market, with the Gold Coast and The Orleans each located within two miles of the Strip and the Barbary Coast located at one of the busiest corners on the Strip.

Casino Properties

   The Orleans. The Orleans is strategically located on Tropicana Avenue, a short distance from the Las Vegas Strip and McCarran International Airport. The Orleans provides an upscale, off-Strip experience in an exciting New Orleans French Quarter-themed environment.

   The Orleans features an approximately 140,000 square foot casino, including approximately 2,764 slot machines, 64 table games, a keno lounge, a poker parlor and race and sports books. The Orleans has 840 hotel rooms, 18 "stadium seating" first-run movie theaters, a 70-lane bowling center, approximately 40,000 square feet of banquet and meeting facilities, including an approximately 17,000 square foot grand ballroom, six full-service restaurants and a multi-station buffet, specialty themed bars, a swimming pool, a barber shop, a child care facility, a video arcade, a beauty salon and approximately 6,000 parking spaces. The Orleans also includes an 850-seat theater that features headliner entertainment and other special events that distinguishes us from most other locals casinos in Las Vegas and allows us to attract more tourists who would otherwise gamble at Strip casinos.

   In January 2001, we commenced an approximately $150.0 million expansion of The Orleans. The project is expected to be paid for with operating cash flows and borrowings under our senior secured credit facility and is expected to be completed in phases through the second quarter of 2003. Featured in the expansion are an additional 40,000 square feet of new gaming area and public space, a multi-purpose special-events arena, an approximately 600-room hotel tower, a 2,600-car parking garage, six additional movie theaters, two restaurants and an Irish pub. Through March 31, 2002, we had spent approximately $85.1 million and had opened the two restaurants, the Irish pub, the movie theaters, the parking garage and approximately 35,000 of the additional 40,000 square feet of new gaming area and public space.

   Gold Coast. The Gold Coast is located on West Flamingo Road approximately one mile west of the Las Vegas Strip and one-quarter mile west of Interstate 15, the major highway linking Las Vegas and Southern California, offering easy access from all four directions in the Las Vegas valley.

   The Gold Coast features an approximately 82,000 square foot casino, including approximately 1,864 slot machines, 44 table games, a keno lounge, a 160-seat race and sports book and a 700-seat bingo parlor. Our eleven-story tower includes 712 hotel rooms and suites and a swimming pool with a covered bar. The Gold Coast features four full-service restaurants, a multi-station buffet restaurant, a fast-food restaurant, a snack bar and an ice cream parlor. Entertainment amenities include a 70-lane bowling center, approximately 16,000 square feet of banquet and meeting facilities, four bars, an entertainment lounge and a showroom/dance hall featuring live musical entertainment. Other amenities include a gift shop, a liquor store, a travel agency, an American Express office, a Western Union office, a beauty salon, a barber shop, a child care facility and approximately 3,000 parking spaces.

   In the fourth quarter of 2000, we commenced an approximately $60.0 million expansion and remodel of the Gold Coast. The project is expected to be paid for with operating cash flows and borrowings under our senior secured credit facility and is expected to be completed in phases through the third quarter of 2002. The expansion features a multi-station buffet, a sports bar, an Asian-themed restaurant and an Italian restaurant, a 1,200-car parking garage and expanded porte cochere, 16,000 square feet of additional meeting space, 20,000 square feet of new gaming area and a new bingo parlor, the conversion of our old bingo parlor into a ballroom, the renovation of our standard hotel guest rooms and the redesign of most of the Gold Coast's public areas. Through March 31, 2002, we had spent approximately $38.8 million and had opened the multi-station buffet, the sports bar, the restaurants and 6,000 square feet of the 16,000 square feet of additional meeting space and we had substantially completed the redesign of the public areas.

   Suncoast. The Suncoast serves one of the fastest growing areas of the Las Vegas valley and is located on approximately 50 acres in Peccole Ranch, a master-planned community adjacent to Summerlin. The Suncoast is strategically located at the intersection of Rampart Boulevard and Alta Drive, readily accessible from most major points in Las Vegas, including downtown (approximately eight miles) and the Strip (approximately nine miles).

   The Suncoast is a Mediterranean-themed facility featuring approximately 82,000 square feet of casino space, including approximately 2,319 slot machines, 50 table games, a 150-seat race and sports book and a 600-seat bingo parlor. The Suncoast has 419 spacious hotel rooms and suites, including 216 rooms constructed in 2001, approximately 25,000 square feet of banquet and meeting facilities, 16 "stadium seating" movie theaters, four full-service restaurants, a multi-station buffet, a 64-lane bowling center, a new swimming pool and approximately 6,000 parking spaces.

   Barbary Coast. The Barbary Coast is located at the intersection of Flamingo Road and Las Vegas Boulevard, one of the busiest intersections on the Strip, along with Caesars Palace, Bally's Las Vegas and Bellagio. Historically, the Barbary Coast has relied on foot traffic on the Las Vegas Strip for a significant amount of its revenues. As a result, the Barbary Coast's customer base is primarily visitors to the Las Vegas area. In addition to its favorable location on the Strip, the Barbary Coast has also benefited from its more intimate gaming atmosphere, allowing it to develop a loyal base of table games and slot customers.

   The Barbary Coast features an approximately 30,000 square foot casino, including approximately 610 slot machines, 36 table games, a race and sports book and other amenities. Our eight-story tower includes 197 spacious rooms and suites. The Barbary Coast is furnished and decorated in an elegant turn-of-the-century Victorian theme and includes three bars and three restaurants: Michael's gourmet restaurant, Drai's on the Strip (leased to and operated by a third party) and the Victorian Room.

Gaming Security

   Each of our casinos employs extensive supervision and accounting procedures to control the handling of cash in their gaming operations. These measures include security personnel, closed-circuit television observation of critical areas of the casino, locked cash boxes, independent auditors and observers, strict sign-in and sign-out procedures which ensure, to the extent practicable, that gaming chips issued by, and returned to, the casino cashier's cages are accurately accounted for, and procedures for the regular observation of gaming employees. The accounting departments of each of our casinos, which employ persons who have no involvement in the gaming operations, review on a daily basis records compiled by gaming employees pertaining to cash flow and credit extension. Moreover, regular periodic analysis of the results of our gaming operations, including analyses of our compliance with the internal control standards established by the Nevada Board, are performed by us and our independent auditors to detect significant deviations from industry standards. Based on the results of these analyses, management believes that its procedures are in compliance in all material respects with the requirements established by the Nevada Commission and the Nevada Board.

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Competition

   There is intense competition among companies in the gaming industry. The Orleans, the Gold Coast and the Suncoast compete primarily with Las Vegas hotel-casinos and non-hotel gaming facilities that target local residents. Some of these competitors have recently completed expansions or new projects, including a hotel-casino recently opened adjacent to the Gold Coast. Furthermore, there are several undeveloped properties in the immediate vicinity of The Orleans, the Gold Coast and the Suncoast on which new gaming facilities could be built. The construction of new properties and the expansion or enhancement of existing properties near our hotel-casinos could have a negative impact on our business.

   In contrast to our other casinos, the Barbary Coast competes for customers primarily with the hotel-casinos located on the Strip. The construction of new properties and the expansion or enhancement of existing properties on the Strip by competitors could materially adversely affect business and results of operations of the Barbary Coast.

   In addition, each of our properties competes, to a lesser extent, with all other casinos and hotels in the Las Vegas area. A number of new hotel-casinos or expansions have opened in Las Vegas over the last several years, and several others have been announced. This additional gaming and room capacity may have a negative impact on our business.

   We also compete with other legalized forms of gaming and gaming operations in other parts of the state of Nevada and elsewhere. Certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in designated areas. We also face competition from casinos located on Native American reservations. We believe that the development by Native Americans and other casino properties similar to those in Las Vegas in areas close to Nevada, particularly California and Arizona, could have a material adverse effect on our business and results of operations. California law permits limited Las Vegas-style gaming activities to be conducted by California Native American tribes. The governor has entered into compacts with nearly 60 tribes that allow the tribes to operate slot and video poker machines, banked card games and lotteries. An increase in gaming in California could have a material adverse effect on our business and results of operations.

Employees

   At December 31, 2001, we had approximately 7,147 employees. We have not experienced any significant work stoppages and believe our labor relations are good. The Las Vegas job market for qualified employees is very competitive. Approximately 350 employees at the Barbary Coast are covered by a collective bargaining agreement; none of our other employees are covered by a collective bargaining agreement.

Properties

   The Orleans occupies a portion of an approximately 80-acre site located on West Tropicana Avenue, approximately one mile south of the Gold Coast. We lease the real property under a ground lease entered into by Coast Hotels and the Tiberti Company, a Nevada general partnership of which J. Tito Tiberti, a director of Coast Hotels, is managing partner. The lease had an effective commencement date of October 1, 1995, an initial term of 50 years, and includes an option, exercisable by us, to extend the initial term for an additional 25 years. The lease provides for monthly rental payments of $200,000 per month through February 2002, $225,000 per month during the 48-month period thereafter, and $250,000 per month during the 60-month period thereafter. In March 2011, annual rental payments will increase on a compounding basis at a rate of 3.0% per annum. In addition, we have been granted an option to purchase the real property during the two-year period commencing in February 2016. The lease provides that the purchase price will be the fair market value of the real property at the time we exercise the option, provided that the purchase price will not be less than 10 times, nor more than 12 times, annual rent at such time.

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   We own the approximately 26 acres that the Gold Coast occupies on West
Flamingo Road. We also own an 8.33-acre site across the street from the Gold Coast that contains an approximately 100,000 square foot warehouse. We use the warehouse primarily as a storage facility.

   The Suncoast occupies the approximately 50-acre site located at the corner of Rampart Boulevard and Alta Drive in the west end of the Las Vegas valley that we lease pursuant to a Ground Lease Agreement dated as of October 28, 1994. The initial term of the lease expires on December 31, 2055. The lease contains three options, exercisable by us, to extend the term of the lease for 10 years each. The lease provided for monthly rental payments of $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The landlord has the option to require us to purchase the property at the end of 2014, 2015, 2016, 2017 and 2018, at the fair market value of the real property at the time the landlord exercises the option, provided that the purchase price will not be less than 10 times nor more than 15 times the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31.0 million to approximately $51.0 million in the years 2014 through 2018. We have a right of first refusal in the event the landlord desires to sell the property at any time during the lease term.

   The Barbary Coast occupies approximately 1.8 acres at the intersection of Flamingo Road and the Strip and occupies real property that we lease pursuant to a lease dated May 1, 1993. The lease provides for rental payments of $175,000 per year during the initial term of the lease that expires on May 1, 2003. We have given notice to the landlord of our intention to exercise the first of two 30-year options, with rental payments increasing to $190,000 per year during the first ten years of the renewal period. We have an option to purchase the leased property at any time during the six month period prior to the expiration of the initial term of the lease, provided that certain conditions are met, at a purchase price equal to the greater of $3.5 million or the then appraised value of the real property. Should the landlord desire to sell the real property during the initial term of the lease, we have a right of first refusal. We also lease approximately 2.5 additional acres of real property located adjacent to the Barbary Coast. The lease expires on December 31, 2003. The lease provides for rental payments of $125,000 per annum. We use the 2.5-acre property as a parking lot for our employees and for valet parking. The landlord has the right to terminate the lease upon six months prior notice to us if it requires the use of the property for its own business purposes (which excludes leaving the property vacant or leasing it to third parties prior to January 1, 2003).

Legal Proceedings

   We are currently, and are from time to time, involved in litigation arising in the ordinary course of our business. We are currently subject to lawsuits in which the plaintiffs have sought punitive damages. We intend to continue to defend the lawsuits vigorously. We do not believe that such litigation, including the foregoing proceedings, will, individually or in the aggregate, have a material adverse effect on our financial position, results of operations or cash flows.

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                        NEVADA REGULATION AND LICENSING

   The ownership and operation of casino gaming facilities in Nevada are subject to (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), and (ii) various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada Board and the Clark County Board. The Nevada Commission, the Nevada Board and the Clark County Board are collectively referred to as the "Nevada Gaming Authorities."

   The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which seek to, among other things, (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities,
(iv) prevent cheating and fraudulent practices and (v) provide a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on our gaming operations.

   Coast Hotels, which operates The Orleans, the Gold Coast, the Suncoast and the Barbary Coast, is licensed by the Nevada Gaming Authorities and is a corporate licensee (a "Corporate Licensee") under the terms of the Nevada Act. The gaming licenses require the periodic payment of fees and taxes and are not transferable. Coast Resorts is registered with the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of Coast Hotels. As a Registered Corporation, Coast Hotels is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may request. No person may become a stockholder of, or receive any percentage of the profits from, Coast Hotels without first obtaining licenses and approvals from the Nevada Gaming Authorities. Coast Hotels and Coast Resorts have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities at its hotel-casinos.

   The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Coast Hotels or Coast Resorts in order to determine whether such individual is suitable or should be licensed as a business associate of a Corporate Licensee or a Registered Corporation. Officers, directors and certain key employees of Coast Hotels must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of Coast Hotels who are actively and directly involved in our gaming activities may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

   If the Nevada Gaming Authorities were to find an officer, director or key employee of Coast Hotels or Coast Resorts unsuitable for licensing or unsuitable to continue having a relationship with Coast Hotels or Coast Resorts, Coast Hotels and Coast Resorts would have to sever all relationships with such person. In addition, the Nevada Commission may require Coast Hotels and Coast Resorts to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

   Coast Hotels and Coast Resorts are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by Coast Hotels must be reported to, or approved by, the Nevada Commission.

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

   If it were determined that the Nevada Act was violated by Coast Hotels, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, Coast Hotels, Coast Resorts and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Coast Hotels' gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of Coast Hotels' gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect Coast Hotels' gaming operations.

   Any beneficial holder of a Registered Corporation's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of a Registered Corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

   The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15% of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of a Registered Corporation, any change in a Registered Corporation's corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:(i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

   Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. Coast Hotels is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with Coast Hotels or Coast Resorts, Coast Hotels (i) pays that person any dividend or interest upon voting securities of Coast Hotels, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities, including, if necessary, the immediate purchase of such voting securities for cash at fair market value.

   The Nevada Commission may, in its discretion, require the holder of any debt security of a Corporate Licensee or a Registered Corporation to file applications, be investigated and be found suitable to own the debt

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

security. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Corporate Licensee or the Registered Corporation can be sanctioned, including the loss of its licenses, if without the prior approval of the Nevada Commission, it:(i) pays to the unsuitable person any dividend, interest or any distribution whatsoever;
(ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or
(iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

   Coast Hotels and Coast Resorts are required to maintain current stock ledgers in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Coast Hotels and Coast Resorts are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require Coast Resorts' stock certificates to bear a legend indicating that the securities are subject to the Nevada Act.

   Licensed Corporations and Registered Corporations such as Coast Hotels and Coast Resorts may not make public offerings of their securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to require or extend obligations incurred for such purposes. This exchange offer qualifies as a public offering (as such term is defined in the Nevada Act). The Nevada Commission has previously granted exemptions from this prior approval process to the us and Coast Resorts which apply to this exchange offer. Approval of a public offering, if given, will not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

   Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission with respect to a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as a part of the approval process relating to the transaction.

   The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before a Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by a Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the

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number of gaming devices operated; or (iii) the number of table games operated.
A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments. Nevada licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license, also pay certain fees and taxes to the State of Nevada.

   Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

   We may pursue development opportunities in other jurisdictions and we expect that if we do so we will be subject to similar rigorous regulatory standards in each other jurisdiction in which we seek to conduct gaming operations. There can be no assurance that regulations adopted, permits required or taxes imposed, by other jurisdictions will permit profitable operations by us in those jurisdictions.

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                 DESCRIPTION OF SENIOR SECURED CREDIT FACILITY

   The following is a summary of important terms of our senior secured credit facility.

   In March 1999, we entered into a $75.0 million senior secured credit facility with Bank of America, N.A. and certain other lenders. Availability under our senior secured credit facility was increased to $200.0 million in September 1999. Our senior secured credit facility has a term of five years. The availability under the senior secured credit facility was reduced by $6.0 million on September 30, 2001, by another $6.0 million on December 31, 2001, and by another $6.0 million on March 31, 2002, and will be reduced by an additional $6.0 million on June 30, 2002. Availability under the senior secured credit facility will be further reduced by an additional $8.5 million increment on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003 and by an additional $11.5 million increment on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004 (at which date, the total availability under the senior secured credit facility will be $96.0 million). Advances under our senior secured credit facility may be used for working capital, general corporate purposes, and certain improvements to our existing properties. As of March 31, 2002, we had $64.5 million outstanding under our senior secured credit facility and $117.5 million available for additional borrowings.

   Our senior secured credit facility is secured by liens on substantially all our assets and is guaranteed by Coast Resorts and any of our future subsidiaries. The Coast Resorts guarantee is secured by a pledge of all of our common stock and by liens on substantially all its other assets. Our senior secured credit facility also contains customary representations and warranties and affirmative and negative covenants (including, among others, covenants relating to financial and compliance reporting, capital expenditures, restricted payments, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt). We believe that, at December 31, 2001, we were in compliance with all covenant and required ratios.

   At our option, interest for advances under our senior secured credit facility accrues at either:

  . the London Interbank Offered Rate for 1, 2, 3 or 6 month dollar deposits as offered by Bank of America, N.A. to prime international banks in the offshore dollar market ("LIBOR") plus a spread ranging from 1.25% to 2.50%; or

  . the higher of (1) the rate as publicly announced from time to time by Bank of America, N.A. as its "reference rate" or (2) the Federal Funds Rate plus one-half of one percent per annum (such higher rate, the "Base Rate") plus a spread ranging from 0% to 1.50%.

   Our senior secured credit facility provides that interest on LIBOR advances is payable at the end of each applicable interest period or quarterly, if earlier. Interest on Base Rate advances are payable quarterly. Upon default, interest will accrue at the Base Rate plus 2.00%.

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                           DESCRIPTION OF THE NOTES

   Except as otherwise indicated below, the following summary applies to the outstanding notes, the outstanding additional notes and the exchange notes. For this section, the term "Notes" means the outstanding notes, the outstanding additional notes and the exchange notes and any other additional notes subsequently issued under the Indenture (as defined below), unless otherwise indicated.

   The outstanding notes and the outstanding additional notes were, and the exchange notes will be, issued by Coast Hotels under an Indenture (the "Indenture") among Coast Hotels, as issuer, Coast Resorts, as guarantor, and U.S. Bank National Association (formerly known as Firstar Bank of Minnesota, N.A.), as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

   The terms of the exchange notes are nearly identical to the outstanding additional notes in all material respects, including interest rate and maturity, except that the exchange notes will not be subject to:

  .   the restrictions on transfer; and

  .   the registration agreement covenants regarding registration.

   The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. You may obtain copies of the Indenture and Registration Rights Agreement by following the directions under the subheading "Additional Information" below.

General Information About the Notes

   The Notes are general unsecured obligations of Coast Hotels and are subordinated in right of payment to all existing and future Senior Indebtedness of Coast Hotels.

   As of March 31, 2002 we had $64.5 million outstanding under the senior secured credit facility and $117.5 million available for borrowing as additional senior debt under our senior secured credit facility. The Indenture permits us to incur additional Indebtedness, including additional Senior Indebtedness, in certain circumstances.

   We do not have any subsidiaries. However, under certain circumstances, we will be permitted to designate future subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

Principal, Maturity and Interest

   The Indenture governing the Notes permits the issuance of additional Notes under the Indenture, subject to the covenants in the Indenture and the applicable law. There is $325.0 million principal amount of outstanding notes and additional outstanding notes issued under the Indenture.

   The outstanding $325.0 million principal amount of 9 1/2% Senior Subordinated Notes due 2009, including the $100.0 million principal amount of additional notes issued on March 19, 2002, and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

   Interest on the Notes accrues at the rate of 9 1/2% per annum and is payable semi-annually in arrears on April 1 and October 1 to the Holders of record on the immediately preceding March 15 and September 15.

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   Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. The first interest payment date for the exchange notes will be the first April 1 or October 1 following the consummation of the exchange offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a Holder has given us wire transfer instructions, we will make all principal, premium, interest and Additional Interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Trustee within the City and State of New York unless Coast Hotels elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. Coast Hotels will issue the Notes in denominations of $1,000 and integral multiples of $1,000.

Parent Guarantee and Subsidiary Guarantees

   Coast Hotels' payment obligations under the Notes is jointly and severally guaranteed by Coast Resorts (the "Parent Guarantee") and any future Restricted Subsidiaries of Coast Hotels that have at any time a Fair Market Value of more than $250,000 (any such guarantee, a "Subsidiary Guarantee"); provided that the aggregate Fair Market Value of Restricted Subsidiaries that are not Subsidiary Guarantors will not at any time exceed $1.0 million. The Parent Guarantee is subordinated to the prior payment in full of all Senior Indebtedness of Coast Resorts on the same basis as the Notes are subordinated to Senior Indebtedness of Coast Hotels. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of Coast Hotels. The obligations of Coast Resorts under its Parent Guarantee and each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

   No Guarantor is permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless:

   (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Parent Guarantee or Subsidiary Guarantee, as applicable, and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and

   (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

   The Indenture provides that in the event of (a) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Guarantor or (c) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or in the event of its designation as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under its Parent Guarantee or Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Covenants -- Asset Sales."

Subordination

   The payment of principal of and premium, interest and Additional Interest, if any, on the Notes is subordinated to the prior payment in full in cash of all Senior Indebtedness of Coast Hotels. The payment of any amounts pursuant to the Parent Guarantee is, or any Subsidiary Guarantee will be, subordinated to the prior payment in full in cash of all Senior Indebtedness.

   Upon any distribution to creditors of Coast Resorts, Coast Hotels or any Subsidiary Guarantor:

   (1) in a liquidation or dissolution of such entity;

   (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the such entity or its property;

   (3) in an assignment for the benefit of creditors of such entity; or

   (4) in any marshaling of the assets and liabilities of such entity;

the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not allowed or allowable in such proceeding) before the Holders will be entitled to receive any payment with respect to the Notes, the Parent Guarantee or a Subsidiary Guarantee, as applicable. In addition, until all Obligations due with respect to Senior Indebtedness are paid in full in cash, any distribution to which Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive Permitted Junior Securities and payments made from the trust described under " -- Legal Defeasance and Covenant Defeasance").

   Coast Hotels also may not make any payment in respect of the Notes nor may Parent Guarantor or any Subsidiary Guarantor make any payment with respect to the Parent Guarantee or a Subsidiary Guarantee (except in Permitted Junior Securities or from the trust described under " -- Legal Defeasance and Covenant Defeasance") if:

   (1) a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period (including any acceleration of the Designated Senior Indebtedness); or

   (2) any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Coast Hotels, a
       Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Indebtedness.

   Payments on the Notes, the Parent Guarantees and the Subsidiary Guarantees may and shall be resumed:

   (1) in the case of a payment default, upon the date on which such default is cured or waived; and

   (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until:

   (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

   (2) all scheduled payments of principal, premium, interest and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

   Coast Hotels must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default, but the failure of Coast Hotels to provide such notice will not affect the subordination of the Notes.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency of Coast Resorts, Coast Hotels or a Subsidiary Guarantor, Holders may recover less ratably than other creditors of such entities, including creditors who are holders of Senior Indebtedness. See "Risk Factors -- Subordination."

   As of March 31, 2002 these Notes were subordinated to $64.5 million under our senior secured credit facility, and $117.5 million was available for borrowing as additional senior debt under our senior secured credit facility.

Optional Redemption

   Prior to April 1, 2002, Coast Hotels was entitled on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds to Coast Hotels of one or more Public Equity Offerings or the capital contributions to Coast Hotels by Coast Resorts with the Net Cash Proceeds to Coast Resorts of one or more Public Equity Offerings; provided that

   (1) at least $113.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Coast Hotels and its Subsidiaries); and

   (2) the redemption occurs within 45 days of the date of the closing of the Public Equity Offering.

   Coast Hotels did not redeem any Notes pursuant to this provision. Except pursuant to the preceding paragraph, the Notes are not redeemable at Coast Hotels' option prior to April 1, 2004.

   In addition, after April 1, 2004, Coast Hotels may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the rights of Holders on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

                         Year                Percentage
                         ----                ----------
                         2004...............  104.750%
                         2005...............  103.167%
                         2006...............  101.583%
                         2007 and thereafter  100.000%

Gaming Redemption

   If any Gaming Authority notifies a holder or beneficial owner of Notes that:

   (1) the holder or beneficial owner must obtain a license, qualification or finding of suitability under an applicable gaming law and the holder or beneficial owner does not apply for such license, qualification or finding of suitability within 30 days (or such shorter period required by the Gaming Authority); or

   (2) the holder or beneficial owner will not be licensed, qualified or found suitable under an applicable gaming law;

   then Coast Hotels may:

   (1) require that the holder or beneficial owner dispose of the holder's or beneficial owner's Notes within 30 days (or such earlier date as required by the Gaming Authority) of (A) the termination of the 30 day period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability or (B) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable; or

   (2) redeem the holder's or beneficial owner's Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (or such earlier date as required by the Gaming Authority or applicable gaming laws).

   Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from Coast Hotels for services rendered or otherwise, except the redemption price of the Notes.

   The holder or beneficial owner applying for a license, qualification or finding of suitability must pay all related costs.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

   (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

   (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

   No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Coast Hotels and its Restricted Subsidiaries and the net income of any Unrestricted Subsidiary to the extent distributed to Coast Hotels or one of its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP less, if and for as long as Coast Hotels is a Pass-through Entity, the Tax Amount; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

   (1) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid to Coast Hotels or any of its Restricted Subsidiaries by such Person during such period;

   (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Coast Hotels or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Coast Hotels or any of its Restricted Subsidiaries;

   (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income to Coast Hotels or any Restricted Subsidiary is not at the time of such determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

   (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

   (5) all extraordinary gains and extraordinary losses;

   (6) the cumulative effect of a change in accounting principles; and

   (7) the fees, expenses and other costs incurred in connection with the repurchase of the Old First Mortgage Notes (including premium paid upon, original issue discount or accruals on, and deferred financing costs written off in connection with the repurchase of the Old First Mortgage Notes), the issuance of the Notes, the initial establishment of the Indebtedness described under each of clauses (1) and (2) of the definition of "Credit Facility" below.

   "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that the beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "Asset Acquisition" means (1) an investment by Coast Hotels or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Coast Hotels or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of Coast Hotels and its Restricted Subsidiaries on the date of such investment or
(2) an acquisition by Coast Hotels or any of its Restricted Subsidiaries of the property and assets of any Person other than Coast Hotels or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business (including any casino or hotel facility) of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of Coast Hotels and its Restricted Subsidiaries on the date of such acquisition.

   "Asset Disposition" means the sale or other disposition or discontinuation of use by Coast Hotels or any of its Restricted Subsidiaries (other than to Coast Hotels or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary of Coast Hotels or (2) assets that constitute a business or operation of Coast Hotels or any of its Restricted Subsidiaries.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Coast Hotels or any of its Restricted Subsidiaries to any Person other than Coast Hotels or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the property and assets of Coast Hotels or any of its Restricted Subsidiaries or (3) any other property and assets of Coast Hotels or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of Coast Hotels or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Coast Hotels; provided that "Asset Sale" shall not include:

   (1) sales or other dispositions of inventory, receivables and other current assets;

   (2) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $1.0 million in any transaction or series of related transactions;

   (3) sales, transfers or other dispositions of (i) assets constituting a Restricted Payment permitted to be made under the "Restricted Payments" covenant or (ii) Investments permitted pursuant to clause (6) of the definition of "Permitted Investments;"

   (4) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Coast Hotels or its Restricted Subsidiaries;

   (5) the sale, transfer or other disposition of any property or assets by any Restricted Subsidiary to Coast Hotels or any Restricted Subsidiary;

   (6) the sale, transfer or other disposition of any Designated Asset; and

   (7) any exchange of property or assets (other than property or assets comprising The Orleans, the Gold Coast or the New Casino) by Coast Hotels or a Restricted Subsidiary in exchange for property or assets with a fair market value at least equal to the fair market value of the property or assets disposed of and which are to be used or are useful in any business in which Coast Hotels is permitted to engage pursuant to the covenant described under " -- Covenants -- Line of Business."

   "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

   "Barbary Coast" means the Barbary Coast Hotel and Casino.

   "Barbary EBITDA" means the earnings before interest, taxes, depreciation and amortization of the Barbary Coast, calculated in the same manner as Consolidated EBITDA is calculated for Coast Hotels and its Restricted Subsidiaries pursuant to the definition of "Consolidated EBITDA;" provided that for such calculations, an appropriate allocation shall be made for overhead that is properly allocable to the Barbary Coast.

   "Barbary Excess Net Cash Proceeds" means the Net Cash Proceeds of the Barbary Sale minus an amount equal to the Barbary EBITDA for the then most recent four fiscal quarters prior to the date of the Barbary Sale multiplied by five.

   "Barbary Sale" means a sale, transfer or disposition of the Barbary Coast.

   "Borrowing Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

   "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any buildings, restaurants, hotels, theaters, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessels, barges, ships and equipment.

   "Change of Control" means such time as:

   (1) Coast Resorts sells, transfers, conveys or otherwise disposes of (other than by way of a merger or consolidation), in one or a series of related transactions, of all or substantially all of its assets to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to (A) Coast Hotels or a wholly owned Subsidiary of Coast Hotels or
       (B) Michael J. Gaughan or his Related Parties;

   (2) Coast Hotels and its Subsidiaries, taken as a whole, sell, transfer, convey or otherwise dispose of (other than by way of a merger or consolidation), in one or a series of related transactions, of all or substantially all of their assets to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Coast Resorts or Michael J. Gaughan or his Related Parties;

   (3) a plan relating to the liquidation or dissolution of Coast Resorts or Coast Hotels is adopted;

   (4) the liquidation or dissolution of Coast Resorts or Coast Hotels;

   (5) individuals who on the Closing Date constituted the Board of Directors of Coast Resorts or Coast Hotels (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Coast Resorts' or Coast Hotels' stockholders, as applicable, was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Coast Resorts or Coast Hotels, as applicable, then in office;

   (6) prior to the consummation of Coast Resorts' first Public Equity Offering, (A) Michael J. Gaughan and his Related Parties cease to be the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) in the aggregate at least 20% of the Voting Stock of Coast Resorts or (B) any "person" (as defined above) or "group" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined above), directly or indirectly, more of the Voting Stock of Coast Resorts than is "beneficially owned" by the Principals and their Related Parties;

   (7) after the consummation of Coast Resorts' first Public Equity Offering, a transaction is consummated (including, without limitation, any merger or consolidation) which results in:

      (A) any "person" (as defined above) or "group" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, becoming the "beneficial owner" (as defined above), directly or indirectly, of more than 40% of the Voting Stock of Coast Resorts; and

      (B) any "person" (as defined above) or "group" (as defined above) becoming the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of Coast Resorts than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate;

       but, in the case of both clauses (A) and (B) of this clause (7), excluding from the percentage of Voting Stock held by any person consisting of a group the Voting Stock owned by any Principal and his Related Parties who are deemed to be members of the group; provided that such Principal and his Related Parties beneficially own a majority of the total Voting Stock of Coast Resorts held by such group; or

   (8) Coast Resorts ceases to own 100% of the outstanding Capital Stock of Coast Hotels (other than pursuant to a merger of Coast Hotels into Coast Resorts).

   For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of Coast Hotels will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

   "Closing Date" means March 23, 1999, the date on which $175.0 million principal amount of 91/2% Senior Subordinated Notes were originally issued under the Indenture.

   "Coast Resorts" means Coast Resorts, Inc., a Nevada corporation.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common equity, whether outstanding on the Closing Date or issued thereafter.

   "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (1) Consolidated Interest Expense, (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets) or, so long as Coast Hotels is a Pass-through Entity, the Tax Amount, (3) depreciation expense, (4) amortization expense, (5) any preopening expenses to the extent that such preopening expenses were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP, and (6) all other non-cash items including deferred (non-cash) rent expense, reducing Adjusted Consolidated Net Income less all non-cash items increasing Adjusted Consolidated Net Income; provided, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Coast Hotels or any of its Restricted Subsidiaries.

   "Consolidated Interest Expense" means, for any period, the aggregate amount of

   (1) interest, including capitalized interest, in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the assets of Coast Hotels or any of its Restricted Subsidiaries);

   (2) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Coast Hotels and its Restricted Subsidiaries during such period; and

   (3) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of Coast Hotels, other than dividend payments on Capital Stock payable solely in Capital Stock of Coast Hotels (other than Disqualified Stock) or to Coast Hotels or a Restricted Subsidiary of Coast Hotels, times (b) a fraction, the numerator or which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate or such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

excluding, however, (A) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (B) original issue discount written off in connection with the repurchase of the Old First Mortgage Notes.

   "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Coast Hotels and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries except as investments), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Coast Hotels or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

   "Construction and Design Contract" means any contract for the construction, design, development or equipping, including any capital addition, improvement, extension or repair, for any of Coast Hotels' Casinos existing now or in the future, as finalized, amended, supplemented or otherwise modified from time to time.

   "Credit Agreement" means the Amended and Restated Loan Agreement dated as of September 16, 1999, among Coast Hotels, and Bank of America, N.A., as administrative agent, and the lenders referred to therein, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such Loan Agreement (including, without limitation, any Guarantees and security documents), in each case as such Loan Agreement or such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

   "Credit Facility" means:

   (1) the Credit Agreement; provided that the aggregate principal amount of all Indebtedness outstanding under the Credit Agreement, including all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (1), does not exceed $75.0 million less permanent reductions in the available Indebtedness under the Credit Agreement resulting from the application of Asset Sale proceeds; and

   (2) any other agreement evidencing Indebtedness; provided that:

      (A) prior to the time that the New Casino is Operating, at least 75% of the proceeds of such Indebtedness are used exclusively to finance the Project Costs for the New Casino;

      (B) either (i) such Indebtedness is incurred under the Credit Agreement or an amendment or supplement to the Credit Agreement, in either case with the existing lenders under the Credit Agreement or other Eligible Lenders or (ii) if Coast Hotels is unable to incur Indebtedness pursuant to clause (i) above on terms reasonably acceptable to Coast Hotels, (a) all of the initial lenders or purchasers of such Indebtedness are Permitted Lenders, (b) after giving pro forma effect to the issuance of all Indebtedness which is outstanding as of the date of determination pursuant to the Credit Agreement and which may otherwise be incurred under such Credit Facility, the Interest Coverage Ratio would be at least 1.5 to 1 and
          (c) such Indebtedness is not issued with any equity or cash flow participations;

      (C) prior to the time that the New Casino is Operating, the aggregate principal amount of such Indebtedness outstanding at any time, including any refinancings or replacements thereof, shall not exceed the lesser of (A) $125.0 million and (B) 85% of the Project Costs for the New Casino, less permanent reductions in such Indebtedness resulting from the application of Asset Sale Proceeds; and

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      (D) after the New Casino is Operating, the aggregate principal amount of such Indebtedness outstanding at any time, including any refinancings or replacements thereof and including any Indebtedness which was previously incurred and is outstanding under this clause (2), shall not exceed $125.0 million less permanent reductions in such Indebtedness resulting from the application of Asset Sale proceeds; and

       provided, further, that the lenders under the Credit Facility shall be conclusively entitled to rely on a certificate of Coast Hotels as to compliance with the requirements of this definition.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Asset" means the Rancho Road Property and the aircraft owned by Coast Hotels on the date of the Indenture.

   "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement and any amendments, restatements, modifications, renewals or replacements thereof and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has commitments for or an aggregate principal amount outstanding of at least $20.0 million and that is specifically designated by Coast Hotels, in the instrument creating or evidencing such Senior Indebtedness, as "Designated Senior Indebtedness."

   "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes or (2) convertible into or exchangeable for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Coast Hotels' repurchase of such Notes as are required to be repurchased pursuant to the "Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

   "Eligible Lenders" means (1) the lenders under the Credit Agreement, (2) any affiliate of any lender under the Credit Agreement, (3) any commercial bank, savings bank or loan association having a combined capital and surplus of at least $100.0 million and (4) any other financial institution, including a mutual fund or other fund, having total assets of at least $250.0 million.

   "Existing Casino" means any Casino of Coast Hotels in existence on the Closing Date and the New Casino.

   "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, which in the case of a transaction involving $5.0 million or more, shall be as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the

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Accounting Principles Board of the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

   "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of the United States or foreign government, any state province or any city or other political subdivision, or any officer of official thereof, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Las Vegas and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Coast Hotels or any of its Subsidiaries.

   "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct the present and future gaming activities of Coast Hotels and its Subsidiaries.

   "Gold Coast" means the Gold Coast Hotel and Casino.

   "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

   (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

   (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

   The term "Guarantee" used as a verb has a corresponding meaning.

   "Guarantors" means Coast Resorts together with any Subsidiary Guarantors.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that the accrual of interest or accretion of principal shall not be considered an Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

   (1) all indebtedness of such Person for borrowed money;

   (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

   (3) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition)

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       entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

   (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

   (5) all Capitalized Lease Obligations;

   (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and
       (B) the amount of such Indebtedness;

   (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

   (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation for the payment of principal (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Coast Hotels and its Restricted Subsidiaries thereunder), provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include (i) any liability for federal, state, local or other taxes or the obligation to make payments pursuant to a Tax Agreement or (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence.

   "Independent Directors" means any members of the Board of Directors of Coast Hotels other than (1) Michael J. Gaughan, J. Tito Tiberti, Jerry Herbst, Harlan
D. Braaten, Gage Parrish, (2) any spouses, siblings, parents or lineal descendants of any person set forth in clause (1) above and any spouse of any such sibling or lineal descendant and (3) any officer or other employee of Coast Resorts or any Affiliate of Coast Resorts, including Coast Hotels.

   "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:

      (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period except to the extent any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Coast Hotels, to remain outstanding for a period in

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   excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to the purchase of any U.S. government securities required to be purchased with the proceeds of any such Indebtedness and set aside to prefund the payment of interest on such Indebtedness at the time such Indebtedness is Incurred);

      (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

      (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and to any discharge of or other relief from Indebtedness to which Coast Hotels and its continuing Restricted Subsidiaries are not liable following any Asset Disposition and the reduction of any associated Consolidated Interest Expense and the change in Consolidated EBITDA resulting therefrom) and the designation of Unrestricted Subsidiaries as Restricted Subsidiaries that occur during such Reference Period as if they had occurred and such proceeds had been applied and such discharge or relief had occurred on the first day of such Reference Period; and

      (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and to any discharge of or other relief from Indebtedness to which Coast Hotels and its continuing Restricted Subsidiaries are not liable following any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Coast Hotels or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a senior financial or accounting officer of Coast Hotels. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a senior financial or accounting officer of Coast Hotels to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Coast Hotels or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

   (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

   (2) the Fair Market Value of the Capital Stock (or any other Investment) held by Coast Hotels or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

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provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Restricted Payments" covenant described below:

   (1) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to Coast Hotels or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

   (2) the Fair Market Value of the assets (net of liabilities (other than liabilities to Coast Hotels or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

   (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

   Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of Coast Hotels in exchange for Capital Stock, property or assets of another Person or any redemption or repurchase of the Notes or other Indebtedness of Coast Hotels or any Restricted Subsidiary for cash constitute an Investment by Coast Hotels in such other Person.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest in the future); provided that in no event shall an operating lease be deemed to constitute a Lien.

   "Liquor License" means every license, franchise or other authorization required to serve liquor at any of casinos owned or operated by Coast Hotels or any of its Restricted Subsidiaries.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

   (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold by Coast Hotels or any Restricted Subsidiary with recourse to Coast Hotels or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

      (A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

      (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable), including payments under any Tax Agreement, as a result of such Asset Sale without regard to the consolidated results of operations of Coast Hotels and its Restricted Subsidiaries, taken as a whole;

      (C) payments made to repay Indebtedness other than Senior Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or
          (II) is required to be paid as a result of such sale; and

      (D) appropriate amounts to be provided by Coast Hotels or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

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   (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold by Coast Hotels or any Restricted Subsidiary with recourse to Coast Hotels or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "New Casino" means the Suncoast Hotel and Casino.

   "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing or otherwise in respect of any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

   "Offer to Purchase" means an offer to purchase Notes by Coast Hotels from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

   (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

   (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

   (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

   (4) that, unless Coast Hotels defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

   (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

   (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

   (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

   On the Payment Date, Coast Hotels shall:

   (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

   (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

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   (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Coast Hotels.

   The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. Coast Hotels will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Coast Hotels will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Coast Hotels is required to repurchase Notes pursuant to an Offer to Purchase.

   To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, Coast Hotels will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

   "Old First Mortgage Notes" means the 13% First Mortgage Notes due 2002 and the 10 7/8% First Mortgage Notes due 2001 of Coast Hotels.

   "Operating" means, with respect to the New Casino, the first time that (i) all Gaming Licenses necessary to commence operations at the New Casino have been granted and have not been revoked or suspended, (ii) the project manager and the architect of the New Casino have delivered a certificate to the Trustee certifying that the New Casino is complete in all material respects in accordance with the plans and specifications therefor and all applicable building laws, ordinances and regulations, (iii) the New Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (iv) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the New Casino, (v) a permanent or temporary certificate of occupancy has been issued for the New Casino by Clark County, Nevada and
(vi) a notice of completion of the New Casino has been duly recorded.

   "Pari Passu Indebtedness" means all Indebtedness of Coast Hotels ranking pari passu in right of payment with the Notes.

   "Pass-through Entity" means any entity taxed as a partnership for federal income tax purposes, any disregarded entity for federal income tax purposes, including a qualified Subchapter S subsidiary, an S-Corporation, or any other entity whose items of income and deductions are passed through to its equityholders for federal income tax purposes and retain the same characteristics in the hands of such equityholders.

   "Permitted FF&E Financing" means Indebtedness of Coast Hotels or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of the Indenture of newly acquired or leased furniture, fixtures or equipment ("'FF&E") used directly in the operation of any of Coast Hotels' Casinos and secured by a Lien on such FF&E, which Indebtedness has a principal amount not to exceed 100% of the cost of the FF&E so purchased or leased.

   "Permitted Investment" means:

   (1) an Investment in Coast Hotels or a Restricted Subsidiary of Coast Hotels or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Coast Hotels or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of Coast Hotels and its Restricted Subsidiaries on the date of such Investment;

   (2) Temporary Cash Investments;

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   (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

   (4) advances and loans to employees of Coast Hotels or any of its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate amount of such Investments does not exceed $1.0 million;

   (5) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or good faith settlement of litigation, disputes or other debts;

   (6) Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of Coast Hotels and its Restricted Subsidiaries; provided that the aggregate amount of such Investments does not exceed $10.0 million;

   (7) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant "Asset Sales;"

   (8) Investments in Currency Agreements and Interest Rate Agreements with respect to Indebtedness otherwise permissible under the Indenture;

   (9) receivables owing to Coast Hotels or any Restricted Subsidiary, if created or acquired in the ordinary course of business consistent with past practices and payable or dischargeable in accordance with customary terms; and

  (10) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of Coast Hotels or for Capital Stock of Coast Resorts.

   "Permitted Junior Securities" means Capital Stock of Coast Hotels, any Restricted Subsidiary or any affiliate of or successor to Coast Hotels pursuant to a plan of reorganization or debt securities of Coast Hotels, any Restricted Subsidiary or any affiliate of or successor to Coast Hotels pursuant to a plan of reorganization that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to the Indenture on the Closing Date, so long as
(i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Notes to be treated as part of (a) the same class of claims in any plan of reorganization as the Senior Indebtedness or (b) any class of claims in any plan of reorganization pari passu with, or senior to, the Senior Indebtedness for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of Coast Hotels and (ii) to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to have a value, as of the effective date of such plan of reorganization, of at least the value of such holder's interest in the estate's interest in such Senior Indebtedness.

   "Permitted Lender" means any Eligible Lender, any other Person that qualifies as a "qualified institutional buyer" pursuant to Rule 144A under the Securities Act, any purchaser of Indebtedness pursuant to Regulation S under the Securities Act and any purchaser of Indebtedness that is registered under the Securities Act.

   "Permitted Lien" means:

   (1) Liens securing Senior Indebtedness (including related Obligations) that is permitted to be incurred pursuant to the Indenture;

   (2) Liens existing on the date of the Indenture;

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   (3) Liens for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

   (4) banker's liens, rights of setoff and Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

   (5) Liens on the aircraft owned by Coast Hotels on the Closing Date (or any replacement aircraft) and on the Rancho Road Property to secure Indebtedness permitted by the terms of the Indenture under clause (1) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant set forth below (and any Permitted Refinancing Indebtedness applied to the refinancing thereof);

   (6) Liens in favor of Coast Hotels or a Restricted Subsidiary;

   (7) Liens incurred to secure the purchase price or cost of construction or improvement of property, which Lien shall not cover any property other than that being acquired, purchased, improved or constructed;

   (8) any interest or title of a lessor under Capitalized Lease Obligations otherwise permitted under the Indenture;

   (9) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by Coast Hotels or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of Coast Hotels or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

  (10) Liens on property existing at the time of acquisition thereof by Coast Hotels or a Restricted Subsidiary;

  (11) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Coast Hotels or such Restricted Subsidiary, as the case may be, in accordance with GAAP;

  (12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;

  (13) Liens securing obligations under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business;

  (14) extensions, renewals or refunding of any Liens referred to in clauses
       (1) through (11) above, provided that the renewal, extension or refunding is limited to all or part of the property securing the original Lien; and

  (15) Liens in addition to the foregoing incurred in the ordinary course of business, provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Coast Hotels or any of its Subsidiaries.

   "Permitted Tax Distribution" means (1) payments to Coast Resorts required to be made pursuant to the Tax Sharing Agreement and (2) if and for so long as Coast Hotels is treated as a Pass-through Entity, distributions to equityholders of Coast Hotels (or, if such equityholder is a Pass-through Entity, its equityholders) in an amount not to exceed the Tax Amount; provided that (A) prior to the first such distribution to equityholders, Coast Hotels

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delivers to the Trustee an opinion of counsel reasonably satisfactory to the
Trustee confirming that (i) Coast Hotels is a Pass-through Entity and (ii) the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the transaction pursuant to which Coast Hotels becomes a Pass-through Entity and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred and (B) prior to any such distribution, Coast Hotels delivers to the Trustee a certificate of Coast Hotels' Chief Financial Officer to the effect that Coast Hotels is a taxable as Pass-through Entity.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter.

   "Principals" means Michael J. Gaughan, J. Tito Tiberti, Jerry Herbst and Franklin Toti.

   "Project Costs" means, with respect to the development, construction or acquisition of any of Coast Hotels' Casinos not in existence on March 23, 1999, including the New Casino, or any expansion or refurbishment of an Existing Casino, as the case may be, the aggregate costs required to complete such development, construction and acquisition, including all direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs, costs of furniture, fixtures, furnishings, machinery and equipment, non-construction supplies and pre-opening payroll, but excluding principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

   "Public Equity Offering" means an underwritten public offering of Coast Resorts common stock which is registered under the Securities Act and results in net proceeds to Coast Resorts of at least $20.0 million.

   "Rancho Road Property" means the approximately 29 acres of raw land owned by Coast Hotels on the Closing Date located at 4300 West Carey Avenue, North Las Vegas, Nevada.

   "Related Parties" means, with respect to any Principal, (i) any spouse, sibling, parent or lineal descendant of such Principal or any spouse of any such sibling or lineal descendant and (ii) any trust, corporation, partnership or other entity the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Person referred to in the immediately preceding clause (i).

   "Representative" means any agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness.

   "Restricted Subsidiary" means any Subsidiary of Coast Hotels other than an Unrestricted Subsidiary.

   "Senior Indebtedness" means the following obligations of Coast Hotels or a Guarantor, whether outstanding on the Closing Date or thereafter Incurred:

   (1) all Indebtedness and all other Obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) of Coast Hotels or a Guarantor under (or in respect of) the Credit Agreement or any amendments, restatements, modifications, renewals or replacements thereof or a Borrowing Facility or

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       any Interest Rate Agreement or Currency Agreement relating to or otherwise in respect of the Indebtedness under the Credit Agreement or any amendments, restatements, modifications, renewals or replacements thereof or a Borrowing Facility; and

   (2) all other Indebtedness and all other monetary obligations of Coast Hotels (other than the Notes) or a Guarantor, including principal and interest on such Indebtedness, unless such Indebtedness or obligations, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness or obligation is issued, is pari passu with, or subordinated in right of payment to, the Notes, the Parent Guarantee or Subsidiary Guarantees, as the case may be.

   Notwithstanding anything to the contrary in clauses (1) and (2) above, Senior Indebtedness shall not include:

   (1) any Indebtedness of Coast Hotels or a Guarantor that, when Incurred, was without recourse to Coast Hotels or the Guarantor, as the case may be;

   (2) any Indebtedness of Coast Hotels to a Subsidiary or Affiliate of Coast Hotels;

   (3) any Indebtedness of Coast Hotels or a Guarantor, as the case may be, to the extent not permitted by the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below; provided that as to any Indebtedness under the Credit Agreement which exceeds the dollar limitations set forth in clause (1) of the definition of "Credit Facility" and any Indebtedness otherwise incurred pursuant to Credit Facilities which exceeds the dollar limitations set forth in clause (2) of the definition of "Credit Facility," no such violation shall be deemed to exist for purposes of this clause (3) if the lenders thereunder have obtained a legal opinion (which legal opinion, in the case of revolving Indebtedness, shall be given on the date of the credit commitment by such lenders with respect to such Indebtedness) to the effect that the issuance of such Indebtedness does not violate such covenant as of such date;

   (4) any repurchase, redemption or other obligation in respect of Disqualified Stock;

   (5) any Indebtedness to any employee of Coast Hotels or any of its Subsidiaries;

   (6) any liability for taxes owed or owing by Coast Hotels or any of its Subsidiaries or any amounts paid or payable under any Tax Agreement; and

   (7) any Trade Payables.

   "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries:

   (1) for the most recent fiscal year of Coast Hotels, accounted for more than 10% of the consolidated revenues of Coast Hotels and its Restricted Subsidiaries; or

   (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Coast Hotels and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Coast Hotels for such fiscal year.

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

   "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.


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   "Subordinated Notes" means the promissory notes executed by Gold Coast Hotel and Casino, a Nevada limited partnership, in an aggregate principal amount not to exceed $2.0 million, as assumed by Coast Hotels.

   "Subsidiary" means, with respect to any Person, any corporation, association, business trust or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

   "Subsidiary Guarantor" means a future Subsidiary of Coast Hotels that executes a Subsidiary Guarantee pursuant to the "Subsidiary Guarantees" covenant set forth below, until released from that Subsidiary Guarantee in accordance with the Indenture.

   "Tax Agreement" means (1) the Tax Sharing Agreement and (2) if and for so long as Coast Hotels is treated as a Pass-through Entity, any agreement among Coast Hotels, Coast Resorts and the equityholders of Coast Hotels and Coast Resorts with respect to distributions of the Tax Amount.

   "Tax Amount" means, with respect to any period, the federal, state and local tax liability of equityholders of Coast Hotels (or, if such holder is a Pass-though Entity, its equityholders), assuming maximum rates, in respect of their direct or indirect interests in Coast Hotels for such period plus any additional amounts payable to such equityholders to cover taxes arising from ownership of such equity interests.

   "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated January 30, 1996, among Coast Resorts, Coast Hotels and Coast West, Inc., as in existence on the date of the Indenture.

   "Temporary Cash Investment" means any of the following:

   (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

   (2) demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and (unless such accounts, certificates or deposits are fully insured by the FDIC) has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

   (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

   (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Coast Hotels) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) by S&P;

   (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

   (6) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing

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       arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

   "The Orleans" means The Orleans Hotel and Casino.

   "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

   "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Coast Hotels or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Unrestricted Subsidiary" means:

   (1) any Subsidiary of Coast Hotels that is designated an Unrestricted Subsidiary by the Board of Directors of Coast Hotels in the manner provided below; and

   (2) any Subsidiary of an Unrestricted Subsidiary.

   The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Coast Hotels) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Coast Hotels or any Restricted Subsidiary; provided that:

   (1) any Guarantee by Coast Hotels or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Coast Hotels or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

   (2) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Restricted Payments" covenant described below; and (III) if applicable, the "Incurrence" of Indebtedness and the "Investment" referred to in clause (1) of this proviso would be permitted under the "Limitation on Indebtedness and Issuances of Preferred Stock" and "Restricted Payments" covenants described below.

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

   (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

   (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

   Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

   "Wholly Owned Restricted Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares) by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person.

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Covenants

  Limitation on Indebtedness and Issuances of Preferred Stock

   Coast Hotels will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and any Guarantees thereof issued on March 23, 1999, and other Indebtedness existing, on March 23, 1999) or issue any shares of Disqualified Stock or, in the case of any Restricted Subsidiary, issue any shares of preferred stock; provided that Coast Hotels or any Restricted Subsidiary may Incur Indebtedness and Coast Hotels may issue Disqualified Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock, in each case after the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

   Notwithstanding the foregoing, Coast Hotels and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

   (1) Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness outstanding pursuant to this clause
       (1) does not exceed $200.0 million;

   (2) Indebtedness owed (A) by a Restricted Subsidiary to Coast Hotels or (B) by Coast Hotels or a Restricted Subsidiary to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Coast Hotels or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

   (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (7), (8) or (9) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

       (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

       (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

       (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

       and provided further that in no event may Indebtedness of Coast Hotels that is pari passu with or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (3);

   (4) Indebtedness (A) in respect of performance, surety or appeal bonds, completion guarantees or similar instruments provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect Coast Hotels or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and

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       compensation payable thereunder; or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Coast Hotels or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Coast Hotels or any Restricted Subsidiary in connection with such disposition;

   (5) Indebtedness of Coast Hotels, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "-- Legal Defeasance and Covenant Defeasance;"

   (6) Indebtedness outstanding under Permitted FF&E Financings which are either (x) Non-Recourse Indebtedness of Coast Hotels and its Restricted Subsidiaries or (y) limited in principal amount, including all refinancings and replacements thereof, to $10.0 million at any one time outstanding secured by Liens described in clause (7) of the definition of "Permitted Liens;"

   (7) Indebtedness evidenced by letters of credit or similar instruments issued in the ordinary course of business of Coast Hotels or any Restricted Subsidiary including any such instrument to secure workers' compensation or other insurance coverage or security or lease deposits;

   (8) Indebtedness, in addition to Indebtedness permitted under clauses (1) through (7) above and (9) through (12) below, in an aggregate principal amount outstanding at any time not to exceed $15.0 million;

   (9) obligations under letters of credit, bonds and other surety arrangements posted by Coast Hotels or any Subsidiary of Coast Hotels in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority or by applicable law or regulation and consistent in character and amount with industry practice;

  (10) Indebtedness of Coast Hotels (and Guarantees thereof by the Subsidiaries of Coast Hotels that are Guarantors) Incurred to finance the expansion or refurbishment of an Existing Casino, provided the aggregate principal amount of such Indebtedness at any time outstanding, together with any Indebtedness applied to the refinancing thereof, does not exceed the lesser of $20.0 million or 80% of the aggregate Project Costs of such expansion or refurbishment;

  (11) following the date on which the New Casino is operating, Indebtedness of Coast Hotels (and Guarantees thereof by the Subsidiaries of Coast Hotels that are Guarantors) Incurred to finance the expansion or refurbishment of an Existing Casino, provided the aggregate principal amount of such Indebtedness at any time outstanding, together with any Indebtedness applied to the refinancing thereof, does not exceed the lesser of $30.0 million or 80% of the aggregate Project Costs of such expansion or refurbishment; and

  (12) the Guarantee by Coast Hotels or any Restricted Subsidiary of Indebtedness of Coast Hotels or a Restricted Subsidiary of Coast Hotels that was permitted to be incurred by another provision of this covenant.

   Notwithstanding any other provision of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, the maximum amount of Indebtedness that Coast Hotels or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

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   For purposes of determining any particular amount of Indebtedness under this
"Limitation on Indebtedness and Issuances of Preferred Stock" covenant,

   (1) Indebtedness Incurred under the Credit Facility first shall be treated as Incurred pursuant to clause (1) of the second paragraph of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant to the full extent of Indebtedness permitted under such clause (it being understood that additional Indebtedness under the Credit Facility may be incurred to the full extent permitted under any other provision of the Indenture);

   (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

   (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause
(1) of the preceding sentence), Coast Hotels, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

  No Senior Subordinated Indebtedness

   Coast Hotels will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. No Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of such Guarantor unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Parent Guarantee or Subsidiary Guarantee, as the case may be, executed by such Guarantor.

  Liens

   Coast Hotels will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the Indebtedness secured.

  Restricted Payments

   Coast Hotels will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

   (1) declare or pay any dividend or make any distribution on or with respect to Coast Hotels' or any Restricted Subsidiaries' Capital Stock (other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than Coast Hotels or any of its Restricted Subsidiaries;

   (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Coast Hotels (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or
       (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of Coast Hotels (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of Coast Hotels;

   (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Coast Hotels that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

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   (4) make any Investment, other than a Permitted Investment, in any Person
       (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

       (A) a Default or Event of Default shall have occurred and be continuing;


       (B) Coast Hotels could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; or

       (C) the aggregate amount of all Restricted Payments (the amount of any Restricted Payment with a fair market value in excess of $1.0 million, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

            (I) 50% of the aggregate amount of the Adjusted Consolidated Net
                Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by Coast Hotels or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant; plus

           (II) the aggregate Net Cash Proceeds received by Coast Hotels after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Coast Hotels, including an issuance or sale permitted by the Indenture of Indebtedness of Coast Hotels for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Coast Hotels, or from the issuance to a Person who is not a Subsidiary of Coast Hotels of any options, warrants or other rights to acquire Capital Stock of Coast Hotels (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

          (III) 100% of the aggregate capital contributions from Coast Resorts; plus

           (IV) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Coast Hotels or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by Coast Hotels or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

   The foregoing provision shall not be violated by reason of:

   (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

   (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant;


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   (3) the repurchase, redemption or other acquisition of Capital Stock of
       Coast Hotels or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Coast Hotels or of Coast Resorts to the extent the net proceeds thereof are contributed to Coast Hotels (or options, warrants or other rights to acquire such Capital Stock);

   (4) the redemption or repurchase (and the payment of dividends by Coast Hotels to Coast Resorts to fund any redemption or repurchase by Coast Resorts) of any debt or equity securities of Coast Hotels, any Restricted Subsidiary or Coast Resorts required by, and in accordance with, any order of any Gaming Authority, provided that Coast Hotels has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so;

   (5) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of Coast Hotels or a Restricted Subsidiary which is subordinated in right of payment to the Notes or the Subsidiary Guarantee executed by such Restricted Subsidiary in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Coast Hotels or of Coast Resorts to the extent the net proceeds thereof are contributed to Coast Hotels or of Coast Resorts to the extent the net proceeds thereof are contributed to Coast Hotels (or options, warrants or other rights to acquire such Capital Stock);

   (6) dividends or other payments to Coast Resorts in an aggregate amount not to exceed $500,000 per fiscal year to pay accounting, legal, corporate reporting and other administrative expenses of Coast Resorts in the ordinary course of business;

   (7) payments or distributions to dissenting stockholders (and the payment of dividends by Coast Hotels to Coast Resorts to fund any such payments) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Coast Hotels or Coast Resorts;

   (8) payments of amounts required for any repurchase, redemption, retirement or other acquisition of any Capital Stock of Coast Hotels or Coast Resorts (and the payment of dividends by Coast Hotels to Coast Resorts to fund any such payments) or any options or rights to acquire such Capital Stock of Coast Hotels or Coast Resorts owned by any director, officer or employee of Coast Hotels or its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from Coast Hotels; provided that the aggregate price paid for all such repurchased, redeemed, retired or acquired Capital Stock of Coast Hotels or options shall not exceed in the aggregate $2.0 million;

   (9) Investments in any Person so long as such Person is engaged in a line of business in which Coast Hotels is permitted to be engaged pursuant to the covenant described under "-- Covenants -- Line of Business" in an aggregate amount not to exceed $15.0 million;

  (10) Restricted Payments up to an amount equal to the Barbary Excess Net Cash Proceeds;

  (11) payments for the repurchase, redemption, retirement, defeasance or other acquisition of any of the Subordinated Notes in an aggregate amount not to exceed $2.0 million;

  (12) Permitted Tax Distributions;

  (13) dividends or other payments (and the payments of dividends by Coast Hotels to Coast Resorts to fund any such payments) to the former partners of the Gold Coast Hotel and Casino, a Nevada partnership, or the Barbary Coast Hotel and Casino, a Nevada partnership, in an aggregate amount not to exceed $1.5 million to pay income tax liability incurred as such partners and assessed after the date of the Indenture; or

  (14) Restricted Payments in an aggregate amount not to exceed $15.0 million;

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provided that, except in the case of clauses (1), (4), (7), (8) and (13), no
Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

   Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (6), (12) and (13) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (5) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (5), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   Coast Hotels will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

   (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Coast Hotels or any other Restricted Subsidiary;

   (2) pay any Indebtedness owed to Coast Hotels or any other Restricted Subsidiary;

   (3) make loans or advances to Coast Hotels or any other Restricted Subsidiary; or

   (4) transfer any of its property or assets to Coast Hotels or any other Restricted Subsidiary.

   The foregoing provisions shall not restrict any encumbrances or restrictions:

   (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced;

   (2) contained in any Indebtedness incurred under an agreement described in clause (2)(B)(i) of the definition of "Credit Facility" and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreement; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect in such agreement;

   (3) existing under or by reason of applicable law;

   (4) contained in any agreement so long as such encumbrances and restrictions are no more restrictive than those contained in the Indenture;

   (5) existing with respect to any Person or the property or assets of such Person acquired by Coast Hotels or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

   (6) in the case of clause (4) of the first paragraph of this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,
       (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with

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       respect to, or Lien on, any property or assets of Coast Hotels or any
       Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Coast Hotels or any Restricted Subsidiary in any manner material to Coast Hotels or any Restricted Subsidiary, (D) existing by reason of customary provisions in leases entered into in the ordinary course of business or (E) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

   (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

   (8) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of any default contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (C) Coast Hotels believes that any such encumbrance or restriction will not materially affect Coast Hotels' ability to make principal or interest payments on the Notes.

   Nothing contained in this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Coast Hotels or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Liens" covenant or (2) restricting the sale or other disposition of property or assets of Coast Hotels or any of its Restricted Subsidiaries that secure Indebtedness of Coast Hotels or any of its Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Wholly Owned Restricted Subsidiaries

   Coast Hotels will not, and will not permit any Restricted Subsidiary, to transfer, sell, convey or otherwise dispose of any shares of Capital Stock of a Wholly Owned Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) other than to Coast Hotels or one of its Wholly Owned Restricted Subsidiaries unless:

   (1) such transfer, sale, conveyance or disposition is of all of the Capital Stock of such Wholly Owned Subsidiary; and

   (2) the Net Cash Proceeds of any such transfer, sale, conveyance or disposition are applied in accordance with clause (A) or (B) of the "Asset Sales" covenant described below.

   In addition, Coast Hotels will not permit any Wholly Owned Restricted Subsidiary of Coast Hotels to issue any Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Coast Hotels or a Wholly Owned Restricted Subsidiary of Coast Hotels.

  Subsidiary Guarantees

   If a Restricted Subsidiary acquired or created after the date of the Indenture has at any time a Fair Market Value of more than $250,000, then that Restricted Subsidiary must execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the caption "-- Subordination"), of Coast Hotels' payment obligations under the Notes and the Indenture; provided that the aggregate Fair Market Value of Restricted Subsidiaries of Coast Hotels that are not Subsidiary Guarantors will not at any time exceed $1.0 million.

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  Redemption of the Old First Mortgage Notes

   On December 15, 2000, Coast Hotels redeemed all Old First Mortgage Notes then outstanding, as required by the Indenture.

  Construction of the New Casino

   Simultaneously with the closing of any transaction pursuant to which Coast Hotels may incur the Indebtedness referred to in clause (2) of the definition of "Credit Facility," Coast Hotels will provide to the Trustee:

   (1) a budget setting forth in reasonable detail all amounts to be expended in connection with the development, construction and opening the New Casino;

   (2) an Officers' Certificate certifying that to best of their knowledge after due inquiry;

       (A) based upon Coast Hotels' internal projections, Coast Hotels has sufficient funds, together with funds available under the Credit Facility, to cause the New Casino to be completed and operating within 21 months of the closing of any transaction pursuant to which Coast Hotels may incur the Indebtedness referred to in clause (2) of the definition of "Credit Facility;" and

       (B) Coast Hotels' internal projections with respect to the development, construction and opening of the New Casino are reasonable.

  Transactions with Affiliates

   Coast Hotels will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of Coast Hotels or any Restricted Subsidiary, unless:

   (1) such transaction is on fair and reasonable terms no less favorable to Coast Hotels or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate; and

   (2) Coast Hotels delivers to the Trustee:

       (a) with respect to any transaction or series of related transactions the aggregate amount of which exceeds $2.0 million in value, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction complies with this covenant and has been approved by a majority of the Independent Directors; and

       (b) with respect to any transaction or series of related transactions the aggregate amount of which exceeds $5.0 million in value, a written opinion of a nationally recognized accounting, appraisal or investment banking firm stating that the transaction is fair to Coast Hotels or such Restricted Subsidiary from a financial point of view.


   The foregoing limitation does not limit, and shall not apply to:

   (1) any employment or related agreement or arrangement entered into by Coast Hotels or any of its Subsidiaries in the ordinary course of business on terms customary in the hotel-casino industry;

   (2) transactions solely between or among Coast Hotels and any of its Restricted Subsidiaries;

   (3) payment of customary directors' fees and indemnities;

   (4) any Restricted Payments not prohibited by the "Restricted Payments" covenant and Investments permitted under clause (3) of the definition of "Permitted Investments;"

   (5) any Tax Agreement; and

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   (6) in the case of clause (2)(b) of the first paragraph of this covenant only, (i) any Construction and Design Contract approved by all of the Independent Directors and (ii) any amounts paid pursuant to any agreement or arrangement existing on the Closing Date between Coast Hotels and any of LGT Advertising, Las Vegas Dissemination, Inc., RJS, Inc. or Nevada Wallboards, Inc., and any renewals or replacements of any such agreement or arrangement, in each case with terms no less favorable to Coast Hotels than those in effect on the Closing Date.

  Asset Sales

   Coast Hotels will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by Coast Hotels or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration (excluding contingent liabilities assumed by the transferee of any such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of Coast Hotels or a Subsidiary Guarantor, provided that Coast Hotels or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale (other than Barbary Excess Net Cash Proceeds), Coast Hotels shall or shall cause the relevant Restricted Subsidiary to (1) (A) apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of Coast Hotels or a Subsidiary Guarantor or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in Capital Stock of a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Coast Hotels and its Restricted Subsidiaries existing on the date of such investment and (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending application of such Net Cash Proceeds by the end of the relevant period, Coast Hotels and its Restricted Subsidiaries may use such Net Cash Proceeds to temporarily repay revolving Indebtedness.

   If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Asset Sales" covenant totals at least $10.0 million, Coast Hotels must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

  Repurchase of Notes upon Change of Control

   Coast Hotels must commence, within 20 days of the occurrence of a Change of Control, and thereafter consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

   There can be no assurance that Coast Hotels will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of Coast Hotels which might be outstanding at the time). The above covenant requiring Coast Hotels to repurchase the Notes will, unless consents are obtained, require Coast Hotels

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to repay all indebtedness then outstanding, including indebtedness under the
Credit Agreement, which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

   Coast Hotels will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

  Independent Directors

   Coast Resorts and Coast Hotels will each cause its Board of Directors to include at least two Independent Directors at all times.

  Line of Business

   Coast Hotels will not, and will not permit any Subsidiary which, for the most recent fiscal year of Coast Hotels, accounted for more than 10% of the consolidated revenues of Coast Hotels and its Subsidiaries or was the owner of more than 10% of the consolidated assets of Coast Hotels and its Subsidiaries (in each case as set forth on the most recently available consolidated financial statements of Coast Hotels for such fiscal year) to, engage in any business other than the gaming and hotel businesses and such business activities as are incidental or related or complementary thereto.

  Payments for Consent

   Coast Hotels will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Commission Reports and Reports to Holders

   Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Coast Hotels will furnish to the Holders:

   (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Coast Hotels were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Coast Hotels' certified independent accountants; and

   (2) all current reports that would be required to be filed with the Commission on Form 8-K if Coast Hotels were required to file such reports.

   If Coast Hotels has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Coast Hotels and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Coast Hotels.

   In addition, whether or not required by the rules and regulations of the Commission, Coast Hotels will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Coast Hotels has agreed that, for so long

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as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

   (1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture;

   (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

   (3) failure by Coast Hotels or any of its Subsidiaries to comply with the provisions described under the captions "Covenants -- Merger, Consolidation or Sale of Assets," "Repurchase of Notes Upon a Change of Control," " -- Asset Sales," " -- Restricted Payments" or " -- Limitation on Indebtedness and Issuances of Preferred Stock;"

   (4) failure by Coast Hotels or any of its Restricted Subsidiaries for 45 days after notice to comply with any of the other agreements in the Indenture;

   (5) the occurrence with respect to any issue or issues of Indebtedness of Coast Hotels or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues or all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

   (6) failure by Coast Hotels or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   (7) except as permitted by the Indenture, the Parent Guarantee or any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Parent Guarantee or Subsidiary Guarantee, as the case may be;

   (8) the revocation, termination, suspension or other cessation of effectiveness for a period of more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations or any Liquor License that results in the cessation or suspension of the ability to serve liquor, in each case at any of The Orleans, Gold Coast, Barbary Coast, or New Casino (after it begins operations); provided that Coast Hotels may relinquish a Gaming License or Liquor License with respect to any of its hotel casinos other than The Orleans, the Gold Coast or the New Casino if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of Coast Hotels or the Restricted Subsidiary, as applicable, both desirable in the conduct of the business of Coast Hotels and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders; and

   (9) certain events of bankruptcy or insolvency with respect to Coast Hotels or any of its Restricted Subsidiaries.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Coast Hotels, any

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Restricted Subsidiary that is a Significant Subsidiary or any group of
Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

   Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes, by written notice to Coast Hotels and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, all such Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

   The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

   A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

   (1) the Holder gives the Trustee written notice of a continuing Event of Default;

   (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

   (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

   (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder to receive payment of the principal of or premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes.

   Coast Hotels is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Coast Hotels is required to deliver to the Trustee a statement specifying such Default or Event of Default.

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Merger, Consolidation, or Sale of Assets

   Coast Hotels will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into Coast Hotels unless:

   (1) Coast Hotels shall be the continuing Person, or the Person (if other than Coast Hotels) formed by such consolidation or into which Coast Hotels is merged or that acquired or leased such property and assets of Coast Hotels shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Coast Hotels on all of the Notes and under the Indenture;

   (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

   (3) immediately after giving effect to such transaction on a pro forma basis, Coast Hotels or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Coast Hotels immediately prior to such transaction;

   (4) immediately after giving effect to such transaction on a pro forma basis as if the transaction had occurred at the beginning of the applicable four-quarter period, Coast Hotels, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; and

   (5) Coast Hotels delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

   Notwithstanding the foregoing clause (3), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Coast Hotels, and (b) Coast Hotels may merge with an Affiliate incorporated solely for the purpose of reincorporating Coast Hotels in another jurisdiction.

Legal Defeasance and Covenant Defeasance

   Coast Hotels may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of each Guarantor discharged with respect to its Parent Guarantee or Subsidiary Guarantee, as the case may be ("Legal Defeasance") except for:

   (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

   (2) Coast Hotels' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (3) the rights, powers, trusts, duties and immunities of the Trustee, and Coast Hotels' obligations in connection therewith; and

   (4) the Legal Defeasance provisions of the Indenture.

   In addition, Coast Hotels may, at its option and at any time, elect to have the obligations of Coast Hotels and each Guarantor released with respect to certain covenants that are described in the Indenture ("'Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event

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of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

   (1) Coast Hotels must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Coast Hotels must specify whether the Notes are being defeased to maturity or to a particular redemption date;

   (2) in the case of Legal Defeasance, Coast Hotels shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Coast Hotels has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (3) in the case of Covenant Defeasance, Coast Hotels shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (4) no Default or Event of Default shall have occurred and be continuing either:(A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit and receipt of good and readily available funds;

   (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Coast Hotels or any of its Restricted Subsidiaries is a party or by which Coast Hotels or any of its Restricted Subsidiaries is bound;

   (6) Coast Hotels must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit and receipt of good and readily available funds, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of Coast Hotels or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority perfected Lien in favor of the trustee for the benefit of the Holders;

   (7) Coast Hotels must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Coast Hotels with the intent of preferring the Holders over the other creditors of Coast Hotels or with the intent of defeating, hindering, delaying or defrauding creditors of Coast Hotels or others; and

   (8) Coast Hotels must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Satisfaction and Discharge

   The Indenture will cease to be of further effect, except as to:

   (1) surviving rights of registration of transfer or exchange of the Notes;

   (2) covenants relating to payment of the Notes, maintenance of an office or agency of Coast Hotels in New York City, waiver of stay, extension and usury laws by Coast Hotels and the Guarantors and corporate existence of Coast Hotels;

   (3) provisions regarding reinstatement of the Indenture in certain circumstances; and

   (4) Coast Resorts' obligations under the Parent Guarantee and the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee and the Trustee, at the expense of Coast Hotels, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

      (a)  either:

          (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that are subject to defeasance as described under " -- Legal Defeasance and Covenant Defeasance") have been delivered to the Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within 45 days or (C) are to be called for redemption within 45 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Coast Hotels, and Coast Hotels has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose, together with a statement by Coast Hotels that such deposit is irrevocable, in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest and Additional Interest, if any, on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

       (b) Coast Hotels has paid or caused to be paid all sums payable under the Indenture by Coast Hotels; and

       (c) Coast Hotels and each Guarantor have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

   Except as provided below, the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

   (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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   (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and "Covenants -- Asset Sales");

   (3) reduce the rate of or change the time for payment of interest on any Note;

   (4) waive a Default or Event of Default in the payment of principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

   (5) make any Note payable in money other than that stated in the Notes;

   (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, interest or Additional Interest, if any, on the Notes;

   (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "Covenants -- Repurchase of Notes Upon a Change in Control" and "Covenants -- Asset Sales"); or

   (8) make any change in the preceding amendment and waiver provisions.

   Notwithstanding the preceding, without the consent of any Holder of Notes, Coast Hotels and the Trustee may amend or supplement the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee:

   (1) to cure any ambiguity, defect or inconsistency;

   (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (3) to provide for the assumption of Coast Hotels' obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of Coast Hotels' assets;

   (4) to provide for additional Subsidiary Guarantees or for the release of a Guarantor in compliance with the Indenture;

   (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; or

   (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

   The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the Indenture becomes effective, Coast Hotels is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure of any Holder to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Coast Hotels may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Coast Hotels is not required to transfer or exchange any Note selected for redemption. Also, Coast Hotels is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

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   The registered Holder of a Note will be treated as the owner of it for all purposes.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Coast Hotels or any Guarantor, as such, shall have any liability for any obligations of Coast Hotels or any Guarantor under the Notes, the Indenture, the Parent Guarantee or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

   If the Trustee becomes a creditor of Coast Hotels or any Guarantor, its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise will be limited. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Coast Hotels and Casinos, Inc., 4500 West Tropicana Avenue, Las Vegas, Nevada, 89103, Attention:
Chief Financial Officer.

Book Entry; Delivery and Form

   The $225.0 million aggregate principal amount of Notes we offered and sold on March 23, 1999 and February 2, 2001 have been exchanged for two outstanding global Notes, pursuant to exchange offers we consummated in 1999 and 2001. The outstanding additional Notes we offered and sold on March 19, 2002 to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes") and the outstanding additional Notes we offered and sold on March 19, 2002 in offshore transactions in reliance on Regulation S ("Regulation S Notes") were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

   The Rule 144A Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). The Regulation S Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes"). The Rule 144A Global Notes and the Regulation S Global Notes are on deposit with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the commencement of the issuance of the additional outstanding Notes (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream, Luxembourg

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("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See " -- Exchanges Between Regulation S Notes and Rule 144A Notes."

   Exchange Notes issued in exchange for outstanding additional Notes originally offered and sold (1) to qualified institutional buyers in reliance on Rule 144A or (2) in reliance on Regulation S will be represented by a single, permanent Global Note in definitive, fully registered book-entry form (the "Exchange Global Note," and together with the Rule 144A Global Notes and the Regulation S Global Notes, the "Global Notes"), which will be registered in the name of DTC or its nominee, on behalf of persons who receive exchange notes represented thereby for credit to the respective accounts of such persons, or to such other accounts as they may direct at DTC.

   Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Exchange Notes issued in exchange for additional outstanding Notes will be issued, upon request, in fully certificated form (together with the Certificated Notes, the "Certificated Notes"), but otherwise such holders will only be entitled to registration of their respective Exchange Notes in book-entry form under the Exchange Global Note. Beneficial interests in the Global Notes may not be otherwise exchanged for Notes in certificated form except in the limited circumstances described below. See " -- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

   Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

   Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

   DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the placement agents), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised us that, pursuant to procedures established by it:

      (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the placement agents with portions of the principal amount of the Global Notes; and

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      (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   Investors in the Rule 144A Global Notes or Exchange Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes or Exchange Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in this system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in those systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes or Exchange Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes or Exchange Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to these persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these interests, may be affected by the lack of a physical certificate evidencing these interests.

   Except as described below, owners of interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any of the Company's or the Trustee's agents has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

      (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

   Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

   DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which the Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute these Notes to its Participants.

   Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and may discontinue those procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

      (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

      (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

      (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

   In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchanges Between Regulation S Notes and Rule 144A Notes

   Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

      (1) the exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

      (2) the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a person:

          (a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

          (b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

          (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

   Beneficial interests in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if the transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

   Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal Custodian system. Accordingly, in connection with any transfer of this nature, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in the other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

   We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any crediting of this type will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of

DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

   The following is a general discussion of United States federal tax consequences associated with the exchange of the outstanding additional notes for the exchange notes and of the ownership and disposition of the exchange notes by an initial beneficial owner of the exchange notes. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the federal tax consequences discussed below. The tax treatment of the holders of the exchange notes may vary depending upon their particular situations. In addition, certain other holders, including insurance companies, tax exempt organizations, financial institutions and broker-dealers, may be subject to special rules not discussed below. We will not seek a ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed in this prospectus and there can be no assurance that the IRS will not challenge one or more of the tax consequences described below. Holders of outstanding additional notes are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of exchange notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction and the possible effects on you of changes in U.S. federal or other tax laws.

The Exchange Offer

   The exchange of outstanding additional notes for exchange notes pursuant to this exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding additional notes. Rather, any exchange notes received by you should be treated as a continuation of your investment in the outstanding additional notes. As a result, there should be no United States federal income tax consequences to you resulting from the exchange offer. In addition, you should have the same adjusted issue price, adjusted basis, and holding period in the exchange notes as you had in the outstanding additional notes immediately prior to the exchange.

   The federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding exchange notes where such outstanding exchange notes were acquired as a result of market-making activities or other trading activities.

   We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify original holders of the outstanding exchange notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California, and by McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno, Nevada.

                                    EXPERTS

   The financial statements of Coast Hotels and Casinos, Inc. as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Coast Resorts, Inc. as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                        COAST HOTELS AND CASINOS, INC.

                                                                                                    Page
                                                                                                    ----
Report of Independent Accountants.................................................................. F-2
Balance Sheets of Coast Hotels and Casinos, Inc. as of December 31, 2000 and 2001.................. F-3
Statements of Operations of Coast Hotels and Casinos, Inc. for the years ended December 31,
  1999, 2000 and 2001.............................................................................. F-4
Statements of Stockholder's Equity of Coast Hotels and Casinos, Inc. for the years ended December
  31, 1999, 2000 and 2001.......................................................................... F-5
Statements of Cash Flows of Coast Hotels and Casinos, Inc. for the years ended December 31,
  1999, 2000 and 2001.............................................................................. F-6
Notes to Financial Statements...................................................................... F-7

                      COAST RESORTS, INC. AND SUBSIDIARY

                                                                                                    Page
                                                                                                    ----
Report of Independent Accountants.................................................................. F-26
Consolidated Balance Sheets of Coast Resorts, Inc. and Subsidiary as of December 31, 2000 and 2001. F-27
Consolidated Statements of Operations of Coast Resorts, Inc. and Subsidiary for the years ended
  December 31, 1999, 2000 and 2001................................................................. F-28
Consolidated Statements of Stockholders' Equity of Coast Resorts, Inc. and Subsidiary for the years ended December 31, 1999, 2000 and 2001........................................................... F-29
Consolidated Statements of Cash Flows of Coast Resorts, Inc. and Subsidiary for the years ended
  December 31, 1999, 2000 and 2001................................................................. F-30
Notes to Consolidated Financial Statements......................................................... F-31

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Stockholder of Coast Hotels and Casinos, Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Coast Hotels and Casinos, Inc. (a wholly owned subsidiary of Coast Resorts, Inc.) at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 5, 2002, except for Note 6
  as to which the date is March 19, 2002

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                                BALANCE SHEETS
                          December 31, 2000 and 2001
                   (dollars in thousands, except share data)

                                                                                       2000     2001
                                                                                     -------- --------
ASSETS
Current Assets:
   Cash and cash equivalents........................................................ $ 43,560 $ 43,347
   Accounts receivable, less allowance for doubtful accounts $713 (2000) and $873
     (2001).........................................................................    5,658    6,367
   Inventories......................................................................    7,220    7,327
   Due from Coast Resorts...........................................................    9,464    5,464
   Prepaid expenses.................................................................    7,526    7,305
   Other current assets.............................................................    3,873    4,318
                                                                                     -------- --------
Total current assets................................................................   77,301   74,128
Property and equipment, net.........................................................  485,925  579,545
Other assets........................................................................    7,772    7,807
                                                                                     -------- --------
                                                                                     $570,998 $661,480
                                                                                     ======== ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Accounts payable................................................................. $ 16,308 $ 13,138
   Accrued liabilities..............................................................   38,201   41,061
   Construction accounts payable....................................................    4,868   34,053
   Current portion of long-term debt................................................    2,430      148
                                                                                     -------- --------
Total current liabilities...........................................................   61,807   88,400
Long-term debt, less current portion................................................  353,337  369,376
Deferred income taxes...............................................................   11,417   19,251
Deferred rent.......................................................................   20,330   23,868
                                                                                     -------- --------
Total liabilities...................................................................  446,891  500,895
                                                                                     -------- --------
Commitments and contingencies
stockholder's equity:
   Common stock, $1.00 par value, 25,000 shares authorized, 1,000 shares issued and
     outstanding....................................................................        1        1
   Additional paid-in capital.......................................................   86,903   86,903
   Retained earnings................................................................   37,203   73,681
                                                                                     -------- --------
   Total stockholder's equity.......................................................  124,107  160,585
                                                                                     -------- --------
                                                                                     $570,998 $661,480
                                                                                     ======== ========

  The accompanying notes are an integral part of these financial statements.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                           STATEMENTS OF OPERATIONS
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                           1999      2000      2001
                                                                         --------  --------  --------
Operating Revenues:
Casino.................................................................. $261,546  $298,421  $387,513
Food and beverage.......................................................   72,697    84,752   106,898
Hotel...................................................................   30,296    33,711    38,446
Other...................................................................   29,110    31,183    36,740
                                                                         --------  --------  --------
   Gross operating revenues.............................................  393,649   448,067   569,597
Less: promotional allowances............................................  (35,325)  (39,142)  (51,613)
                                                                         --------  --------  --------
   Net operating revenues...............................................  358,324   408,925   517,984
                                                                         --------  --------  --------
Operating Expenses:
Casino..................................................................  127,195   137,195   174,236
Food and beverage.......................................................   50,923    62,063    77,785
Hotel...................................................................   12,923    13,788    15,071
Other...................................................................   25,041    24,750    27,944
General and administrative..............................................   60,445    69,408    91,511
Pre-opening expenses....................................................      235     6,161        --
Land leases.............................................................    3,770     3,396     5,060
Deferred rent...........................................................    2,918     2,538     3,538
Depreciation and amortization...........................................   21,613    25,375    36,549
                                                                         --------  --------  --------
   Total operating expenses.............................................  305,063   344,674   431,694
                                                                         --------  --------  --------
   Operating income.....................................................   53,261    64,251    86,290
                                                                         --------  --------  --------
Other Income (Expenses):
Interest expense........................................................  (22,503)  (27,954)  (30,635)
Interest income.........................................................      450       470       405
Interest capitalized....................................................      612     4,511     1,048
Loss on disposal of assets..............................................     (192)      (60)   (1,815)
                                                                         --------  --------  --------
   Total other income (expenses)........................................  (21,633)  (23,033)  (30,997)
                                                                         --------  --------  --------
Income before income taxes and extraordinary item.......................   31,628    41,218    55,293
Provision for income taxes..............................................   10,382    14,268    18,815
                                                                         --------  --------  --------
Income before extraordinary item........................................   21,246    26,950    36,478
Extraordinary item - loss on early retirement of debt, net of applicable
  income tax benefit ($14,543)..........................................  (27,007)       --        --
                                                                         --------  --------  --------
Net income (loss)....................................................... $ (5,761) $ 26,950  $ 36,478
                                                                         ========  ========  ========

  The accompanying notes are an integral part of these financial statements.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                      STATEMENTS OF STOCKHOLDER'S EQUITY
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                 Common Stock  Additional
                                 -------------  Paid-In   Retained
                                 Shares Amount  Capital   Earnings  Total
                                 ------ ------ ---------- -------- --------
   Balances at December 31, 1998 1,000   $ 1    $86,903   $16,014  $102,918
      Net loss..................    --    --         --    (5,761)   (5,761)
                                 -----   ---    -------   -------  --------
   Balances at December 31, 1999 1,000     1     86,903    10,253    97,157
      Net income................    --    --         --    26,950    26,950
                                 -----   ---    -------   -------  --------
   Balances at December 31, 2000 1,000     1     86,903    37,203   124,107
      Net income................    --    --         --    36,478    36,478
                                 -----   ---    -------   -------  --------
   Balances at December 31, 2001 1,000   $ 1    $86,903   $73,681  $160,585
                                 =====   ===    =======   =======  ========


  The accompanying notes are an integral part of these financial statements.

                        COAST HOTELS AND CASINOS, INC.

              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                           STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                             1999       2000       2001
                                                                           ---------  ---------  ---------
Cash flows from operating activities:
Net income (loss)......................................................... $  (5,761) $  26,950  $  36,478
                                                                           ---------  ---------  ---------
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization..........................................    21,613     25,375     36,549
   Provision for bad debts................................................       248        129       (160)
   Loss on early retirement of debt.......................................    41,550         --         --
   Loss on disposal of equipment..........................................       192         60      1,815
   Deferred rent..........................................................     3,708      3,598      3,538
   Deferred income taxes..................................................    (3,099)     7,543      7,389
   Amortization of debt offering costs....................................       124      1,053      1,225
(Increase) decrease in operating assets:
   Accounts receivable....................................................      (159)    (1,317)      (869)
   Inventories............................................................      (569)    (1,739)      (107)
   Prepaid expenses and other assets......................................        20     (1,771)      (864)
Increase (decrease) in operating liabilities:
   Accounts payable.......................................................     1,850      4,570     (3,170)
   Accrued liabilities....................................................     7,443      5,420      2,860
                                                                           ---------  ---------  ---------
Total adjustments.........................................................    72,921     42,921     48,206
                                                                           ---------  ---------  ---------
Net cash provided by operating activities.................................    67,160     69,871     84,684
                                                                           ---------  ---------  ---------
Cash flows from investing activities:
Capital expenditures, net of amounts in accounts payable..................   (49,242)  (176,956)  (112,178)
Proceeds from sale of assets..............................................       437        102     10,453
                                                                           ---------  ---------  ---------
Net cash used in investing activities.....................................   (48,805)  (176,854)  (101,725)
                                                                           ---------  ---------  ---------
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs...........   167,808         --     49,071
Early retirement of debt..................................................  (223,017)        --         --
Principal payments on long-term debt......................................   (15,545)    (2,472)    (4,243)
Proceeds from borrowings under bank line of credit, net of financing costs    67,637    131,600     36,000
Repayments of borrowings under bank line of credit........................   (14,000)   (10,600)   (68,000)
Payments from (advances to) Coast Resorts.................................    (4,217)    (6,601)     4,000
                                                                           ---------  ---------  ---------
Net cash provided by (used in) financing activities.......................   (21,334)   111,927     16,828
                                                                           ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents......................    (2,979)     4,944       (213)
Cash and cash equivalents, at beginning of year...........................    41,595     38,616     43,560
                                                                           ---------  ---------  ---------
Cash and cash equivalents, at end of year................................. $  38,616  $  43,560  $  43,347
                                                                           =========  =========  =========

  The accompanying notes are an integral part of these financial statements.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


Note 1 -- Background Information and Basis of Presentation

  Background Information

   Coast Hotels and Casinos, Inc. (the "Company" or "Coast Hotels") is a Nevada corporation and a wholly owned subsidiary of Coast Resorts, Inc. ("Coast Resorts"), which is also a Nevada corporation. Coast Hotels was formed in September 1995 and owns and operates the following hotel-casinos in Las Vegas,
Nevada:

  . The Orleans Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Tropicana Avenue.

  . Gold Coast Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . The Suncoast Hotel and Casino, which is located in the western Las Vegas valley. The Suncoast opened September 12, 2000.

  .   Barbary Coast Hotel and Casino, which is located on the Las Vegas Strip.

  Basis of Presentation

   On July 21, 1998, Coast Resorts contributed the common stock of Coast West to Coast Hotels, as a result of which Coast West became a wholly owned subsidiary of Coast Hotels. The financial statements include the accounts of Coast Hotels and, from July 21, 1998 through March 23, 1999, its subsidiary Coast West. On March 23, 1999 Coast West was merged into the Company, leaving no subsidiaries of Coast Hotels. All intercompany balances and transactions have been eliminated for all periods presented.

   Effective January 1, 2001, the Company adopted Emerging Issues Task Force Issue 00-22 (the "Issue") which requires cash discounts and certain other cash incentives related to gaming play be recorded as a reduction to gross casino revenues. The Issue requires that prior periods be restated. The Company previously recorded incentives as an operating expense and has reclassified prior period amounts of $4,207,000 (1999) and $10,602,000 (2000). There is no
effect on previously reported net income.

Note 2 -- Summary of Significant Accounting Policies

  Inventories

   Inventories, which consist primarily of food and beverage, liquor store, and gift shop merchandise, are valued at the lower of cost or market value (which is determined using the first-in, first-out and the average cost methods) except for the base stocks of bar glassware and restaurant china which are stated at original cost with subsequent replacements charged to expense.

  Original Issue Discount and Debt Issue Costs

   Original issue discount is amortized over the life of the related indebtedness using the effective interest method. Costs associated with the issuance of debt are deferred and amortized over the life of the related indebtedness also using the effective interest method.

  Property, Equipment and Depreciation

   Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in income. Depreciation is computed by the straight-line method over the estimated useful lives of property and equipment, which range from 5 to 15 years for equipment and 25 to 40 years for buildings and improvements.

   During construction, Coast Hotels capitalizes interest and other direct and indirect development costs. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. The interest that was capitalized was $612,000 (1999), $4,511,000
(2000) and $1,048,000 (2001).

  Pre-opening and Related Promotional Expense

   Prior to January 1, 1999, costs associated with the opening of new hotel-casinos or major additions to an existing hotel-casino, including personnel, training, certain marketing and other costs, were capitalized and charged to expense over management's estimate of the period of economic benefit associated with such costs. Management believes that such period, with respect to major hotel-casinos, is within one fiscal quarter of the date of opening. Effective January 1, 1999, pre-opening costs are expensed as incurred. Pre-opening costs of $235,000 and $6,161,000 were expensed during the years ended December 31, 1999 and 2000, respectively, in connection with the development of the Suncoast. There were no pre-opening costs during the year ended December 31, 2001.

  Impairment of Long-Lived Assets

   Long-lived assets and certain identifiable intangibles held and used by Coast Hotels are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

  Advertising Costs

   Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program, which normally does not exceed two to three months. Direct-response advertising costs consist primarily of mailing costs associated with direct mail programs. Capitalized advertising costs were immaterial at December 31, 1999, 2000 and 2001. Advertising expense was approximately $5.4 million, $6.5 million and $8.3 million for the years ended December 31, 1999, 2000 and 2001, respectively.

  Casino Revenue

   In accordance with common industry practice, Coast Hotels recognizes as casino revenue the net win from gaming activities, which is the difference between amounts wagered and amounts paid to winning patrons.

  Deferred Revenue

   Wagers received on all sporting events are recorded as a liability until the final outcome of the event when the payoffs, if any, can be determined.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


  Progressive Jackpot Payouts

   Coast Hotels has a number of progressive slot machines, progressive poker games and a progressive keno game. As coins are played on the progressive slot machines, the amount available to win increases, to be paid out when the appropriate jackpot is hit. The keno game and poker game payouts also increase with the amount of play, to be paid out when hit. In accordance with common industry practice, Coast Hotels has recorded the progressive jackpot as a liability with a corresponding charge against casino revenue.

  Promotional Allowances

   The retail value of hotel accommodations and food and beverage items provided to customers without charge is included in gross revenues and then deducted as promotional allowances, to arrive at net revenues. The following is a breakdown of these complimentary revenues for the years ended December 31, 1999, 2000 and 2001:

                                                   December 31,
                                              -----------------------
                                               1999    2000    2001
                                              ------- ------- -------
                                                  (in thousands)
           Complimentary revenues:
              Food and beverage.............. $29,369 $32,242 $42,294
              Hotel..........................   4,736   5,157   6,657
              Other..........................   1,220   1,743   2,662
                                              ------- ------- -------
                  Promotional allowances..... $35,325 $39,142 $51,613
                                              ======= ======= =======

   The estimated cost of providing these complimentary services is as follows for the years ended December 31, 1999, 2000 and 2001:

                                            December 31,
                                       -----------------------
                                        1999    2000    2001
                                       ------- ------- -------
                                           (in thousands)
                    Hotel............. $ 2,167 $ 2,199 $ 2,789
                    Food and beverage.  28,593  32,044  43,348
                                       ------- ------- -------
                                       $30,760 $34,243 $46,137
                                       ======= ======= =======

   The cost of promotional allowances has been allocated to expense as follows for the years ended December 31, 1999, 2000 and 2001:

                                       December 31,
                                  -----------------------
                                   1999    2000    2001
                                  ------- ------- -------
                                      (in thousands)
                          Casino. $28,106 $32,052 $43,834
                          Other..   2,654   2,191   2,303
                                  ------- ------- -------
                                  $30,760 $34,243 $46,137
                                  ======= ======= =======

  Slot Club Promotion

   Coast Hotels has established promotional clubs to encourage repeat business from frequent and active slot machine customers. Members in the clubs earn points based on slot activity accumulated in the members'

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

account. Points can be redeemed for certain consumer products (typically household appliances), travel, food and beverage or cash. Coast Hotels accrues for slot club points expected to be redeemed in the future based on the average cost of items expected to be redeemed.

  Income Taxes

   Coast Hotels is included in the consolidated federal income tax return filed by Coast Resorts. Coast Hotels' tax allocation is based on the amount of tax it would incur if it filed a separate return. Coast Resorts will pay Coast Hotels an amount equal to the tax benefit arising from the utilization of net operating losses of Coast Hotels to the extent that such losses result in a reduction in the amount of tax payable by Coast Resorts.

   Coast Hotels accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Cash and Cash Equivalents

   Coast Hotels considers all highly liquid investments with a remaining maturity at acquisition of three months or less to be cash equivalents. Cash in excess of daily requirements is typically invested in U.S. Government-backed repurchase agreements with maturities of 30 days or less. Such investments are generally made with major financial institutions having a high credit rating. At times, our cash deposited in financial institutions may be in excess of federally insured limits. These instruments are stated at cost, which approximates fair value because of their short maturity.

  Short-term Investments

   Short-term investments purchased with an original maturity of over three months but less than one year are stated at cost, which approximates fair value because of their short maturity. There were no short-term investments at December 31, 2000 or 2001.

  Concentration of Credit Risk

   The Company extends credit to patrons after background checks and investigations of creditworthiness and does not require collateral. Coast Hotels has a concentration of credit risk in Southern Nevada. The Company records provisions for potential credit losses and such losses have been within management's expectations. Management believes that as of December 31, 2001, no significant concentration of credit risk exists for which an allowance has not already been determined and recorded.

  Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

basis, management evaluates those estimates, including those related to asset impairment, accruals for slot marketing points, self-insurance, compensation and related benefits, revenue recognition, allowance for doubtful accounts, contingencies, and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

  Stock Options

   The Financial Accounting Standards Board has issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This Statement defines a fair value based method of accounting for an employee stock option in which companies account for stock options by recognizing, as compensation expense in the statement of operations, the fair value of stock options granted over the vesting period of the option. The statement also permits companies to continue accounting for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Coast Hotels has elected to account for stock options under APB No. 25 and to disclose the pro forma impact on net income as if Coast Hotels had used the fair value method recommended by SFAS No. 123.

  Reclassifications

   Certain amounts in the 1999 and 2000 financial statements have been reclassified to conform with the 2001 presentation.

  Accounting for Derivative Instruments and Hedging Activity

   In June 1998, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133") entitled "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If specific conditions are met, a derivative may be specifically designated as a hedge of specific financial exposures. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and, if used in hedging activities, its effective use as a hedge. SFAS 133 as amended is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. SFAS 133 is not applied retroactively to financial statements for prior periods. The Company adopted SFAS 133 on January 1, 2001 as required.

  New Accounting Pronouncements

   In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". SFAS 141 is effective as follows: (a) use of the pooling-of-interests method is prohibited for business combinations initiated after June 30, 2001; and (b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001 that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   In August 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". The objectives of SFAS 143 are to establish accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002.

   In October 2001, the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

   The Company is currently evaluating the provisions of SFAS 141, SFAS 142, SFAS 143 and SFAS 144 and it does not anticipate that the effects of these changes will have an impact on its financial position or results of operations.

Note 3 -- Property and Equipment

   Major classes of property and equipment consist of the following as of December 31, 2000 and 2001:

                                                  December 31,
                                              --------------------
                                                2000       2001
                                              ---------  ---------
                                                 (in thousands)
               Building...................... $ 371,142  $ 401,325
               Furniture and fixtures........   231,643    267,847
                                              ---------  ---------
                                                602,785    669,172
               Less accumulated depreciation.  (138,014)  (157,870)
                                              ---------  ---------
                                                464,771    511,302
               Land..........................    15,232     20,651
               Construction in progress......     5,922     47,592
                                              ---------  ---------
               Net property and equipment.... $ 485,925  $ 579,545
                                              =========  =========

Note 4 -- Leases

   The Barbary Coast building is located on land that is leased. The initial lease term runs through May 2003, and the Company has notified the landlord of its intention to exercise the first of two 30-year renewal options. In addition, the parking lot adjacent to the building is being leased under a 10-year lease that runs through January 2003. The annual rental payments under these leases will total $300,000 in 2002 and $310,000 in 2003.

   During December 1995, Coast Hotels entered into a ground lease for the land underlying The Orleans. The land is owned by The Tiberti Company, a Nevada general partnership, of which a stockholder of Coast Resorts is the managing partner. The stockholder is also the president and a director and stockholder of the general contractor for the construction of The Orleans and the Suncoast, as more fully described in Note 10. The lease provides for an initial term of fifty years with a twenty-five year renewal option and includes a purchase option, exercisable by Coast Hotels, at fair market value during the twentieth and twenty-first years of the lease. Lease payments range from $175,000 to $250,000 per month during the first sixteen years of the lease increasing by 3% per annum thereafter. The total amount of the base rent payments on The Orleans lease is being charged to expense on the straight-line method over the term of the lease. Coast Hotels has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   The Suncoast lease was entered into in September 1995 for a parcel of land located in the western area of Las Vegas to be used for future development opportunities. The Suncoast lease term runs through December 31, 2055, with three 10-year renewal options. Monthly payments started at $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The lease includes a put option exercisable by the landlord requiring the purchase of the land at fair market value at the end of the 20th through 24th years of the lease, provided that the purchase price shall not be less than ten times, nor more than fifteen times, the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31,000,000 to approximately $51,000,000 in the years 2014 through 2018. The total amount of the base rent payments on the Suncoast lease are being charged to expense (or capitalized during the construction period) on the straight-line method over the term of the lease. Coast Hotels has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

  Future Minimum Lease Payments

   The following is an annual schedule of future minimum cash lease payments required under operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 2001:

                               Operating Leases

                Year Ending December 31,            Payments
                ------------------------         --------------
                                                 (in thousands)
                2002............................    $  5,370
                2003............................       5,490
                2004............................       5,430
                2005............................       5,490
                2006............................       5,800
                Later years.....................     404,954
                                                    --------
                   Total minimum lease payments.    $432,534
                                                    ========

  Rent Expense

   Rent expense for the years ended December 31, 1999, 2000 and 2001 is as follows:

                                           December 31,
                                       --------------------
                                        1999   2000   2001
                                       ------ ------ ------
                                          (in thousands)
                     Occupancy rentals $6,688 $5,934 $8,598
                     Other equipment..    120    146     42
                                       ------ ------ ------
                                       $6,808 $6,080 $8,640
                                       ====== ====== ======

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 5 -- Accrued Liabilities

   Major classes of accrued liabilities consist of the following as of December 31, 2000 and 2001:

                                                    December 31,
                                                   ---------------
                                                    2000    2001
                                                   ------- -------
                                                   (in thousands)
              Slot club liability................. $ 7,293 $ 6,806
              Compensation and benefits...........  12,651  14,284
              Progressive jackpot payouts.........   4,532   4,687
              Customer deposits and unpaid winners   5,594   5,366
              Deferred sports book revenue........   1,500   1,488
              Taxes...............................     911     983
              Accrued interest expense............   4,364   5,400
              Outstanding chip and token liability     948   1,645
              Other...............................     408     402
                                                   ------- -------
                                                   $38,201 $41,061
                                                   ======= =======

Note 6 -- Long-Term Debt

   Long-term debt consists of the following as of December 31, 2000 and 2001:

                                                                                            December 31,
                                                                                          -----------------
                                                                                            2000     2001
                                                                                          -------- --------
Related parties:                                                                           (in thousands)
7.5% notes, payable in monthly installments of interest only, with all principal and any unpaid interest due December 31, 2001. The notes are uncollateralized and are payable
  to the former partners of Barbary Coast and Gold Coast................................. $  1,975 $     --
Non-related parties:
9.5% senior subordinated notes due April 2009, with interest payable semiannually on
  April 1 and October 1..................................................................  175,000  225,000
Senior secured credit facility due September 2004, collateralized by substantially all of the assets of Coast Hotels and Casinos, Inc............................................  176,000  144,000
8.6% note due August 11, 2007, payable in monthly installments of $26,667 principal
  plus interest on remaining principal balance, collateralized by 1980 Hawker aircraft...    2,133       --
Other notes payable......................................................................      659      524
                                                                                          -------- --------
                                                                                           355,767  369,524
Less: current portion....................................................................    2,430      148
                                                                                          -------- --------
                                                                                          $353,337 $369,376
                                                                                          ======== ========

   In March 1999, the Company issued $175.0 million principal amount of 9.5% senior subordinated notes with interest payable on April 1 and October 1 beginning October 1, 1999 and entered into a $75.0 million senior secured credit facility due 2004 to facilitate a refinancing. Availability under the credit facility was increased to $200.0 million in September 1999. Coast Resorts is a guarantor of the indebtedness under both of these debt agreements. Borrowings under the credit facility bear interest, at our option, at a premium over the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). The premium varies depending on the Company's ratio of total debt to EBITDA and can vary between 125 and 250 basis points. As of December 31,

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

2001, the premium over LIBOR was 2.0% (200 basis points) and the interest rate was 3.93%. For the year ended December 31, 2001, the weighted average interest rate for the senior secured credit facility was 6.09%. The Company incurs a commitment fee, payable quarterly in arrears, on the unused portion of the credit facility. This variable fee is currently at the maximum rate of 0.5% per annum times the average unused portion of the facility.

   The availability under the senior secured credit facility was reduced by $6.0 million to $194.0 million on September 30, 2001 and by $6.0 million to $188.0 million on December 31, 2001 and will be reduced by an additional $6.0 million on each of March 31, 2002 and June 30, 2002. The quarterly reduction will increase to $8.5 million on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003; and to $11.5 million on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004. The initial advance of $47.0 million under the credit facility was used in connection with the repurchase of the 13% first mortgage notes and the 10 7/8% first mortgage notes and is more fully described below. Subsequent advances under the credit facility may be used for working capital, general corporate purposes, construction of the Suncoast, and certain improvements to The Orleans, the Gold Coast and the Barbary Coast. As of December 31, 2001, the Company had $44.0 million of availability under the credit facility.

   In 1999, with the proceeds from the issuance of $175.0 million of 9.5% senior subordinated notes and borrowings under the credit facility, the Company repurchased substantially all of the $175.0 million principal amount outstanding of 13% first mortgage notes. The remaining approximately $2.0 million in principal amount of the 13% first mortgage notes was redeemed on December 15, 2000 at a redemption price of 106.5% of the principal amount, plus any accrued and unpaid interest. In connection with the repurchase of the 13% notes and the 10 7/8% notes, the Company incurred repurchase premiums of $31.0 million and $2.1 million, respectively.

   The loan agreement governing the senior secured credit facility contains covenants that, among other things, limit the ability of the Company to pay dividends or make advances to Coast Resorts, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets of the Company. Additionally, the loan agreement requires that the Company maintain certain financial ratios with respect to its leverage and fixed charge coverage. The Company is also subject to certain covenants associated with the indenture governing the senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. The agreement was amended in December 2001 and in March 2002 to increase the limitations of the Company to make certain capital expenditures. Management believes that, at December 31, 2001, the Company was in compliance with all covenants and required ratios.

   On February 2, 2001 the Company issued $50.0 million additional principal amount of senior subordinated notes. The net proceeds of approximately $49.1 million were used to reduce borrowings under our senior secured credit facility. On March 19, 2002 the Company issued $100.0 million additional principal amount of senior subordinated notes. The net proceeds of approximately $103.0 million were used to reduce borrowings under our senior secured credit facility. As a result, the Company has additional availability under the credit facility. The notes that were issued in 2001 and 2002 were issued under the same indenture and have the same terms, interest rate and maturity date as the $175.0 million principal amount of senior subordinated notes issued in 1999. Coast Hotels has entered into an interest rate swap agreement with a member of the Company's bank group such that $100.0 million of the Company's fixed rate debt has been converted to a floating rate based upon LIBOR.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   Maturities on long-term debt are as follows:

                    Year Ending December 31,   Maturities
                    ------------------------ --------------
                                             (in thousands)
                           2002.............    $    148
                           2003.............      25,162
                           2004.............     119,177
                           2005.............           3
                           2006.............           3
                           Thereafter.......     225,031
                                                --------
                                                $369,524
                                                ========

Note 7 -- Income Taxes

   The components of the income tax provision (benefit) for the years ended December 31, 1999, 2000 and 2001 were as follows:

                                        December 31,
                                  ------------------------
                                   1999     2000    2001
                                  -------  ------- -------
                                       (in thousands)
                     Federal:
                        Current.. $(1,062) $ 6,725 $11,426
                        Deferred.  (3,099)   7,543   7,389
                                  -------  ------- -------
                                  $(4,161) $14,268 $18,815
                                  =======  ======= =======

   The income tax provision (benefit) before consideration of the extraordinary loss for the years ended December 31, 1999, 2000 and 2001 differs from that computed at the federal statutory corporate tax rate as follows:

                                             December 31,
                                         ------------------
                                         1999   2000   2001
                                         ----   ----   ----
                  Federal statutory rate 35.0%  35.0%  35.0%
                  Other................. (2.2%) (0.4%) (1.0%)
                                         ----   ----   ----
                     Effective tax rate. 32.8%  34.6%  34.0%
                                         ====   ====   ====

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   The tax effects of significant temporary differences representing net deferred tax assets and liabilities at December 31, 2000 and 2001 are as follows:

                                                                   December 31,
                                                                ------------------
                                                                  2000      2001
                                                                --------  --------
                                                                  (in thousands)
Deferred tax assets:
   Current:
       Accrued vacation........................................ $    887  $  1,302
       Allowance for doubtful accounts.........................      319       323
       Accrued slot club points................................      120        27
       Progressive liabilities.................................    1,060     1,072
       Accrued medical and other benefits......................      777       884
                                                                --------  --------
          Total current........................................    3,163     3,608
                                                                --------  --------
   Non-current:
       FICA, alternative minimum tax and other tax credits.....      583        --
       Deferred rent...........................................    7,116     8,354
                                                                --------  --------
       Total non-current.......................................    7,699     8,354
                                                                --------  --------
Total deferred tax assets......................................   10,862    11,962
                                                                --------  --------
Deferred tax liabilities:
   Non-current:
       Property, plant and equipment...........................  (19,116)  (27,605)
                                                                --------  --------
          Total deferred tax liabilities.......................  (19,116)  (27,605)
                                                                --------  --------
Net deferred tax liability..................................... $ (8,254) $(15,643)
                                                                ========  ========

Note 8 -- Fair Value of Financial Instruments

   The following estimated fair values of the Company's financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts and estimated fair values of the Company's other financial instruments at December 31, 2000 and 2001 are as follows:

                                                    December 31,
                                         -----------------------------------
                                               2000              2001
                                         ----------------- -----------------
                                         Carrying  Fair    Carrying  Fair
                                          Amount   Value    Amount   Value
                                         -------- -------- -------- --------
                                          (in thousands)    (in thousands)
   Liabilities:
      Current portion of long-term debt. $  2,430 $  2,430 $    148 $    148
                                         ======== ======== ======== ========
      Senior secured credit facility.... $176,000 $176,000 $144,000 $144,000
                                         ======== ======== ======== ========
      9.5% senior subordinated notes.... $175,000 $168,438 $225,000 $215,753
                                         ======== ======== ======== ========
      Other long-term debt.............. $  2,337 $  2,508 $    376 $    376
                                         ======== ======== ======== ========

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   For the current portion of long-term debt, the carrying amount approximates fair value due to the short-term nature of such debt. The carrying amount on the senior secured credit facility is a reasonable estimate of fair value because this debt is carried with a floating interest rate. The fair value of the 9.5% senior subordinated notes was determined based upon market quotes. For all other long-term debt, the fair value is estimated using a discounted cash flow analysis, based on the incremental borrowing rates currently available to the Company for debt with similar terms and maturity.

Note 9 -- Commitments and Contingencies

   Coast Hotels is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of Coast Hotels.

   The Company has commenced certain capital improvement projects at the Gold Coast and the Orleans for which budgeted expenditures are estimated to total approximately $210.0 million. The Company anticipates the projects will be completed in phases during 2002 and 2003.

Note 10 -- Related Party Transactions

   Amounts due from Coast Resorts primarily represent refundable advances for the payment of income taxes and the purchase of treasury stock.

   The Company's advertising services are provided by LGT Advertising, a company owned by several stockholders of Coast Resorts. LGT purchases advertising for the Company from third parties and passes along any discounts they receive. LGT and its owners receive no compensation or profit for these services, as the Company is invoiced for actual costs incurred. Advertising expense paid to LGT amounted to approximately $5.4 million, $6.5 million and $8.3 million for the years ended December 31, 1999, 2000 and 2001, respectively.

   The Company purchases certain of its equipment and inventory for its operations from RJS, a company owned by the father of a major stockholder and director of Coast Resorts and a director and officer of the Company and the Company's restaurant manager. RJS invoices the Company based on actual costs incurred. For the fiscal years ended December 31, 1999, 2000 and 2001, the Company incurred expenses payable to RJS of approximately $2.1 million, $6.5 million and $2.7 million, respectively.

   The Company purchases wallboards and parlay cards for its race and sports books from Nevada Wallboards, Inc. A major stockholder and director of Coast Resorts and a director and officer of the Company is the majority stockholder of Nevada Wallboards, Inc. For the fiscal years ended December 31, 1999, 2000 and 2001, the Company incurred expenses payable to Nevada Wallboards of approximately $180,000, $192,000 and $252,000, respectively.

   A director of the Company is the president and sole stockholder of Yates-Silverman, Inc. which was retained by the Company as the designer of The Orleans and the Suncoast. For the fiscal years ended December 31, 1999, 2000 and 2001, the Company incurred expenses payable to Yates-Silverman of approximately $721,000, $548,000 and $947,000, respectively.

   The Company maintains numerous racetrack dissemination contracts with Las Vegas Dissemination, Inc. ("LVDC"). The son of a major stockholder and director of Coast Resorts and a director and officer of the

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

company is the president and sole shareholder of LVDC. LVDC has been granted a license by the Nevada gaming authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, the Company pays to LVDC an amount based on the wagers accepted for races held at the racetracks covered by the respective contracts. The Company also pays to LVDC a monthly fee for race wire services. For the fiscal years ended December 31, 1999, 2000 and 2001, the Company incurred expenses payable to LVDC of approximately $1.3 million, $1.6 million and $1.4 million, respectively.

   J.A. Tiberti Construction Company ("Tiberti Construction") has served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, for the original construction of the Barbary Coast and all expansions thereof and for the original construction and Phase II expansion of The Orleans. Tiberti Construction is also the general contractor for the construction of the Suncoast. The president of Tiberti Construction is a stockholder and director of Coast Resorts and a director of the Company. For the years ended December 31, 1999, 2000 and 2001, the Company paid approximately $27.9 million, $108.5 million and $63.4 million, respectively, to Tiberti Construction in connection with such construction services.

   As more fully described in Note 4, the Company is a party to a ground lease with The Tiberti Company with respect to the land underlying The Orleans. The president of the Tiberti Company is a director and stockholder of Coast Resorts. Amounts paid to the Tiberti Company with respect to the lease were $2.4 million per year for the fiscal years ended December 31, 1999, 2000 and 2001.

   For the years ended December 31, 1999, 2000 and 2001, Coast Hotels spent $300,000, $180,000 and $332,000, respectively, to promote The Orleans by advertising on a racecar operated by the son of a major shareholder of Coast Resorts.

   The foregoing transactions are believed to be on terms no less favorable to us than could have been obtained from unaffiliated third parties and were approved by a majority of our independent directors (as defined in the indenture governing our 9 1/2% Senior Subordinated Notes due 2009).

Note 11 -- Benefit Plans

  401(k) Plans

   The Company offers separate defined contribution 401(k) plans for eligible employees. All employees of the Gold Coast, The Orleans and the Suncoast, and all employees of the Barbary Coast not covered by a collective bargaining agreement, are eligible to participate. The employees may elect to defer up to 15% of their yearly compensation, subject to statutory limits. The Company makes matching contributions of 50% of the first 6% of the employees' contribution. Contribution expense was $1.1 million, $1.6 million and $1.7 million for the years ended December 31, 1999, 2000 and 2001, respectively.

  Defined Benefit Plan

   Certain employees at the Barbary Coast are covered by a union-sponsored, collectively bargained, multi-employer defined benefit pension plan. The Barbary Coast contributed $310,000, $309,000 and $303,000 during the years ended December 31, 1999, 2000 and 2001, respectively, to the plan. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


  Stock Incentive Plan

   In December 1996, the Board of Directors of Coast Resorts adopted the 1996 Stock Incentive Plan (the "Plan") which authorizes the issuance of (i) shares of Coast Resorts Common Stock or any other class of security of Coast Resorts which is convertible into shares of Coast Resorts Common Stock or (ii) a right or interest with an exercise or conversion privilege at a price related to Coast Resorts Common Stock or with a value derived from the value of such common stock. Awards under the Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Officers, key employees, directors (whether employee directors or non-employee directors) and consultants of Coast Resorts and its subsidiary are eligible to participate in the Plan.

   Under the terms of the Plan, the aggregate number of shares issued and issuable pursuant to all awards (including all incentive stock options) granted under the Plan shall not exceed 220,000 at any time. In addition, the aggregate number of shares subject to awards granted during any calendar year to any one eligible person (including the number of shares involved in awards having a value derived from the value of shares) shall not exceed 40,000.

   No awards may be made under the Plan after the tenth anniversary of the adoption of the Plan. Although shares may be issued after the tenth anniversary of the adoption of the Plan pursuant to awards made prior to such date, no shares may be issued under the Plan after the twentieth anniversary of adoption of the Plan.

   Effective January 1, 1999, Coast Resorts issued options to purchase 30,415 shares of its common stock to its chief operating officer, who is also the chief operating officer of the Company. The options are fully vested at December 31, 2001. The options expire on December 31, 2008. Effective June 14, 1999, Coast Resorts issued options to purchase 5,000 shares of its common stock to its chief financial officer, who is also the chief financial officer of the Company. The options vest in one-third increments on June 14, 1999, June 14, 2000 and June 14, 2001. The exercise price on the options is at $100 per share, which is equivalent to the estimated fair value of Coast Resorts' common stock at the grant date, as estimated by Coast Resorts from recent sales of common stock between shareholders. The options expire on June 13, 2009.

   Pro forma information regarding net income (loss) and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its stock option plan under the fair-value-based method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method (which is appropriate for valuing options of companies without publicly traded stock) with the following weighted-average assumptions: risk-free rate of return of approximately 5.0%, expected life of the options of 5 years and a 0% dividend yield. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the respective vesting periods of the options. For fiscal 1999, the pro forma net loss would have been $5,989,000, and for 2000 and 2001 the pro forma net income would have been $26,703,000, and $36,231,000, respectively.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 12 -- Supplemental Cash Flows Information

   For the years ended December 31, 1999, 2000 and 2001 supplemental cash flows information amounts are as follows:

                                                                                  December 31,
                                                                             -----------------------
                                                                              1999    2000    2001
                                                                             ------- ------- -------
                                                                                 (in thousands)
Interest paid............................................................... $19,387 $27,913 $29,599
                                                                             ======= ======= =======
Income taxes paid........................................................... $    -- $12,600 $14,446
                                                                             ======= ======= =======
Supplemental schedule of non-cash investing and financing activities:
Property and equipment acquisitions included in accounts payable or financed through notes payable..................................................... $ 8,304 $ 4,868 $34,053
                                                                             ======= ======= =======

Note 13 -- Regulation of Gaming Operations

   The gaming operations of the Company are subject to the licensing and regulatory control of the Nevada Gaming Commission (the Nevada Commission), the Nevada State Gaming Control Board (the Nevada Control Board) and the Clark County Liquor and Gaming Board (the Clark County Board) (collectively, the "Nevada Gaming Authorities"). These agencies issue gaming licenses based upon, among other considerations, evidence that the character and reputation of principal owners, officers, directors, and certain other key employees are consistent with regulatory goals. The necessary licenses have been secured by the Company. The licenses are not transferable and must be renewed periodically upon the payment of appropriate taxes and license fees. The Nevada Gaming Authorities have broad discretion with regard to the renewal of the licenses which may at any time revoke, suspend, condition, limit or restrict a license for any cause deemed reasonable by the issuing agency. Officers, directors, and key employees of the Company must be approved by the Nevada Control Board and licensed by the Nevada Commission and Clark County Board.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


Note 14 -- Summarized Financial Information for Coast Resorts, Inc. (Parent Company Only)

   As further described in Note 6, Coast Resorts is the guarantor of the Company's indebtedness under both the senior secured credit facility and the senior subordinated notes. Coast Resorts holds 100% of the common stock of the Company and has no material business activity other than that conducted through Coast Hotels. The following tables and notes present summarized financial information of Coast Resorts, Inc. (parent company only) including Coast Resort's investment in Coast Hotels, presented on the equity method.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                                BALANCE SHEETS
                          December 31, 2000 and 2001
                   (dollars in thousands, except share data)

                                                                                      2000      2001
                                                                                    --------  --------
ASSETS
Current Assets:
   Cash and cash equivalents....................................................... $     --  $      3
   Refundable income taxes.........................................................    5,875     1,603
   Other current assets............................................................       --        --
                                                                                    --------  --------
       Total Current Assets........................................................    5,875     1,606
Investment In Subsidiary...........................................................  124,107   160,585
                                                                                    --------  --------
                                                                                    $129,982  $162,191
                                                                                    ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Due to Coast Hotels............................................................. $  9,464  $  5,464
   Accrued liabilities.............................................................      217       210
                                                                                    --------  --------
       Total Current Liabilities...................................................    9,681     5,674
                                                                                    --------  --------
Commitments And Contingencies
Stockholders' Equity:
   Preferred stock, $.01 par value, 500,000 shares authorized, none issued and
     outstanding...................................................................       --        --
   Common stock, $.01 par value, 2,000,000 shares authorized, 1,463,178 (2000) and
     1,461,178 (2001) shares issued and outstanding................................       15        15
   Treasury stock..................................................................   (3,118)   (3,333)
   Additional paid-in capital......................................................   95,398    95,398
   Retained earnings...............................................................   28,006    64,437
                                                                                    --------  --------
       Total Stockholders' Equity..................................................  120,301   156,517
                                                                                    --------  --------
                                                                                    $129,982  $162,191
                                                                                    ========  ========

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                              COAST RESORTS, INC.
                             (Parent Company Only)

                           STATEMENTS OF OPERATIONS
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                       1999        2000        2001
                                                    ----------  ----------  ----------
Equity interest in income (loss) from subsidiary... $   (5,761) $   26,950  $   36,478
General and administrative expenses................        (35)        (35)        (47)
                                                    ----------  ----------  ----------
Income (loss) before income taxes..................     (5,796)     26,915      36,431
Income tax provision (benefit).....................        (11)        137          --
                                                    ----------  ----------  ----------
NET INCOME (LOSS)                                   $   (5,785) $   26,778  $   36,431
                                                    ==========  ==========  ==========
Basic net income (loss) per share of common stock.. $    (3.91) $    18.20  $    24.91
                                                    ==========  ==========  ==========
Diluted net income (loss) per share of common stock $    (3.91) $    17.92  $    24.32
                                                    ==========  ==========  ==========
Basic weighted average common shares outstanding...  1,478,978   1,471,208   1,462,366
                                                    ==========  ==========  ==========
Diluted weighted average common shares outstanding.  1,478,978   1,494,066   1,497,781
                                                    ==========  ==========  ==========

                              COAST RESORTS, INC.
                             (Parent Company Only)

                      STATEMENTS OF STOCKHOLDERS' EQUITY
             For the Years Ended December 31, 1999, 2000, and 2001
                            (dollars in thousands)

                                 Common Stock    Additional
                               -----------------  Paid-In   Retained Treasury
                                Shares    Amount  Capital   Earnings  Stock    Total
                               ---------  ------  -------   -------- -------- --------
Balances at December 31, 1998. 1,494,353   $15    $95,398   $ 7,013  $    --  $102,426
   Repurchase of common stock.   (15,375)   --         --        --   (1,538)   (1,538)
   Net loss...................        --    --         --    (5,785)      --    (5,785)
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 1999. 1,478,978    15     95,398     1,228   (1,538)   95,103
   Repurchase of common stock.   (15,800)   --         --        --   (1,580)   (1,580)
   Net income.................        --    --         --    26,778       --    26,778
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 2000. 1,463,178    15     95,398    28,006   (3,118)  120,301
   Repurchase of common stock.    (2,000)   --         --        --     (215)     (215)
   Net income.................        --    --         --    36,431       --    36,431
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 2001. 1,461,178   $15    $95,398   $64,437  $(3,333) $156,517
                               =========   ===    =======   =======  =======  ========

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                              COAST RESORTS, INC.
                             (Parent Company Only)

                           STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                              1999      2000      2001
                                                                             -------  --------  --------
Cash flows from operating activities:
Net income (loss)........................................................... $(5,785) $ 26,778  $ 36,431
                                                                             -------  --------  --------
Adjustments to reconcile net income (loss) to net cash provided by (used in)
  operating activities:
Equity interest in net (income) loss from subsidiary........................   5,761   (26,950)  (36,478)
   Non-cash tax expense.....................................................      --       136        --
   Other current assets.....................................................    (660)   (5,215)    4,272
   Accrued liabilities......................................................     (30)      217        (7)
                                                                             -------  --------  --------
Total adjustments...........................................................   5,071   (31,812)  (32,213)
                                                                             -------  --------  --------
Net cash provided by (used in) operating activities.........................    (714)   (5,034)    4,218
                                                                             -------  --------  --------
Cash flows from financing activities:
Due to Coast Hotels.........................................................   2,262     6,601    (4,000)
Repurchase at common stock..................................................  (1,538)   (1,580)     (215)
                                                                             -------  --------  --------
Net cash (used in) provided by financing activities.........................     724     5,021    (4,215)
                                                                             -------  --------  --------
Net increase (decrease) in cash and cash equivalents........................      10       (13)        3
Cash and cash equivalents, at beginning of year.............................       3        13        --
                                                                             -------  --------  --------
Cash and cash equivalents, at end of year................................... $    13  $     --  $      3
                                                                             =======  ========  ========

  Treasury Stock

   In May 1999, Coast Resorts' board of directors authorized the potential repurchase of up to 50,000 shares of common stock from stockholders at a maximum aggregate repurchase price of $5.0 million. In August 2001, the board of directors increased the maximum aggregate repurchase price to $5.5 million. As of December 31, 2001, Coast Resorts had repurchased a total of 33,175 shares of common stock from shareholders at a total purchase price of $3.3 million.

  Net Income (Loss) Per Common Share

   Basic net income per common share excludes dilution and is computed by dividing income applicable to common stockholders by the weighted-average number of common shares outstanding. Diluted net income per common share assumes dilution and is computed based on the weighted-average number of common shares outstanding after consideration of the dilutive effect of stock options.

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   The computations of basic net income (loss) per common share and diluted net income (loss) per common share for the years ended December 31, 1999, 2000 and 2001, are as follows (in thousands, except share and per share data):

                                                                        Year Ended December 31,
                                                                   ---------------------------------
                                                                      1999        2000       2001
                                                                   ----------  ---------- ----------
Net income (loss) applicable to computations...................... $   (5,785) $   26,778 $   36,431
                                                                   ==========  ========== ==========
Weighted-average common shares applicable to net income (loss) per
  common share....................................................  1,478,978   1,471,208  1,462,366
Effect of dilutive securities:
   Stock option incremental shares................................         --      22,858     35,415
                                                                   ----------  ---------- ----------
Weighted-average common shares applicable to net income per
  common share, assuming dilution.................................  1,478,978   1,494,066  1,497,781
                                                                   ==========  ========== ==========
Basic net income (loss) per share of common stock................. $    (3.91) $    18.20 $    24.91
                                                                   ==========  ========== ==========
Diluted net income (loss) per share of common stock............... $    (3.91) $    17.92 $    24.32
                                                                   ==========  ========== ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Stockholders of Coast Resorts, Inc. and Subsidiary

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Coast Resorts, Inc. and Subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 5, 2002, except for Note 6
  as to which the date is March 19, 2002

                      COAST RESORTS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          December 31, 2000 and 2001
                   (dollars in thousands, except share data)

                                                                                  2000      2001
                                                                                --------  --------
                                    ASSETS
Current Assets:
   Cash and cash equivalents................................................... $ 43,560  $ 43,350
   Accounts receivable, less allowance for doubtful accounts of $713 (2000)
     and $873 (2001)                                                               5,658     6,371
   Inventories.................................................................    7,220     7,327
   Prepaid expenses............................................................    7,526     7,305
   Other current assets........................................................    9,538     5,707
                                                                                --------  --------
Total Current Assets...........................................................   73,502    70,060
Property and Equipment, net....................................................  485,925   579,545
Other Assets...................................................................    7,772     7,807
                                                                                --------  --------
                                                                                $567,199  $657,412
                                                                                ========  ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable............................................................ $ 16,308  $ 13,138
   Accrued liabilities.........................................................   38,208    41,061
   Construction accounts payable...............................................    4,868    34,053
   Current portion of long-term debt...........................................    2,430       148
                                                                                --------  --------
Total Current Liabilities......................................................   61,814    88,400
Long-term Debt, less current portion...........................................  353,337   369,376
Deferred Income Taxes..........................................................   11,417    19,251
Deferred Rent..................................................................   20,330    23,868
                                                                                --------  --------
Total Liabilities..............................................................  446,898   500,895
                                                                                --------  --------
Commitments And Contingencies
Stockholders' Equity:
   Preferred stock, $.01 par value, 500,000 shares authorized, none issued
     and outstanding...........................................................       --        --
   Common stock, $.01 par value, 2,000,000 shares authorized, 1,463,178 (2000)
     and 1,461,178 (2001) shares issued and outstanding........................       15        15
   Treasury stock..............................................................   (3,118)   (3,333)
   Additional paid-in capital..................................................   95,398    95,398
   Retained earnings...........................................................   28,006    64,437
                                                                                --------  --------
Total Stockholders' Equity.....................................................  120,301   156,517
                                                                                --------  --------
                                                                                $567,199  $657,412
                                                                                ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COAST RESORTS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             For The Years Ended December 31, 1999, 2000 and 2001
                   (dollars in thousands, except share data)

                                                                            1999        2000        2001
                                                                         ----------  ----------  ----------
Operating Revenues:
Casino.................................................................. $  261,546  $  298,421  $  387,513
Food and beverage.......................................................     72,697      84,752     106,898
Hotel...................................................................     30,296      33,711      38,446
Other...................................................................     29,110      31,183      36,740
                                                                         ----------  ----------  ----------
   Gross Operating Revenues.............................................    393,649     448,067     569,597
Less: promotional allowances............................................    (35,325)    (39,142)    (51,613)
                                                                         ----------  ----------  ----------
   Net Operating Revenues...............................................    358,324     408,925     517,984
                                                                         ----------  ----------  ----------
Operating Expenses:
Casino..................................................................    127,195     137,195     174,236
Food and beverage.......................................................     50,923      62,063      77,785
Hotel...................................................................     12,923      13,788      15,071
Other...................................................................     25,041      24,750      27,944
General and administrative..............................................     60,480      69,443      91,558
Pre-opening expenses....................................................        235       6,161          --
Land leases.............................................................      3,770       3,396       5,060
Deferred rent...........................................................      2,918       2,538       3,538
Depreciation and amortization...........................................     21,613      25,375      36,549
                                                                         ----------  ----------  ----------
   Total Operating Expenses.............................................    305,098     344,709     431,741
                                                                         ----------  ----------  ----------
   Operating Income.....................................................     53,226      64,216      86,243
                                                                         ----------  ----------  ----------
Other Income (Expenses):
Interest expense........................................................    (22,503)    (27,954)    (30,635)
Interest income.........................................................        450         470         405
Interest capitalized....................................................        612       4,511       1,048
Loss on disposal of assets..............................................       (192)        (60)     (1,815)
                                                                         ----------  ----------  ----------
   Total Other Income (Expenses)........................................    (21,633)    (23,033)    (30,997)
                                                                         ----------  ----------  ----------
Income Before Income Taxes and Extraordinary Item.......................     31,593      41,183      55,246
Provision For Income Taxes..............................................     10,371      14,405      18,815
                                                                         ----------  ----------  ----------
Income Before Extraordinary Item........................................     21,222      26,778      36,431
Extraordinary Item - loss on early retirement of debt, net of applicable
  income tax benefit ($14,543)..........................................    (27,007)         --          --
                                                                         ----------  ----------  ----------
Net Income (Loss)....................................................... $   (5,785) $   26,778  $   36,431
                                                                         ==========  ==========  ==========
Basic income per share of common stock before extraordinary item........ $    14.35  $    18.20  $    24.91
                                                                         ==========  ==========  ==========
Diluted income per share of common stock before extraordinary item...... $    14.35  $    17.92  $    24.32
                                                                         ==========  ==========  ==========
Basic net income (loss) per share of common stock....................... $    (3.91) $    18.20  $    24.91
                                                                         ==========  ==========  ==========
Diluted net income (loss) per share of common stock..................... $    (3.91) $    17.92  $    24.32
                                                                         ==========  ==========  ==========
Basic weighted average shares outstanding...............................  1,478,978   1,471,208   1,462,366
                                                                         ==========  ==========  ==========
Diluted weighted average shares outstanding.............................  1,478,978   1,494,066   1,497,781
                                                                         ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COAST RESORTS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                 Common Stock
                               -----------------
                                                   Additional    Retained Treasury
                                Shares    Amount Paid-In Capital Earnings  Stock    Total
                               ---------  ------ --------------- -------- -------- --------
Balances at December 31, 1998. 1,494,353   $15       $95,398     $ 7,013  $    --  $102,426
   Repurchase of common stock.   (15,375)   --            --          --   (1,538)   (1,538)
   Net loss...................        --    --            --      (5,785)      --    (5,785)
                               ---------   ---       -------     -------  -------  --------
Balances at December 31, 1999. 1,478,978    15        95,398       1,228   (1,538)   95,103
   Repurchase of common stock.   (15,800)   --            --          --   (1,580)   (1,580)
   Net income.................        --    --            --      26,778       --    26,778
                               ---------   ---       -------     -------  -------  --------
Balances at December 31, 2000. 1,463,178    15        95,398      28,006   (3,118)  120,301
   Repurchase of common stock.    (2,000)   --            --          --     (215)     (215)
   Net income.................        --    --            --      36,431       --    36,431
                               ---------   ---       -------     -------  -------  --------
Balances at December 31, 2001. 1,461,178   $15       $95,398     $64,437  $(3,333) $156,517
                               =========   ===       =======     =======  =======  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                      COAST RESORTS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                             1999       2000       2001
-                                                                          ---------  ---------  ---------
Cash Flows From Operating Activities:
Net income (loss)......................................................... $  (5,785) $  26,778  $  36,431
                                                                           ---------  ---------  ---------
Adjustments To Reconcile Net Income (Loss) To Net Cash Provided By
  Operating Activities:
   Depreciation and amortization..........................................    21,613     25,375     36,549
   Provision for bad debts................................................       248        129       (160)
   Loss on early retirement of debt.......................................    41,550         --         --
   Loss on disposal of equipment..........................................       192         60      1,815
   Deferred rent..........................................................     3,708      3,598      3,538
   Deferred income taxes..................................................    (3,099)     7,543      7,389
   Amortization of debt offering costs....................................       124      1,053      1,226
(Increase) decrease in operating assets:
   Accounts receivable....................................................      (159)    (1,317)      (873)
   Refundable income taxes................................................      (870)    (5,005)     3,831
   Inventories............................................................      (569)    (1,739)      (107)
   Prepaid expenses and other assets......................................      (117)    (1,635)      (420)
Increase (decrease) in operating liabilities:
   Accounts payable.......................................................     1,850      4,570     (3,170)
   Accrued liabilities....................................................     5,805      5,427      2,853
                                                                           ---------  ---------  ---------
Total Adjustments.........................................................    70,276     38,059     52,471
                                                                           ---------  ---------  ---------
Net Cash Provided By Operating Activities.................................    64,491     64,837     88,902
                                                                           ---------  ---------  ---------
Cash Flows From Investing Activities:
Capital expenditures, net of amounts in accounts payable..................   (49,242)  (176,956)  (112,178)
Proceeds from sale of assets..............................................       437        102     10,453
                                                                           ---------  ---------  ---------
Net Cash Used In Investing Activities.....................................   (48,805)  (176,854)  (101,725)
                                                                           ---------  ---------  ---------
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net of issuance costs...........   167,808         --     49,071
Early retirement of debt..................................................  (223,017)        --         --
Principal payments on long-term debt......................................   (15,545)    (2,472)    (4,243)
Repurchase of common stock................................................    (1,538)    (1,580)      (215)
Proceeds from borrowings under bank line of credit, net of financing costs    67,637    131,600     36,000
Repayments of borrowings under bank line of credit........................   (14,000)   (10,600)   (68,000)
                                                                           ---------  ---------  ---------
Net Cash Provided By (Used In) Financing Activities.......................   (18,655)   116,948     12,613
                                                                           ---------  ---------  ---------
Net Increase (Decrease) In Cash and Cash Equivalents......................    (2,969)     4,931       (210)
Cash and Cash Equivalents, at beginning of year...........................    41,598     38,629     43,560
                                                                           ---------  ---------  ---------
Cash and Cash Equivalents, at end of year................................. $  38,629  $  43,560  $  43,350
                                                                           =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COAST RESORTS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 -- Background Information and Basis of Presentation

  Background Information

   Coast Resorts, Inc. (the "Company" or "Coast Resorts") is a Nevada corporation and serves as a holding company for Coast Hotels and Casinos, Inc. ("Coast Hotels"), also a Nevada corporation. Through its wholly owned subsidiary, Coast Hotels, the Company owns and operates the following hotel-casinos in Las Vegas, Nevada:

  . The Orleans Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Tropicana Avenue.

  . Gold Coast Hotel and Casino, which is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

  . Suncoast Hotel and Casino, which is located in the western Las Vegas valley. The Suncoast opened September 12, 2000.

  .   Barbary Coast Hotel and Casino, which is located on the Las Vegas Strip.

   On July 21, 1998, the Company contributed the capital stock of Coast West to Coast Hotels, as a result of which Coast West became a wholly owned subsidiary of Coast Hotels. In March 1999, Coast West was merged into Coast Hotels.

  Basis of Presentation

   The consolidated financial statements include the accounts of the Company and its subsidiaries through March 23, 1999, the date on which Coast West was contributed to Coast Hotels. The financial statements include the accounts of the Company and Coast Hotels and, from July 21, 1998 through March 23, 1999, its subsidiary, Coast West. All intercompany balances and transactions have been eliminated for all periods presented.

   Effective January 1, 2001, the Company adopted Emerging Issues Task Force Issue 00-22 (the "Issue") which requires cash discounts and certain other cash incentives related to gaming play be recorded as a reduction to gross casino revenues. The Issue requires that prior periods be restated. The Company previously recorded incentives as an operating expense and has reclassified prior period amounts of $4,207,000 (1999) and $10,602,000 (2000). There is no
effect on previously reported net income.

Note 2 -- Summary of Significant Accounting Policies

  Inventories

   Inventories, which consist primarily of food and beverage, liquor store, and gift shop merchandise, are valued at the lower of cost or market value (which is determined using the first-in, first-out and the average cost methods) except for the base stocks of bar glassware and restaurant china which are stated at original cost with subsequent replacements charged to expense.

  Original Issue Discount and Debt Issue Costs

   Original issue discount is amortized over the life of the related indebtedness using the effective interest method. Costs associated with the issuance of debt are deferred and amortized over the life of the related indebtedness also using the effective interest method.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 2 -- Summary of Significant Accounting Policies (continued)

  Property, Equipment and Depreciation

   Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in income. Depreciation is computed by the straight-line method over the estimated useful lives of property and equipment, which range from 5 to 15 years for equipment and 25 to 40 years for buildings and improvements.

   During construction, the Company capitalizes interest and other direct and indirect development costs. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. The interest that was capitalized was $612,000 (1999), $4,511,000
(2000) and $1,048,000 (2001).

  Pre-opening and Related Promotional Expense

   Prior to January 1, 1999, costs associated with the opening of new hotel-casinos or major additions to an existing hotel-casino, including personnel, training, certain marketing and other costs, were capitalized and charged to expense over management's estimate of the period of economic benefit associated with such costs. Management believes that such period, with respect to major hotel-casinos, is within one fiscal quarter of the date of opening. Effective January 1, 1999, pre-opening costs are expensed as incurred. Pre-opening costs of $235,000 and $6,161,000 were expensed during the years ended December 31, 1999 and 2000, respectively, in connection with the development of the Suncoast. There were no pre-opening costs during the year ended December 31, 2001.

  Impairment of Long-Lived Assets

   Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

  Advertising Costs

   Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program which normally does not exceed two to three months. Direct-response advertising costs consist primarily of mailing costs associated with direct mail programs. Capitalized advertising costs were immaterial at December 31, 1999, 2000 and 2001. Advertising expense was approximately $5.4 million, $6.5 million and $8.3 million for the years ended December 31, 1999, 2000 and 2001, respectively.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 2 -- Summary of Significant Accounting Policies (continued)

  Casino Revenue

   In accordance with common industry practice, the Company recognizes as casino revenue the net win from gaming activities which is the difference between amounts wagered and amounts paid to winning patrons.

  Deferred Revenue

   Wagers received on all sporting events are recorded as a liability until the final outcome of the event when the payoffs, if any, can be determined.

  Progressive Jackpot Payouts

   The Company has a number of progressive slot machines, progressive poker games and a progressive keno game. As coins are played on the progressive slot machines, the amount available to win increases, to be paid out when the appropriate jackpot is hit. The keno game and poker game payouts also increases with the amount of play, to be paid out when hit. In accordance with common industry practice, the Company has recorded the progressive jackpot as a liability with a corresponding charge against casino revenue.

  Promotional Allowances

   The retail value of hotel accommodations and food and beverage items provided to customers without charge is included in gross revenues and then deducted as promotional allowances, to arrive at net revenues. The following is a breakdown of these complimentary revenues for the years ended December 31, 1999, 2000 and 2001:

                                                   December 31,
                                              -----------------------
                                               1999    2000    2001
                                              ------- ------- -------
                                                  (in thousands)
           Complimentary revenues:
              Food and beverage.............. $29,369 $32,242 $42,294
              Hotel..........................   4,736   5,157   6,657
              Other..........................   1,220   1,743   2,662
                                              ------- ------- -------
                  Promotional allowances..... $35,325 $39,142 $51,613
                                              ======= ======= =======

   The estimated cost of providing these complimentary services is as follows for the years ended December 31, 1999, 2000 and 2001:

                                          December 31,
                                     -----------------------
                                      1999    2000    2001
                                     ------- ------- -------
                                         (in thousands)
                   Hotel............ $ 2,167 $ 2,199 $ 2,789
                   Food and beverage  28,593  32,044  43,348
                                     ------- ------- -------
                                     $30,760 $34,243 $46,137
                                     ======= ======= =======

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 2 -- Summary of Significant Accounting Policies (continued)

   The cost of promotional allowances has been allocated to expense as follows for the years ended December 31, 1999, 2000 and 2001:

                                     December 31,
                                -----------------------
                                 1999    2000    2001
                                ------- ------- -------
                                    (in thousands)
                         Casino $28,106 $32,052 $43,834
                         Other.   2,654   2,191   2,303
                                ------- ------- -------
                                $30,760 $34,243 $46,137
                                ======= ======= =======

  Slot Club Promotion

   Coast Resorts has established promotional slot clubs to encourage repeat business from frequent and active slot customers. Members in the clubs earn points based on slot activity accumulated in the members' account. Points can be redeemed for certain consumer products (typically household appliances), travel, food and beverage and cash. The Company accrues for slot club points expected to be redeemed in the future based on the average cost of items expected to be redeemed.

  Income Taxes

   Coast Resorts accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Cash and Cash Equivalents

   Coast Resorts considers all highly liquid investments with a remaining maturity at acquisition of three months or less to be cash equivalents. Cash in excess of daily requirements is typically invested in U.S. Government-backed repurchase agreements with maturities of 30 days or less. Such investments are generally made with major financial institutions having a high credit rating. At times, the Company's cash deposited in financial institutions may be in excess of federally insured limits. These instruments are stated at cost, which approximates fair value because of their short maturity.

  Net Income (Loss) Per Common Share

   Basic earnings per share is computed based on weighted average shares outstanding while diluted earnings per share reflects the additional dilution for all potential dilutive securities, such as stock options and warrants.

  Short-term Investments

   Short-term investments purchased with an original maturity of over three months but less than one year are stated at cost, which approximates fair value because of their short maturity. There were no short-term investments at December 31, 2000 or 2001.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 2 -- Summary of Significant Accounting Policies (continued)

  Concentration of Credit Risk

   The Company extends credit to patrons after background checks and investigations of creditworthiness and does not require collateral. The Company has a concentration of credit risk in Southern Nevada. The Company records provisions for potential credit losses and such losses have been within management's expectations. Management believes that as of December 31, 2001, no significant concentration of credit risk exists for which an allowance has not already been determined and recorded.

  Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates those estimates, including those related to asset impairment, accruals for slot marketing points, self-insurance, compensation and related benefits, revenue recognition, allowance for doubtful accounts, contingencies, and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

  Stock Options

   The Financial Accounting Standards Board has issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This Statement defines a fair value based method of accounting for an employee stock option in which companies account for stock options by recognizing, as compensation expense in the statement of operations, the fair value of stock options granted over the vesting period of the option. The statement also permits companies to continue accounting for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company has elected to account for stock options under APB No. 25 and to disclose the pro forma impact on net income and earning per share as if the Company had used the fair value method recommended by SFAS No. 123.

  Reclassifications

   Certain amounts in the 1999 and 2000 financial statements have been reclassified to conform with the 2001 presentation.

  Accounting for Derivative Instruments and Hedging Activity

   In June 1998, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133") entitled "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If specific conditions are met, a derivative may be specifically designated as a hedge of specific financial exposures. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and, if used in hedging activities, its effective use as a hedge. SFAS 133 as amended is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. SFAS 133 is not applied retroactively to financial statements for prior periods. The Company adopted SFAS 133 on January 1, 2001 as required.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 2 -- Summary of Significant Accounting Policies (continued)

  New Accounting Pronouncements

   In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". SFAS 141 is effective as follows: (a) use of the pooling-of-interests method is prohibited for business combinations initiated after June 30, 2001; and (b) the provisions of SFAS 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001 that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 and applies to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized.

   In August 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". The objectives of SFAS 143 are to establish accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002.

   In October 2001, the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

   The Company is currently evaluating the provisions of SFAS 141, SFAS 142, SFAS 143 and SFAS 144, and it does not anticipate that the effects of these changes will have an impact on its financial position or results of operations.

Note 3 -- Property and Equipment

   Major classes of property and equipment consist of the following as of December 31, 2000 and 2001:

                                                December 31,
                                            --------------------
                                              2000       2001
                                            ---------  ---------
                                               (in thousands)
              Building..................... $ 371,142  $ 401,325
              Furniture and fixtures.......   231,643    267,847
                                            ---------  ---------
                                              602,785    669,172
              Less accumulated depreciation  (138,014)  (157,870)
                                            ---------  ---------
                                              464,771    511,302
              Land.........................    15,232     20,651
              Construction in progress.....     5,922     47,592
                                            ---------  ---------
              Net property and equipment... $ 485,925  $ 579,545
                                            =========  =========

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 4 -- Leases

   The Barbary Coast building is located on land that is leased. The initial lease term runs through May 2003, and the Company has notified the landlord of its intention to exercise the first of two 30-year renewal options. In addition, the parking lot adjacent to the building is being leased under a 10-year lease that runs through January 2003. The annual rental payments under these leases will total $300,000 in 2002 and $310,000 in 2003.

   During December 1995, Coast Hotels entered into a ground lease for the land underlying The Orleans. The land is owned by The Tiberti Company, a Nevada general partnership, of which a stockholder of Coast Resorts is the managing partner. The stockholder is also the president and a director and stockholder of the general contractor for the construction of The Orleans and the Suncoast, as more fully described in Note 10. The lease provides for an initial term of fifty years with a twenty-five year renewal option and includes a purchase option, exercisable by Coast Hotels, at fair market value during the twentieth and twenty-first years of the lease. Lease payments range from $175,000 to $250,000 per month during the first sixteen years of the lease increasing by 3% per annum thereafter. The total amount of the base rent payments on The Orleans lease is being charged to expense on the straight-line method over the term of the lease. Coast Hotels has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

   The Suncoast lease was entered into in September 1995 for a parcel of land located in the western area of Las Vegas to be used for future development opportunities. The Suncoast lease term runs through December 31, 2055, with three 10-year renewal options. Monthly payments started at $166,667 for the year ended December 31, 1995. Thereafter, the monthly rent increases by the amount of $5,000 in January of each year. The lease includes a put option exercisable by the landlord requiring the purchase of the land at fair market value at the end of the 20th through 24th years of the lease, provided that the purchase price shall not be less than ten times, nor more than fifteen times, the annual rent at such time. Based on the terms of the lease, the potential purchase price commitment ranges from approximately $31,000,000 to approximately $51,000,000 in the years 2014 through 2018. The total amount of the base rent payments on the Suncoast lease are being charged to expense (or capitalized during the construction period) on the straight-line method over the term of the lease. The Company has recorded deferred rent to reflect the excess of rent expense over cash payments since the inception of the lease.

  Future Minimum Lease Payments

   The following is an annual schedule of future minimum cash lease payments required under operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 2001:

                               Operating Leases

              Year Ending December 31,                Payments
              ------------------------             --------------
                                                   (in thousands)
              2002................................    $  5,370
              2003................................       5,490
              2004................................       5,430
              2005................................       5,490
              2006................................       5,800
              Later years.........................     404,954
                                                      --------
                   Total minimum lease payments...    $432,534
                                                      ========

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 5 -- Accrued Liabilities

  Rent Expense

   Rent expense for the years ended December 31, 1999, 2000 and 2001 is as follows:

                                           December 31,
                                       --------------------
                                        1999   2000   2001
                                       ------ ------ ------
                                          (in thousands)
                     Occupancy rentals $6,688 $5,934 $8,598
                     Other equipment..    120    146     42
                                       ------ ------ ------
                                       $6,808 $6,080 $8,640
                                       ====== ====== ======

   Major classes of accrued liabilities consist of the following as of December 31, 2000 and 2001:

                                                    December 31,
                                                   ---------------
                                                    2000    2001
                                                   ------- -------
                                                   (in thousands)
              Slot club liability................. $ 7,293 $ 6,806
              Compensation and benefits...........  12,651  14,284
              Progressive jackpot payouts.........   4,532   4,687
              Customer deposits and unpaid winners   5,594   5,366
              Deferred sports book revenue........   1,500   1,488
              Taxes...............................     911     983
              Accrued interest expense............   4,364   5,400
              Outstanding chip and token liability     948   1,645
              Other...............................     415     402
                                                   ------- -------
                                                   $38,208 $41,061
                                                   ======= =======

Note 6 -- Long-Term Debt

   Long-term debt consists of the following as of December 31, 2000 and 2001:

                                                                                            December 31,
                                                                                          -----------------
                                                                                            2000     2001
                                                                                          -------- --------
                                                                                           (in thousands)
Related parties:
7.5% notes, payable in monthly installments of interest only, with all principal and any unpaid interest due December 31, 2001. The notes are uncollateralized and are payable
  to the former partners of Barbary Coast and Gold Coast................................. $  1,975 $     --
Non-related parties:
9.5% senior subordinated notes due April 2009, with interest payable semiannually on
  April 1 and October 1..................................................................  175,000  225,000
Senior secured credit facility due September 2004, collateralized by substantially all of the assets of Coast Hotels and Casinos, Inc............................................  176,000  144,000
8.6% note due August 11, 2007, payable in monthly installments of $26,667 principal
  plus interest on remaining principal balance, collateralized by 1980 Hawker aircraft...    2,133       --
Other notes payable......................................................................      659      524
                                                                                          -------- --------
                                                                                           355,767  369,524
Less: current portion....................................................................    2,430      148
                                                                                          -------- --------
                                                                                          $353,337 $369,376
                                                                                          ======== ========

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 6 -- Long-Term Debt (continued)

   In March 1999, Coast Hotels issued $175.0 million principal amount of 9.5% senior subordinated notes with interest payable on April 1 and October 1 beginning October 1, 1999 and entered into a $75.0 million senior secured credit facility due 2004 to facilitate a refinancing. Availability under the credit facility was increased to $200.0 million in September 1999. Coast Resorts is a guarantor of the indebtedness under both of these debt agreements. Borrowings under the credit facility bear interest, at Coast Hotel's option, at a premium over the one-, two-, three- or six-month London Interbank Offered Rate ("LIBOR"). The premium varies depending on Coast Hotels' ratio of total debt to EBITDA and can vary between 125 and 250 basis points. As of December 31, 2001, the premium over LIBOR was 2.0% (200 basis points) and the interest rate was 3.93%. For the year ended December 31, 2001, the weighted average interest rate for the senior secured credit facility was 6.09%. Coast Hotels incurs a commitment fee, payable quarterly in arrears, on the unused portion of the credit facility. This variable fee is currently at the maximum rate of 0.5% per annum times the average unused portion of the facility.

   The availability under the senior secured credit facility was reduced by $6.0 million to $194.0 million on September 30, 2001 and by $6.0 million to $188.0 million on December 31, 2001 and will be reduced by an additional $6.0 million on each of March 31, 2002 and June 30, 2002. The quarterly reduction will increase to $8.5 million on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003; and to $11.5 million on each of September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004. The initial advance of $47.0 million under the credit facility was used in connection with the repurchase of the 13% first mortgage notes and the 10 7/8% first mortgage notes and is more fully described below. Subsequent advances under the credit facility may be used for working capital, general corporate purposes, construction of the Suncoast, and certain improvements to The Orleans, the Gold Coast and the Barbary Coast. As of December 31, 2001, Coast Hotels had $44.0 million of availability under the credit facility.

   In 1999, with the proceeds from the issuance of $175.0 million principal amount of 9.5% senior subordinated notes and borrowings under the credit facility, Coast Hotels repurchased substantially all of the $175.0 million principal amount outstanding of 13% first mortgage notes. The remaining approximately $2.0 million in principal amount of the 13% first mortgage notes was redeemed on December 15, 2000 at a redemption price of 106.5% of the principal amount, plus any accrued and unpaid interest. In connection with the repurchase of the 13% notes and the 10 7/8% notes, Coast Hotels incurred repurchase premiums of $31.0 million and $2.1 million, respectively.

   The loan agreement governing the senior secured credit facility contains covenants that, among other things, limit the ability of Coast Hotels to pay dividends or make advances to Coast Resorts, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets of Coast Hotels. Additionally, the loan agreement requires that Coast Hotels maintain certain financial ratios with respect to its leverage and fixed charge coverage. Coast Hotels is also subject to certain covenants associated with the indenture governing the senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. The agreement was amended in December 2001 and in March 2002 to increase the limitations of the Company to make certain capital expenditures. Management believes that, at December 31, 2001 Coast Hotels was in compliance with all covenants and required ratios.

   On February 2, 2001 Coast Hotels issued $50.0 million additional principal amount of senior subordinated notes. The net proceeds of approximately $49.1 million were used to reduce borrowings under its senior secured credit facility. On March 19, 2002 Coast Hotels issued $100.0 million additional principal amount of senior subordinated notes. The net proceeds were used to reduce borrowings under its senior secured credit facility by $103.0 million. As a result, Coast Hotels has additional availability under the credit facility. The notes that were

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 6 -- Long-Term Debt (continued)

issued in 2001 and 2002 were issued under the same indenture and have the same terms, interest rate and maturity date as the Company's $175.0 million principal amount of senior subordinated notes issued in 1999. Coast Hotels has entered into an interest rate swap agreement with a member of the Company's bank group such that $100.0 million of the Company's fixed rate debt has been converted to a floating rate based upon LIBOR.

   Maturities on long-term debt are as follows:

                    Year Ending December 31,   Maturities
                    ------------------------ --------------
                                             (in thousands)
                           2002.............    $    148
                           2003.............      25,162
                           2004.............     119,177
                           2005.............           3
                           2006.............           3
                           Thereafter.......     225,031
                                                --------
                                                $369,524
                                                ========

Note 7 -- Income Taxes

   The components of the income tax provision (benefit) for the years ended December 31, 1999, 2000 and 2001 were as follows:

                                        December 31,
                                  ------------------------
                                   1999     2000    2001
                                  -------  ------- -------
                                       (in thousands)
                     Federal:
                        Current.. $(1,073) $ 6,862 $11,426
                        Deferred.  (3,099)   7,543   7,389
                                  -------  ------- -------
                                  $(4,172) $14,405 $18,815
                                  =======  ======= =======

   The income tax provision (benefit) before consideration of the extraordinary loss for the years ended December 31, 1999, 2000 and 2001 differs from that computed at the federal statutory corporate tax rate as follows:

                                             December 31,
                                          -----------------
                                          1999   2000  2001
                                          ----   ----  ----
                   Federal statutory rate 35.0%  35.0% 35.0%
                   Other................. (2.2%)   --  (0.9%)
                                          ----   ----  ----
                      Effective tax rate. 32.8%  35.0% 34.1%
                                          ====   ====  ====

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 7 -- Income Taxes (continued)

   The tax effects of significant temporary differences representing net deferred tax assets and liabilities at December 31, 2000 and 2001 are as follows:

                                                                   December 31,
                                                                ------------------
                                                                  2000      2001
                                                                --------  --------
                                                                  (in thousands)
Deferred tax assets:
   Current:
       Accrued vacation........................................ $    887  $  1,302
       Allowance for doubtful accounts.........................      319       323
       Accrued slot club points................................      120        27
       Progressive liabilities.................................    1,060     1,072
       Accrued medical and other benefits......................      567       674
                                                                --------  --------
          Total current........................................    2,953     3,398
                                                                --------  --------
   Non-current:
       FICA, alternative minimum tax and other tax credits.....      583        --
       Deferred rent...........................................    7,116     8,354
                                                                --------  --------
          Total non-current....................................    7,699     8,354
                                                                --------  --------
Total deferred tax assets......................................   10,652    11,752
                                                                --------  --------
Deferred tax liabilities:
   Non-current:................................................
       Property, plant and equipment...........................  (19,116)  (27,605)
                                                                --------  --------
          Total deferred tax liabilities.......................  (19,116)  (27,605)
                                                                --------  --------
Net deferred tax liability..................................... $ (8,464) $(15,853)
                                                                ========  ========

Note 8 -- Fair Value of Financial Instruments

   The following estimated fair values of Coast Hotels' financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts and estimated fair values of the Company's other financial instruments at December 31, 2000 and 2001 are as follows:

                                                    December 31,
                                         -----------------------------------
                                               2000              2001
                                         ----------------- -----------------
                                         Carrying  Fair    Carrying  Fair
                                          Amount   Value    Amount   Value
                                         -------- -------- -------- --------
                                          (in thousands)    (in thousands)
   Liabilities:
      Current portion of long-term debt. $  2,430 $  2,430 $    148 $    148
                                         ======== ======== ======== ========
      Senior secured credit facility.... $176,000 $176,000 $144,000 $144,000
                                         ======== ======== ======== ========
      9.5% senior subordinated notes.... $175,000 $168,438 $225,000 $215,753
                                         ======== ======== ======== ========
      Other long-term debt.............. $  2,337 $  2,508 $    376 $    376
                                         ======== ======== ======== ========

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 8 -- Fair Value of Financial Instruments (continued)

   For the current portion of long-term debt, the carrying amount approximates fair value due to the short-term nature of such debt. The carrying amount on the senior secured credit facility is a reasonable estimate of fair value because this debt is carried with a floating interest rate. The fair value of the 9.5% senior subordinated notes was determined based upon market quotes. For all other long-term debt, the fair value is estimated using a discounted cash flow analysis, based on the incremental borrowing rates currently available to the Company for debt with similar terms and maturity.

Note 9 -- Commitments and Contingencies

   The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

   The Company has commenced certain capital improvement projects at the Gold Coast and The Orleans for which budgeted expenditures are estimated to total approximately $210.0 million. The Company anticipates the projects will be completed in phases during 2002 and 2003.

Note 10 -- Related Party Transactions

   Coast Hotels' advertising services are provided by LGT Advertising, a company owned by several stockholders of Coast Resorts. LGT purchases advertising for Coast Hotels from third parties and passes along any discounts they receive. LGT and its owners receive no compensation or profit for these services, as Coast Hotels is invoiced for actual costs incurred. Advertising expense paid to LGT amounted to approximately $5.4 million, $6.5 million and $8.3 million for the years ended December 31, 1999, 2000 and 2001, respectively.

   Coast Hotels purchases certain of its equipment and inventory for its operations from RJS, a company owned by the father of a major stockholder and director of Coast Resorts and a director and officer of Coast Hotels and the Company's restaurant manager. RJS invoices Coast Hotels based on actual costs incurred. For the fiscal years ended December 31, 1999, 2000 and 2001, Coast Hotels incurred expenses payable to RJS of approximately $2.1 million, $6.5 million and $2.7 million, respectively.

   Coast Hotels purchases wallboards and parlay cards for its race and sports books from Nevada Wallboards, Inc. A major stockholder and director of Coast Resorts and a director and officer of Coast Hotels is the majority stockholder of Nevada Wallboards, Inc. For the fiscal years ended December 31, 1999, 2000 and 2001, the Company incurred expenses payable to Nevada Wallboards of approximately $180,000, $192,000 and $252,000, respectively.

   A director of the Company is the president and sole stockholder of Yates-Silverman, Inc. which was retained by the Company as the designer of The Orleans and the Suncoast. For the fiscal years ended December 31, 1999, 2000 and 2001, Coast Hotels incurred expenses payable to Yates-Silverman of approximately $721,000, $548,000 and $947,000, respectively.

   Coast Hotels maintains numerous racetrack dissemination contracts with Las Vegas Dissemination, Inc. ("LVDC"). The son of a major stockholder and director of Coast Resorts and a director and officer of Coast Hotels is the president and sole shareholder of LVDC. LVDC has been granted a license by the Nevada gaming authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 10 -- Related Party Transactions (continued)

dissemination contracts, Coast Hotels pays to LVDC an amount based on the wagers accepted for races held at the racetracks covered by the respective contracts. Coast Hotels also pays to LVDC a monthly fee for race wire services. For the fiscal years ended December 31, 1999, 2000 and 2001, Coast Hotels incurred expenses payable to LVDC of approximately $1.3 million, $1.6 million and $1.4 million, respectively.

   J.A. Tiberti Construction Company ("Tiberti Construction") has served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, for the original construction of the Barbary Coast and all expansions thereof and for the original construction and Phase II expansion of The Orleans. Tiberti Construction is also the general contractor for the construction of the Suncoast. The president of Tiberti Construction is a stockholder and director of Coast Resorts and a director of Coast Hotels. For the years ended December 31, 1999, 2000 and 2001, the Company paid approximately $27.9 million, $108.5 million and $63.4 million, respectively, to Tiberti Construction in connection with such construction services.

   As more fully described in Note 4, Coast Hotels is a party to a ground lease with The Tiberti Company with respect to the land underlying The Orleans. The president of the Tiberti Company is a director and stockholder of Coast Resorts. Amounts paid to the Tiberti Company with respect to the lease were $2.4 million per year for the fiscal years ended December 31, 1999, 2000 and 2001.

   For the years ended December 31, 1999, 2000 and 2001, Coast Hotels spent $300,000, $180,000 and $332,000, respectively, to promote The Orleans by advertising on a racecar operated by the son of a major shareholder of Coast Resorts.

   The foregoing transactions are believed to be on terms no less favorable to the Company than could have been obtained from unaffiliated third parties and were approved by a majority of the disinterested directors.

Note 11 -- Benefit Plans

  401(k) Plans

   Coast Hotels offers separate defined contribution 401(k) plans for eligible employees. All employees of the Gold Coast, The Orleans and the Suncoast, and all employees of the Barbary Coast not covered by a collective bargaining agreement, are eligible to participate. The employees may elect to defer up to 15% of their yearly compensation, subject to statutory limits. Coast Hotels makes matching contributions of 50% of the first 6% of the employees' contributions. Contribution expense was $1.1 million, $1.6 million and $1.7 million for the years ended December 31, 1999, 2000 and 2001, respectively.

  Defined Benefit Plan

   Certain employees at the Barbary Coast are covered by a union-sponsored, collectively bargained, multi-employer, defined benefit pension plan. The Barbary Coast contributed $310,000, $309,000 and $303,000 during the years ended December 31, 1999, 2000 and 2001, respectively, to the plan. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 11 -- Benefit Plans (continued)

  Stock Incentive Plan

   In December 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the "Plan") which authorizes the issuance of (i) shares of Coast Resorts Common Stock or any other class of security of the Company which is convertible into shares of Coast Resorts Common Stock or (ii) a right or interest with an exercise or conversion privilege at a price related to Coast Resorts Common Stock or with a value derived from the value of such common stock. Awards under the Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Officers, key employees, directors (whether employee directors or non-employee directors) and consultants of the Company and its subsidiary are eligible to participate in the Plan.

   Under the terms of the Plan, the aggregate number of shares issued and issuable pursuant to all awards (including all incentive stock options) granted under the Plan shall not exceed 220,000 at any time. In addition, the aggregate number of shares subject to awards granted during any calendar year to any one eligible person (including the number of shares involved in awards having a value derived from the value of shares) shall not exceed 40,000.

   No awards may be made under the Plan after the tenth anniversary of the adoption of the Plan. Although shares may be issued after the tenth anniversary of the adoption of the Plan pursuant to awards made prior to such date, no shares may issued under the Plan after the twentieth anniversary of adoption of the Plan.

   Effective January 1, 1999, the Company issued options to purchase 30,415 shares of its common stock to its chief operating officer. The options are fully vested at December 31, 2001. The options expire on December 31, 2008. Effective June 14, 1999, the Company issued options to purchase 5,000 shares of its common stock to its chief financial officer. The options are fully vested at December 31, 2001. The exercise price on the options is at $100 per share, which is equivalent to the estimated fair value of the Company's common stock at the grant date, as estimated by the Company from recent sales of common stock between shareholders. The options expire on June 13, 2009.

   Pro forma information regarding net income (loss) and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its stock option plan under the fair-value-based method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method (which is appropriate for valuing options of companies without publicly traded stock) with the following weighted-average assumptions: risk-free rate of return of approximately 5.0%, expected life of the options of 5 years and a 0% dividend yield. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the respective vesting periods of the options. For fiscal 1999, the pro forma net loss would have been $6,013,000, and for fiscal 2000 and 2001 the pro forma net income would have been $26,531,000 and $36,184,000, respectively. The pro forma net loss per common share for fiscal 1999 would have been $4.07. The fully diluted pro forma net income per common share would have been $17.76 and $24.16 for fiscal 2000 and 2001, respectively.

Note 12 -- Treasury Stock

   In May 1999, the Company's board of directors authorized the potential repurchase of up to 50,000 shares of common stock from stockholders at a maximum aggregate repurchase price of $5.0 million. In August 2001, the board of directors increased the maximum aggregate repurchase price to $5.5 million. As of December 31, 2001, the Company had repurchased a total of 33,175 shares of common stock from shareholders at a total purchase price of $3.3 million.

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 13 -- Supplemental Cash Flows Information

   For the years ended December 31, 1999, 2000 and 2001 supplemental cash flows information amounts are as follows:

                                                                                  December 31,
                                                                             -----------------------
                                                                              1999    2000    2001
                                                                             ------- ------- -------
                                                                                 (in thousands)
Interest paid............................................................... $19,387 $27,913 $29,599
                                                                             ======= ======= =======
Income taxes paid........................................................... $    -- $12,600 $14,446
                                                                             ======= ======= =======
Supplemental schedule of non-cash investing and financing activities:
Property and equipment acquisitions included in accounts payable or financed through notes payable..................................................... $ 8,304 $ 4,868 $34,053
                                                                             ======= ======= =======

Note 14 -- Regulation of Gaming Operations

   The gaming operations of the Company are subject to the licensing and regulatory control of the Nevada Gaming Commission (the Nevada Commission), the Nevada State Gaming Control Board (the Nevada Control Board) and the Clark County Liquor and Gaming Board (the Clark County Board) (collectively, the Nevada Gaming Authorities). These agencies issue gaming licenses based upon, among other considerations, evidence that the character and reputation of principal owners, officers, directors, and certain other key employees are consistent with regulatory goals. The necessary licenses have been secured by the Company. The licenses are not transferable and must be renewed periodically upon the payment of appropriate taxes and license fees. The Nevada Gaming Authorities have broad discretion with regard to the renewal of the licenses which may at any time revoke, suspend, condition, limit or restrict a license for any cause deemed reasonable by the issuing agency. Officers, directors and key employees of the Company must be approved by the Nevada Control Board and licensed by the Nevada Commission and Clark County Board.

Note 15 -- Net Income (Loss) Per Common Share

   The computations of basic net income (loss) per common share and diluted net income (loss) per common share for the years ended December 31, 1999, 2000 and 2001, are as follows (in thousands, except share and per share data):

                                                                        Year Ended December 31,
                                                                   ---------------------------------
                                                                      1999        2000       2001
                                                                   ----------  ---------- ----------
Net income (loss) applicable to computations...................... $   (5,785) $   26,778 $   36,431
                                                                   ==========  ========== ==========
Weighted-average common shares applicable to net income (loss) per
  common share....................................................  1,478,978   1,471,208  1,462,366
Effect of dilutive securities:....................................
Stock option incremental shares...................................         --      22,858     35,415
                                                                   ----------  ---------- ----------
Weighted-average common shares applicable to net income per
  common share, assuming dilution.................................  1,478,978   1,494,066  1,497,781
                                                                   ==========  ========== ==========
Basic net income (loss) per share of common stock................. $    (3.91) $    18.20 $    24.91
                                                                   ==========  ========== ==========
Diluted net income (loss) per share of common stock............... $    (3.91) $    17.92 $    24.32
                                                                   ==========  ========== ==========

                      COAST RESORTS, INC. AND SUBSIDIARY

Note 16 -- Quarterly Financial Information (Unaudited)

   The following unaudited information shows selected items (in thousands, except per share data), for each quarter in the years ended December 31, 2000 and 2001:

                                                    2000
                              -----------------------------------------------
                               First    Second    Third     Fourth     Year
                              --------  -------  --------  --------  --------
 Gross revenues.............. $107,950  $99,476  $105,684  $134,957  $448,067
 Less promotional allowances.   (9,364)  (8,729)   (9,240)  (11,809)  (39,142)
                              --------  -------  --------  --------  --------
    Net revenues.............   98,586   90,747    96,444   123,148   408,925
                              --------  -------  --------  --------  --------
    Operating income.........   20,751   15,143    10,365    17,957    64,216
                              --------  -------  --------  --------  --------
    Net income............... $ 10,638  $ 7,000  $  3,135  $  6,005  $ 26,778
                              ========  =======  ========  ========  ========
 Basic net income per share.. $   7.19  $  4.73  $   2.14  $   4.14  $  18.20
                              ========  =======  ========  ========  ========
 Diluted net income per share $   7.12  $  4.68  $   2.10  $   4.02  $  17.92
                              ========  =======  ========  ========  ========

                                                    2001
                              ------------------------------------------------
                               First     Second    Third     Fourth     Year
                              --------  --------  --------  --------  --------
 Gross revenues.............. $140,145  $139,086  $140,983  $149,383  $569,597
 Less promotional allowances.  (12,597)  (12,391)  (12,817)  (13,808)  (51,613)
                              --------  --------  --------  --------  --------
    Net revenues.............  127,548   126,695   128,166   135,575   517,984
                              --------  --------  --------  --------  --------
    Operating income.........   22,665    19,905    20,082    23,591    86,243
                              --------  --------  --------  --------  --------
    Net income............... $ 10,659  $  7,026  $  8,730  $ 10,016  $ 36,431
                              ========  ========  ========  ========  ========
 Basic net income per share.. $   7.28  $   4.80  $   5.97  $   6.86  $  24.91
                              ========  ========  ========  ========  ========
 Diluted net income per share $   7.11  $   4.69  $   5.83  $   6.69  $  24.32
                              ========  ========  ========  ========  ========

All tendered outstanding additional notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the Exchange Agent as follows:

                      By Mail, Overnight Courier or Hand:
                        U.S. BANK NATIONAL ASSOCIATION
                              180 East 5th Street
                    Attn: Frank Leslie -- Corp. Trust Dept.
                           St. Paul, Minnesota 55101

                                 By Facsimile:
                                (651) 244-0711

                             Confirm by Telephone:
                                (651) 244-8677

   (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail.)

   No broker dealer or other person is authorized in connection with any offer made hereby to give any information or to make any representations not contained in this prospectus and, if given or made, the unauthorized information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

   Until           , 2002 (90 days from the date of this Prospectus) all
dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.


      OFFER TO EXCHANGE OUR $100,000,000 PRINCIPAL AMOUNT OF 91/2% SENIOR SUBORDINATED NOTES DUE 2009 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
ACT FOR ANY AND ALL OF OUR OUTSTANDING ADDITIONAL $100,000,000 PRINCIPAL AMOUNT OF 91/2% SENIOR SUBORDINATED NOTES DUE 2009 ISSUED ON MARCH 19, 2002 (CUSIP NO.
                       19035CAE2) (CUSIP NO. U19088AA8)

[LOGO] COAST HOTELS & CASINOS, INC.

PAYMENT OF PRINCIPAL AND INTEREST GUARANTEED ON A SENIOR SUBORDINATED BASIS BY
                              COAST RESORTS, INC.

                               -----------------

                                  PROSPECTUS

                               -----------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 78.7502(1) of the General Corporation Law of Nevada, or the "NGCL," provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she (a) is not liable pursuant to Section 78.138 or
(b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   Section 78.7502(2) of the NGCL provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1), against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under the standards set forth in subsection (1), except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   Section 78.7502(3) of the NGCL provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

   Section 78.751(1) of the NGCL provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

   Section 78.751(2) of the NGCL provides that the articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

   Section 78.752 of the NGCL provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

   Our Amended Articles of Incorporation provides that none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud or a knowing violation of law, or the payment of distributions in violation of Section 78.300 of the NGCL. In addition, our Amended Articles of Incorporation and Amended Bylaws provide for indemnification of its directors and officers in accordance with the NGCL.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

Exhibit
Number                                         Description of Exhibit
------                                         ----------------------
  3.1   Amended Articles of Incorporation of Coast Hotels and Casinos, Inc. (4)
  3.2   First Amended Bylaws of Coast Hotels and Casinos, Inc. (4)
  3.3   Articles of Incorporation of Coast Resorts, Inc. (1)
  3.4   First Amended Bylaws of Coast Resorts, Inc. (1)
  4.1   Indenture dated as of March 23, 1999 among Coast Hotels and Casinos, Inc., as issuer of 9 1/2%
        Senior Subordinated Notes due 2009, Coast Resorts, Inc., as guarantor, and Firstar Bank of
        Minnesota, N.A., as trustee (5)
  4.2   First Supplemental Indenture dated as of November 20, 2000 among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and Firstar Bank of Minnesota, N.A., as trustee (8)
  4.3   Second Supplemental Indenture dated as of February 2, 2001, among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and Firstar Bank of Minnesota, N.A., as trustee (8)
  4.4   Third Supplemental Indenture dated as of March 19, 2002, among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and U.S. Bank, National Association, as trustee (9)
  4.5   Form of 9 1/2% Note (included in Exhibit 4.1) (7)
  5.1   Opinion of Gibson, Dunn & Crutcher LLP (11)
  5.2   Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (11)
 10.1   Tax Sharing Agreement dated as of January 30, 1996 by and among Coast Resorts, Inc., Coast Hotels and Casinos, Inc., and Coast West, Inc. (3)
 10.2   Ground Lease dated as of October 1, 1995, between The Tiberti Company, a Nevada general partnership, and Coast Hotels and Casinos, Inc. (as successor of Gold Coast Hotel and Casino, a
        Nevada limited partnership) (2)
 10.3   Lease Agreement dated May 1, 1992, by and between Empey Enterprises, a Nevada general partnership, as lessor, and the Barbary Coast Hotel & Casino, a Nevada general partnership, as lessee
        (1)
 10.4   Ground Lease Agreement dated October 28, 1994 by and among 21 Stars, Ltd., a Nevada limited liability company, as landlord, Barbary Coast Hotel & Casino, a Nevada general partnership, as tenant, Wanda Peccole, as successor trustee of the Peccole 1982 Trust dated February 15, 1982
        ("Trust"), and The William Peter and Wanda Ruth Peccole Family Limited Partnership, a Nevada
        limited partnership ("Partnership"), and, together with Trust, as owner, as amended (1)

Exhibit
Number                                         Description of Exhibit
------                                         ----------------------
 10.5   Form of Subordination Agreement between Coast Hotels and Casinos, Inc. and certain former Gold
        Coast partners holding Subordinated Notes (3)
 10.6   Lease dated as of November 1, 1982, by and between Nevada Power Company, a Nevada
        Corporation as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership (1)
 10.7   Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated February 13, 1991, by and between the Barbary Coast Hotel and Casino, a Nevada general partnership, First American Title
        Company of Nevada, and Exber, Inc., a Nevada corporation (1)
 10.8   Amended and Restated Loan Agreement dated as of September 16, 1999 among Coast Hotels and
        Casinos, Inc. as Borrower, the Lenders referred to therein, and Bank of America National Trust and
        Savings Association as Administrative Agent (6)
 10.9   Security Agreement dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of American National Trust and Savings Association as Administrative Agent (7)
 10.10  Security Agreement dated as of March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America
        National Trust and Savings Association as Administrative Agent (7)
 10.11  Pledge Agreement dated as of September 1999 by Coast Resorts, Inc. in favor of Bank of America
        National Trust and Savings Association as Administrative Agent (7)
 10.12  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
        Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association
        as Administrative Agent (The Orleans Hotel and Casino) (7)
 10.13  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
        Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association
        as Administrative Agent (The Gold Coast Hotel and Casino) (7)
 10.14  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
        Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings Association
        as Administrative Agent (The Suncoast) (7)
 10.15  Guaranty dated March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as Administrative Agent (7)
 10.16  Trademark Security Interest Assignment dated as of March 18, 1999 by Coast Hotels and Casinos,
        Inc. and Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as
        Administrative Agent (7)
 10.17  Registration Rights Agreement dated as of March 19, 2002, among Coast Hotels and Casinos, Inc. as issuer, Coast Resorts, Inc., as guarantor, and Banc of America Securities, LLC, as Representative of
        the Placement Agents (9)
 10.18  Placement Agreement dated as of March 11, 2002, by and among Coast Hotels and Casinos, Inc.,
        Coast Resorts, Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (9)
 10.19  Amendment No. 1 to the Amended and Restated Loan Agreement dated as of December 1, 2001 (10)
 10.20  Amendment No. 2 to the Amended and Restated Loan Agreement dated as of March 8, 2002 (10)
 12     Computation of Ratio of Earnings to Fixed Charges
 23.1   Consent of Independent Accountants
 23.2   Consent of Gibson, Dunn & Crutcher (included in the opinion filed as Exhibit 5.1 hereto) (11)
 23.3   Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included in the opinion filed as Exhibit 5.2 hereto) (11)
 24     Powers of Attorney (included on signature pages of this Registration Statement on Form S-4)
 25     Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association (5)

                 Exhibit
                 Number         Description of Exhibit
                 ------         ----------------------
                  99.1   Form of Letter of Transmittal
                  99.2   Form of Notice of Guaranteed Delivery

--------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 2 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995 and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Registration Statement on Form S-4 filed May 2, 1996 and incorporated herein by reference

(5) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-79657) dated May 28, 1999 and incorporated herein by reference.

(6) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(7) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1999 and incorporated herein by reference.

(8) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-55170) dated February 7, 2001 and incorporated herein by reference.

(9) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Form 8-K (File no. 333-04356) dated March 21, 2002 and incorporated herein by reference.

(10) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Form 10-K for the period ended December 31, 2001 and incorporated herein by reference.

(11) To be filed by amendment.

(b) Financial Statement Schedules.

   The Financial Statement Schedules listed below follow:

Schedule Number Description of Schedule
--------------- -----------------------
      II        Valuation and Qualifying Accounts of Coast Hotels and Casinos, Inc.
      I         Condensed Financial Information of Coast Resorts, Inc. (Parent Company Only)
      II        Valuation and Qualifying Accounts of Coast Resorts, Inc.

   Schedules other than those listed above have been omitted because of the absence of conditions under which they are required or because the information required is set forth in the financial statements or the notes thereto.

                     REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULE

To the Directors of Coast Hotels and Casinos, Inc.

Our audits of the financial statements referred to in our opinion dated February 5, 2002, except for Note 6 as to which the date is March 19, 2002, appearing in this Registration Statement of Coast Hotels and Casinos, Inc. also included an audit of the financial statement schedule listed in Item 21(b) of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 5, 2002

                                                                    SCHEDULE II

                        COAST HOTELS AND CASINOS, INC.
              (A Wholly Owned Subsidiary of Coast Resorts, Inc.)
                       VALUATION AND QUALIFYING ACCOUNTS
             For the Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                 Additions  Additions
                                                      Balance at Charged to Charged to            Balance at
                                                      Beginning  Costs and    Other                 End of
                     Description                       of Year    Expenses   Accounts  Deductions    Year
                     -----------                      ---------- ---------- ---------- ---------- ----------
Allowance for doubtful accounts (casino receivables):
                                                         ====      ======      ===       ======      ====
Year ended December 31, 1999.........................    $594      $1,281      $--       $1,033      $842
                                                         ====      ======      ===       ======      ====
Year ended December 31, 2000.........................    $842      $  556      $--       $  685      $713
                                                         ====      ======      ===       ======      ====
Year ended December 31, 2001.........................    $713      $1,707      $--       $1,547      $873
                                                         ====      ======      ===       ======      ====

      REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENTS SCHEDULES

To the Directors and Stockholders of Coast Resorts, Inc. and Subsidiary

   Our audits of the consolidated financial statements referred to in our opinion dated February 5, 2002, except for Note 6 as to which the date is March 19, 2002, appearing in this Registration Statement of Coast Resorts, Inc. also included an audit of the financial statement schedules listed in Item 21(b) of this Registration Statement. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 5, 2002

                                                                     SCHEDULE I

                              COAST RESORTS, INC.

                CONDENSED FINANCIAL INFORMATION OF THE COMPANY

   The following condensed financial statements reflect the parent company (Coast Resorts, Inc.) only, accounting for its wholly owned subsidiary on the equity method of accounting. All footnote disclosures have been omitted since the information has been included in the Company's consolidated financial statements included elsewhere in this Registration Statement.

                              COAST RESORTS, INC.
                             (Parent Company Only)

                           CONDENSED BALANCE SHEETS
                          December 31, 2000 and 2001
                   (dollars in thousands, except share data)

                                                                                      2000      2001
                                                                                    --------  --------
ASSETS
Current Assets:
   Cash and cash equivalents....................................................... $     --  $      3
   Refundable income taxes.........................................................    5,875     1,603
   Other current assets............................................................       --        --
                                                                                    --------  --------
       Total Current Assets........................................................    5,875     1,606
Investment In Subsidiary...........................................................  124,107   160,585
                                                                                    --------  --------
                                                                                    $129,982  $162,191
                                                                                    ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Due to Coast Hotels............................................................. $  9,464  $  5,464
   Accrued liabilities.............................................................      217       210
                                                                                    --------  --------
       Total Current Liabilities...................................................    9,681     5,674
                                                                                    --------  --------

Commitments And Contingencies
Stockholders' Equity:
   Preferred stock, $.01 par value, 500,000 shares authorized, none issued and
     outstanding...................................................................       --        --
   Common stock, $.01 par value, 2,000,000 shares authorized, 1,463,178 (2000) and
     1,461,178 (2001) shares issued and outstanding................................       15        15
   Treasury stock..................................................................   (3,118)   (3,333)
   Additional paid-in capital......................................................   95,398    95,398
   Retained earnings...............................................................   28,006    64,437
                                                                                    --------  --------
       Total Stockholders' Equity..................................................  120,301   156,517
                                                                                    --------  --------
                                                                                    $129,982  $162,191
                                                                                    ========  ========

                                                                     SCHEDULE I

                              COAST RESORTS, INC.
                             (Parent Company Only)

                      CONDENSED STATEMENTS OF OPERATIONS
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                       1999        2000        2001
                                                    ----------  ----------  ----------
Equity interest in income (loss) from subsidiary... $   (5,761) $   26,950  $   36,478
General and administrative expenses................        (35)        (35)        (47)
                                                    ----------  ----------  ----------
Income (loss) before income taxes..................     (5,796)     26,915      36,431
Income tax provision (benefit).....................        (11)        137          --
                                                    ----------  ----------  ----------
NET INCOME (LOSS).................................. $   (5,785) $   26,778  $   36,431
                                                    ==========  ==========  ==========
Basic net income (loss) per share of common stock.. $    (3.91) $    18.20  $    24.91
                                                    ==========  ==========  ==========
Diluted net income (loss) per share of common stock $    (3.91) $    17.92  $    24.32
                                                    ==========  ==========  ==========
Basic weighted average common shares outstanding...  1,478,978   1,471,208   1,462,366
                                                    ==========  ==========  ==========
Diluted weighted average common shares outstanding.  1,478,978   1,494,066   1,497,781
                                                    ==========  ==========  ==========

                              COAST RESORTS, INC.
                             (Parent Company Only)

                      STATEMENTS OF STOCKHOLDERS' EQUITY
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                 Common Stock    Additional
                               -----------------  Paid-In   Retained Treasury
                                Shares    Amount  Capital   Earnings  Stock    Total
                               ---------  ------ ---------- -------- -------- --------
Balances at December 31, 1998. 1,494,353   $15    $95,398   $ 7,013  $    --  $102,426
   Repurchase of common stock.   (15,375)   --         --        --   (1,538)   (1,538)
   Net loss...................        --    --         --    (5,785)      --    (5,785)
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 1999. 1,478,978    15     95,398     1,228   (1,538)   95,103
   Repurchase of common stock.   (15,800)   --         --        --   (1,580)   (1,580)
   Net income.................        --    --         --    26,778       --    26,778
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 2000. 1,463,178    15     95,398    28,006   (3,118)  120,301
   Repurchase of common stock.    (2,000)   --         --        --     (215)     (215)
   Net income.................        --    --         --    36,431       --    36,431
                               ---------   ---    -------   -------  -------  --------
Balances at December 31, 2001. 1,461,178   $15    $95,398   $64,437  $(3,333) $156,517
                               =========   ===    =======   =======  =======  ========

                                                                     SCHEDULE I

                              COAST RESORTS, INC.
                             (Parent Company Only)

                      CONDENSED STATEMENTS OF CASH FLOWS
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                              1999      2000      2001
                                                                             -------  --------  --------
Cash flows from operating activities:
Net income (loss)........................................................... $(5,785) $ 26,778  $ 36,431
                                                                             -------  --------  --------
Adjustments to reconcile net income (loss) to net cash provided by (used in)
  operating activities:
Equity interest in net (income) loss from subsidiary........................   5,761   (26,950)  (36,478)
   Non-cash tax expense.....................................................      --       136        --
   Other current assets.....................................................    (660)   (5,215)    4,272
   Accrued liabilities......................................................     (30)      217        (7)
                                                                             -------  --------  --------
Total adjustments...........................................................   5,071   (31,812)  (32,213)
                                                                             -------  --------  --------
Net cash provided by (used in) operating activities.........................    (714)   (5,034)    4,218
                                                                             -------  --------  --------
Cash flows from financing activities:
Due to Coast Hotels.........................................................   2,262     6,601    (4,000)
Repurchase of common stock..................................................  (1,538)   (1,580)     (215)
                                                                             -------  --------  --------
Net cash (used in) provided by financing activities.........................     724     5,021    (4,215)
                                                                             -------  --------  --------
Net increase (decrease) in cash and cash equivalents........................      10       (13)        3
Cash and cash equivalents, at beginning of year.............................       3        13        --
                                                                             -------  --------  --------
Cash and cash equivalents, at end of year................................... $    13  $     --  $      3
                                                                             =======  ========  ========

                                                                    SCHEDULE II

                      COAST RESORTS, INC. AND SUBSIDIARY

                       VALUATION AND QUALIFYING ACCOUNTS
             For The Years Ended December 31, 1999, 2000 and 2001
                            (dollars in thousands)

                                                                 Additions  Additions
                                                      Balance at Charged to Charged to            Balance at
                                                      Beginning  Costs and    Other                 End of
                     Description                       of Year    Expenses   Accounts  Deductions    Year
                     -----------                      ---------- ---------- ---------- ---------- ----------
Allowance for doubtful accounts (casino receivables):
                                                         ====      ======      ===       ======      ====
Year ended December 31, 1999.........................    $594      $1,281      $--       $1,033      $842
                                                         ====      ======      ===       ======      ====
Year ended December 31, 2000.........................    $842      $  556      $--       $  685      $713
                                                         ====      ======      ===       ======      ====
Year ended December 31, 2001.........................    $713      $1,707      $--       $1,547      $873
                                                         ====      ======      ===       ======      ====

ITEM 22.  UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, Coast Hotels and Casinos, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on April 26, 2002.

                                               Coast Hotels and Casinos, Inc.

                                               By:    /s/  MICHAEL J. GAUGHAN
                                                   -----------------------------
                                                   Michael J. Gaughan
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harlan D. Braaten and Gage Parrish, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          Signature                       Title
          ---------                       -----

   /s/  MICHAEL J. GAUGHAN    Chairman of the Board, Chief  April 26, 2002
----------------------------- Executive Officer and
     Michael J. Gaughan       Director (Principal executive
                              officer)

      /s/  GAGE PARRISH       Chief Financial Officer and   April 26, 2002
----------------------------- Director (Principal financial
        Gage Parrish          and accounting officer)

   /s/  HARLAN D. BRAATEN     Director                      April 26, 2002
-----------------------------
      Harlan D. Braaten

      /s/  JERRY HERBST       Director                      April 26, 2002
-----------------------------
        Jerry Herbst

    /s/  J. TITO TIBERTI      Director                      April 26, 2002
-----------------------------
       J. Tito Tiberti

     /s/  FRANKLIN TOTI       Director                      April 26, 2002
-----------------------------
        Franklin Toti

   /s/  CHARLES SILVERMAN     Director                      April 26, 2002
-----------------------------
      Charles Silverman

  /s/  F. MICHAEL CORRIGAN    Director                      April 26, 2002
-----------------------------
     F. Michael Corrigan

    /s/  JOSEPH S. BLASCO     Director                      April 26, 2002
-----------------------------
      Joseph S. Blasco

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, Coast Resorts, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on April 26, 2002.

                                               Coast Resorts, Inc.

                                               By:    /s/  MICHAEL J. GAUGHAN
                                                   -----------------------------
                                                   Michael J. Gaughan
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harlan D. Braaten and Gage Parrish, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          Signature                       Title
          ---------                       -----

   /S/  MICHAEL J. GAUGHAN    Chairman of the Board, Chief  April 26, 2002
----------------------------- Executive Officer and
     Michael J. Gaughan       Director (Principal executive
                              officer)

      /S/  GAGE PARRISH       Chief Financial Officer and   April 26, 2002
----------------------------- Director (Principal financial
        Gage Parrish          and accounting officer)

   /s/  HARLAN D. BRAATEN     Director                      April 26, 2002
-----------------------------
      Harlan D. Braaten

      /s/  JERRY HERBST       Director                      April 26, 2002
-----------------------------
        Jerry Herbst

    /s/  J. TITO TIBERTI      Director                      April 26, 2002
-----------------------------
       J. Tito Tiberti

     /s/  FRANKLIN TOTI       Director                      April 26, 2002
-----------------------------
        Franklin Toti

   /s/  CHARLES SILVERMAN     Director                      April 26, 2002
-----------------------------
      Charles Silverman

  /s/  F. MICHAEL CORRIGAN    Director                      April 26, 2002
-----------------------------
     F. Michael Corrigan

    /s/  JOSEPH S. BLASCO     Director                      April 26, 2002
-----------------------------
      Joseph S. Blasco

                               INDEX TO EXHIBITS

Exhibit
Number                                        Description of Exhibit
------                                        ----------------------
  3.1   Amended Articles of Incorporation of Coast Hotels and Casinos, Inc. (4)
  3.2   First Amended Bylaws of Coast Hotels and Casinos, Inc. (4)
  3.3   Articles of Incorporation of Coast Resorts, Inc. (1)
  3.4   First Amended Bylaws of Coast Resorts, Inc. (1)
  4.1   Indenture dated as of March 23, 1999 among Coast Hotels and Casinos, Inc., as issuer of 9 1/2%
          Senior Subordinated Notes due 2009, Coast Resorts, Inc., as guarantor, and Firstar Bank of
          Minnesota, N.A., as trustee (5)
  4.2   First Supplemental Indenture dated as of November 20, 2000 among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and Firstar Bank of Minnesota, N.A., as trustee (8)
  4.3   Second Supplemental Indenture dated as of February 2, 2001, among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and Firstar Bank of Minnesota, N.A., as trustee (8)
  4.4   Third Supplemental Indenture dated as of March 19, 2002, among Coast Hotels and Casinos, Inc., as issuer, Coast Resorts, Inc., as guarantor, and U.S. Bank, National Association, as trustee (9)
  4.5   Form of 9 1/2% Note (included in Exhibit 4.1) (7)
  5.1   Opinion of Gibson, Dunn & Crutcher LLP (11)
  5.2   Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (11)
 10.1   Tax Sharing Agreement dated as of January 30, 1996 by and among Coast Resorts, Inc., Coast Hotels and Casinos, Inc., and Coast West, Inc. (3)
 10.2   Ground Lease dated as of October 1, 1995, between The Tiberti Company, a Nevada general partnership, and Coast Hotels and Casinos, Inc. (as successor of Gold Coast Hotel and Casino, a
          Nevada limited partnership) (2)
 10.3   Lease Agreement dated May 1, 1992, by and between Empey Enterprises, a Nevada general partnership, as lessor, and the Barbary Coast Hotel & Casino, a Nevada general partnership, as lessee (1)
 10.4   Ground Lease Agreement dated October 28, 1994 by and among 21 Stars, Ltd., a Nevada limited liability company, as landlord, Barbary Coast Hotel & Casino, a Nevada general partnership, as tenant, Wanda Peccole, as successor trustee of the Peccole 1982 Trust dated February 15, 1982
          ("Trust), and The William Peter and Wanda Ruth Peccole Family Limited Partnership, a Nevada
          limited partnership ("Partnership"), and, together with Trust, as owner, as amended (1)
 10.5   Form of Subordination Agreement between Coast Hotels and Casinos, Inc. and certain former Gold
          Coast partners holding Subordinated Notes (3)
 10.6   Lease dated as of November 1, 1982, by and between Nevada Power Company, a Nevada
          Corporation as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership (1)
 10.7   Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated February 13, 1991, by and between the Barbary Coast Hotel and Casino, a Nevada general partnership, First American
          Title Company of Nevada, and Exber, Inc., a Nevada corporation (1)
 10.8   Amended and Restated Loan Agreement dated as of September 16, 1999 among Coast Hotels and
          Casinos, Inc. as Borrower, the Lenders referred to therein, and Bank of America National Trust and Savings Association as Administrative Agent (6)
 10.9   Security Agreement dated as of March 18, 1999 by Coast Hotels and Casinos, Inc. in favor of Bank of American National Trust and Savings Association as Administrative Agent (7)

Exhibit
Number                                        Description of Exhibit
------                                        ----------------------
 10.10  Security Agreement dated as of March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America
          National Trust and Savings Association as Administrative Agent (7)
 10.11  Pledge Agreement dated as of September 1999 by Coast Resorts, Inc. in favor of Bank of America
          National Trust and Savings Association as Administrative Agent (7)
 10.12  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
          Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings
          Association as Administrative Agent (The Orleans Hotel and Casino) (7)
 10.13  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
          Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings
          Association as Administrative Agent (The Gold Coast Hotel and Casino) (7)
 10.14  Leasehold Deed of Trust, Assignment of Rents and Fixture Filing dated as of March 18, 1999 by
          Coast Hotels and Casinos, Inc. in favor of Bank of America National Trust and Savings
          Association as Administrative Agent (The Suncoast) (7)
 10.15  Guaranty dated March 18, 1999 by Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association as Administrative Agent (7)
 10.16  Trademark Security Interest Assignment dated as of March 18, 1999 by Coast Hotels and Casinos,
          Inc. and Coast Resorts, Inc. in favor of Bank of America National Trust and Savings Association
          as Administrative Agent (7)
 10.17  Registration Rights Agreement dated as of March 19, 2002, among Coast Hotels and Casinos, Inc. as issuer, Coast Resorts, Inc., as guarantor, and Banc of America Securities, LLC, as Representative
          of the Placement Agents (9)
 10.18  Placement Agreement dated as of March 11, 2002, by and among Coast Hotels and Casinos, Inc.,
          Coast Resorts, Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (9)
 10.19  Amendment No. 1 to the Amended and Restated Loan Agreement dated as of December 1, 2001 (10)
 10.20  Amendment No. 2 to the Amended and Restated Loan Agreement dated as of March 8, 2002 (10)
  12    Computation of Ratio of Earnings to Fixed Charges
 23.1   Consent of Independent Accountants
 23.2   Consent of Gibson, Dunn & Crutcher (included in the opinion filed as Exhibit 5.1 hereto) (11)
 23.3   Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included in the opinion filed as Exhibit 5.2 hereto) (11)
  24    Powers of Attorney (included on signature pages of this Registration Statement on Form S-4)
  25    Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association (5)
 99.1   Form of Letter of Transmittal
 99.2   Form of Notice of Guaranteed Delivery

--------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Amendment No. 2 to General Form for Registration of Securities on Form 10 and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1995 and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Registration Statement on Form S-4 filed May 2, 1996 and incorporated herein by reference

(5) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-79657) dated May 28, 1999 and incorporated herein by reference.

(6) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Resorts, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(7) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Annual Report on Form 10-K for the period ended December 31, 1999 and incorporated herein by reference.

(8) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Registration Statement on Form S-4 (File no. 333-55170) dated February 7, 2001 and incorporated herein by reference.

(9) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Form 8-K (File no. 333-04356) dated March 21, 2002 and incorporated herein by reference.

(10) Previously filed with the Securities and Exchange Commission as an exhibit to Coast Hotels and Casinos, Inc.'s Form 10-K for the period ended December 31, 2001 and incorporated herein by reference.

(11) To be filed by amendment.